Execution Copy

Published Deal CUSIP Number: 29210DAN6 Published Revolver Facility CUSIP Number: 29210DAP1 Published Term Loan CUSIP Number: 29210DAQ9 SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of March 8, 2024,

among

EMPIRE STATE REALTY OP, L.P.,
as Borrower,

EMPIRE STATE REALTY TRUST, INC.,

BANK OF AMERICA, N.A.,
as Administrative Agent,

and

The Lenders and L/C Issuers Party Hereto,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
and JPMORGAN CHASE BANK, N.A.,
as Co-Syndication Agents,

BofA SECURITIES, INC.
and
WELLS FARGO SECURITIES, LLC,
as Joint Bookrunners,

BofA SECURITIES, INC., WELLS FARGO SECURITIES, LLC,
JPMORGAN CHASE BANK, N.A. and U.S. BANK NATIONAL ASSOCIATION,
as Joint Lead Arrangers,

U.S. BANK NATIONAL ASSOCIATION,
as Documentation Agent,

BANK OF MONTREAL and GOLDMAN SACHS BANK USA,
as Senior Managing Agents,

BOFA SECURITIES, INC.,
as Sustainability Structuring Agent

TABLE OF CONTENTS

Section    Page

SCHEDULES
1    Unencumbered Eligible Properties on the Restatement Effective Date
2.01    Commitments and Applicable Percentages; Term Hedged Portion
5.12(c)    Pension Plans
5.12(d)    Multiemployer Plans
5.13    Subsidiaries; Taxpayer Identification Numbers
10.02    Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS
Form of
A    Committed Loan Notice
B-1        Competitive Bid Request
B-2    Competitive Bid
C    [Reserved]
D-1    Revolving Note
D-2    Term Note
E    Compliance Certificate
F-1    Assignment and Assumption
F-2    Administrative Questionnaire
G    Second Amended and Restated Continuing Guaranty
H    Solvency Certificate
I    Notice of Loan Prepayment
J    U.S. Tax Compliance Certificate
K    Sustainability Metric Annual Certificate

i

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of March 8, 2024, among EMPIRE STATE REALTY TRUST, INC., a Maryland corporation (the “Parent”) and EMPIRE STATE REALTY OP, L.P., a Delaware limited partnership (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A. (“Bank of America”), as Administrative Agent and BANK OF AMERICA N.A., WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo Bank”) and JPMORGAN CHASE BANK, N.A. (“JPMorgan Chase”) as L/C Issuers.
WHEREAS, the Borrower, Parent, Bank of America, as administrative agent, and certain other parties are party to that certain Amended and Restated Credit Agreement, dated as of August 29, 2017, (as amended, supplemented or otherwise modified prior to the Restatement Effective Date, the “Existing Credit Agreement”); and
WHEREAS, the Borrower has requested that the Lenders provide revolving credit and term loan facilities pursuant to the terms of this Agreement, which amends and restates the Existing Credit Agreement in its entirety, but not as a novation, and the Lenders are willing to do so on the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.DEFINITIONS AND ACCOUNTING TERMS
1.01Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Absolute Rate” means a fixed rate of interest expressed in multiples of 1/100th of one basis point.
“Absolute Rate Loan” means a Competitive Loan that bears interest at a rate determined with reference to an Absolute Rate.
“Adjusted EBITDA” means, as of any date of determination, an amount equal to (i) EBITDA for the Consolidated Group (excluding Observatory EBITDA) for the then most recently ended fiscal quarter of Parent multiplied by four, plus Observatory EBITDA for the then most recently ended period of four fiscal quarters of Parent, minus (ii) tenancy in common interests that are owned by a third party for any Properties that are multifamily properties and the aggregate Annual Capital Expenditure Adjustment for all Properties.
“Adjusted Unencumbered NOI” means, for any period for any Unencumbered Eligible Property, (i) Unencumbered NOI for such Unencumbered Eligible Property for such period, minus (ii) the Annual Capital Expenditure Adjustment for such Unencumbered Eligible Property.
“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit F-2 or any other form approved by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Revolving Commitments” means the Revolving Credit Commitments of all Revolving Lenders, which as of the Restatement Effective Date aggregate to $620,000,000, and which may be increased pursuant to Section 2.16 or decreased pursuant to Section 2.07.
“Agreement” has the meaning specified in the introductory paragraph hereto.
“Annual Capital Expenditure Adjustment” for any Property, shall be an amount equal to, without duplication, (a) the product of (i) $0.25 (in the case of office properties and the Empire State Observatory) or $0.15 (in the case of retail properties) multiplied by (ii) the aggregate net rentable area (determined on a square feet basis) of such Property or (b) the product of (i) $200 (in the case of multifamily properties) multiplied by (ii) the aggregate number of units in such Property.
“Anti-Corruption Laws” means the FCPA, the UK Bribery Act 2010 and similar, applicable anti-corruption legislation in other jurisdictions.
“Applicable Percentage” means (a) with respect to Revolving Credit Loans and L/C Obligations, for each Revolving Lender at any time, subject to adjustment as provided in Section 2.18, (i) a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of such Revolving Lender’s Revolving Credit Commitment and the denominator of which is the amount of the Aggregate Revolving Commitments at such time; provided that, if the Revolving Commitment of each Revolving Lender has been terminated in full or if the Aggregate Revolving Commitments have expired, then the Applicable Percentage of each Revolving Lender shall be determined based on the Applicable Percentage of such Revolving Lender in effect immediately prior to such termination or expiration, giving effect to any subsequent assignments made in accordance with the terms of this Agreement; (b) with respect to the Term Loan, for each Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Outstanding Amount of the Term Loan represented by the aggregate Outstanding Amount of such Term Lender’s Term Loan at such time. The Applicable Percentages of each Lender on the Restatement Effective Date are set forth opposite the name of such Lender on Schedule 2.01 and, thereafter, the initial Applicable Percentages of each Lender are set forth in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means (a) at any time prior to the Investment Grade Pricing Effective Date, the Leverage-Based Applicable Rate in effect at such time and (b) at any time on and after the Investment Grade Pricing Effective Date, the Ratings-Based Applicable Rate in effect at such time.
“Applicable Revolving Credit Percentage” means with respect to any Revolving Lender at any time, such Revolving Lender’s Applicable Percentage in respect of Revolving Credit Loans at such time.

“Appropriate Lender” means, at any time, (a) with respect to the Revolving Credit Facility, a Revolving Lender, (b) with respect to the Term Facility, a Term Lender and (c) with respect to the Letter of Credit Sublimit, (i) the L/C Issuers and (ii) if any Letters of Credit have been issued pursuant to Section 2.04(a), the Lenders.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means, collectively, BofA Securities, Inc., Wells Fargo Securities, LLC, JPMorgan Chase Bank and U.S. Bank National Association, in their capacities as joint lead arrangers.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Audited Financial Statements” means, collectively, the audited consolidated balance sheet of the Parent for the period beginning on January 1, 2023 to and including December 31, 2023, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such period, including the notes thereto.
“Availability Period” means the period from and including the Restatement Effective Date to the earliest of (a) the Business Day preceding the Revolving Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.07, and (c) the date of termination of the commitment of each Revolving Lender to make Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” has the meaning specified in the introductory paragraph hereto.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” (c) Term SOFR (as defined in clause (b) of the definition thereof) plus 1.00% and (d) 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greatest of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Base Rate Revolving Loan” means a Revolving Credit Loan that is a Base Rate Loan.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Bookrunners” means BofA Securities, Inc. and Wells Fargo Securities, LLC, each in its capacity as a bookrunner.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a Revolving Credit Borrowing, a Competitive Borrowing or a Term Borrowing, as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.
“Capitalization Rate” means (a) in the case of (i) any office property located in the New York City central business district and (ii) the Empire State Observatory, six and three-quarter percent (6.75%), (b) in the case of any office property (other than a New York City central business district office property or the Empire State Observatory), seven and one-half percent (7.50%), (c) in the case of any retail property, seven and one-quarter percent (7.25%) and (d) in the case of any multifamily property, five and three-quarters percent (5.75%).
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent or the L/C Issuers (as applicable) and the Revolving Lenders, as collateral for L/C Obligations or obligations of Revolving Lenders to fund participations in respect thereof (as the context may require), cash or deposit account balances or, if the L/C Issuers benefitting from such collateral shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the L/C Issuers. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means any of the following types of Investments:
(a)    readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;
(b)    time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than one year from the date of acquisition thereof;
(c)    commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-2” (or the then equivalent grade) by Moody’s or at least “A-2” (or the then equivalent grade) by S&P, in each case with maturities of not more than 270 days from the date of acquisition thereof;
(d)    reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; and
(e)    investments, classified in accordance with GAAP as current assets of the Parent or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have at least the second highest rating obtainable from either Moody’s or S&P, and the portfolios of which are investments of the character, quality and maturity described in clauses (a), (b), (c) and (d) of this definition.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.
“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.
“Certificate Inaccuracy Payment Date” has the meaning specified in Section 1.08(d).
“Change in Law” means the occurrence, after the Restatement Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to

Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than 35% of the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);
(b)    during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or
(c)    (i) the Parent shall cease to be the sole general partner of the Borrower or shall cease to own, directly, 100% of the general partnership interests of the Borrower, free and clear of all Liens (other than Permitted Equity Encumbrances) or (ii) any holder of a limited partnership interest in the Borrower is provided with or obtains voting rights with respect to such limited partnership interest that are more expansive in any material respect than the voting rights afforded to limited partners of the Borrower under the Organization Documents of the Borrower in effect on the Restatement Effective Date.
“Class” when used with respect to a Loan or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Competitive Loans or Term Loans.
“CME” means CME Group Benchmark Administration Limited.
“Code” means the Internal Revenue Code of 1986.
“Commitment” means a Revolving Credit Commitment or a Term Commitment, as applicable.
“Committed Loan Notice” means a notice of (a) a Revolving Credit Borrowing, (b) a Term Borrowing, (c) a conversion of Revolving Credit Loans or Term Loans from one Type to another, or (d) a continuation of Term SOFR Committed Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Communication” means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Competitive Bid” means a written offer by a Revolving Lender to make one or more Competitive Loans substantially in the form of Exhibit B-2, duly completed and signed by such Revolving Lender.
“Competitive Bid Request” means a written request for one or more Competitive Loans substantially in the form of Exhibit B-1.
“Competitive Borrowing” means a borrowing consisting of simultaneous Competitive Loans of the same Type from each of the Revolving Lenders whose offer to make one or more Competitive Loans as part of such borrowing has been accepted under the auction bidding procedures described in Section 2.03.
“Competitive Loan” has the meaning specified in Section 2.03.
“Competitive Loan Lender” means, in respect of any Competitive Loan, the Revolving Lender making such Competitive Loan to the Borrower.
“Competitive Loan Sublimit” means, at any time, 50% of the Aggregate Revolving Commitments at such time. The Competitive Loan Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Compliance Certificate” means a certificate substantially in the form of Exhibit E.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, Term SOFR, Daily Simple SOFR, or any proposed Successor Rate, as applicable, any conforming changes to the definitions of “Base Rate”, “Daily Simple SOFR”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Group” means, collectively, the Loan Parties and their Consolidated Subsidiaries.
“Consolidated Group Pro Rata Share” means, with respect to any Unconsolidated Affiliate, the percentage interests held by Consolidated Parties, in the aggregate, in such Unconsolidated Affiliate determined by calculating the percentage of Equity Interests of such Unconsolidated Affiliate owned by Consolidated Parties.

“Consolidated Party” means a member of the Consolidated Group.
“Consolidated Subsidiaries” means, as to any Person, all Subsidiaries of such Person that are consolidated with such Person for financial reporting purposes under GAAP.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Joint Venture” means a Subsidiary of the Borrower (the “Specified Subsidiary”) that (a) is organized under the laws of the United States or a state thereof or the District of Columbia (and each Subsidiary of the Borrower that directly or indirectly owns any Equity Interests in the Specified Subsidiary is also organized under the laws of the United States or a state thereof or the District of Columbia), (ii) owns or ground leases a Property (either directly or through a Controlled Joint Venture Subsidiary), (iii) is not a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness, (iv) is not a Wholly Owned Subsidiary of the Borrower and (v) is controlled by the Borrower or a Guarantor (or, following the Investment Grade Release, the Borrower or a Wholly Owned Subsidiary of the Borrower that is not a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness). For purposes of this definition, a Subsidiary of the Borrower is “controlled” by a Person if such Person has the right to exercise exclusive control over any disposition, refinancing and operating activity of any Unencumbered Eligible Property owned or ground leased by such Subsidiary (including the making of Restricted Payments on a ratable basis to the owners thereof), without the consent of any other Person (other than (i) the Borrower or (ii) any Subsidiary of the Borrower, as long as such Subsidiary does not need the consent of any minority equity holder thereof to consent to any such disposition, refinancing or operating activity (including the making of Restricted Payments on a ratable basis to the owners thereof).
“Controlled Joint Venture Subsidiary” means, as to any Controlled Joint Venture, a direct Wholly Owned Subsidiary of such Controlled Joint Venture (the “Specified CJV Subsidiary”) that (i) is organized under the laws of the United States or a state thereof or the District of Columbia (and each Subsidiary of such Controlled Joint Venture that directly or indirectly owns any Equity Interests in the Specified CJV Subsidiary that is also organized under the laws of the United States or a state thereof or the District of Columbia) and (ii) is not a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness.
“Covered Entity” has the meaning specified in Section 10.25(b).
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Daily Simple SOFR” means the rate per annum equal to SOFR determined for any day pursuant to the definition thereof plus the SOFR Adjustment. Any change in Daily Simple SOFR shall be effective from and including the date of such change without further notice. If the rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of the Loan Documents.
“Daily SOFR Loan” means a Loan that bears interest at a rate based on Daily Simple SOFR.

“Debt Rating” means, as of any date of determination, the rating assigned by a Rating Agency to the Parent’s and/or Borrower’s non-credit enhanced, senior unsecured long term debt as in effect on such date.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate, plus (ii) the Applicable Rate for Base Rate Loans (assuming that the highest Pricing Level applied in the then applicable Pricing Grid), plus (iii) 2% per annum; provided, however, that with respect to a Term SOFR Loan or a Daily SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan (assuming, with respect to Term SOFR Committed Loans and Daily SOFR Loans that the highest Pricing Level applied in the then applicable Pricing Grid) plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate (assuming that the highest Pricing Level applied in the then applicable Pricing Grid) plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuers and each other Lender promptly following such determination.
“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory itself is the subject of any Sanction.
“Direct Owner” means each Subsidiary of the Borrower that directly owns, or is the ground lessee of, an interest in any Property.
“Disposed Property” means, as of any date of determination, any Property that was, directly or indirectly, sold or otherwise disposed of to a Person (other than another member of the Consolidated Group) during the then most recently ended period of four consecutive fiscal quarters of the Parent.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dividing Person” has the meaning specified in the definition of “Division”.
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
“Dollar” and “$” mean lawful money of the United States.
“EBITDA” means, with respect to the Consolidated Group for any period, the sum of (a) Net Income for such period, in each case, excluding (without duplication), (i) any nonrecurring or extraordinary gains and losses for such period, (ii) any income or gain and any loss in each case resulting from the early extinguishment of indebtedness during such period and (iii) any net income or gain or any loss resulting from a Swap Contract (including by virtue of a termination thereof) during such period, plus (b) an amount which, in the determination of Net Income for such period pursuant to clause (a) above, has been deducted for or in connection with: (i) Interest Expense (plus, amortization of deferred financing costs, to the extent included in the determination of Interest Expense in accordance with GAAP), (ii) income taxes, (iii) depreciation and amortization, (iv) all other non-cash charges and (v) adjustments as a result of the straight lining of rents, all as determined in accordance with GAAP for such period, plus (c) the Consolidated Group Pro Rata Share of the foregoing items attributable to the Consolidated Group’s interests in Unconsolidated Affiliates.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)); provided that in no event shall any natural person (or any holding company, investment vehicle or trust for, or owned or operating for the primary benefit of, a natural person) or any Defaulting Lender be an Eligible Assignee.
“Eligible Ground Lease” means a ground lease with respect to a Property that has been executed by the Borrower, a Subsidiary Guarantor (or following the Investment Grade Release, a Wholly Owned Subsidiary of the Borrower is not a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness), a Controlled Joint Venture or a Controlled Joint Venture Subsidiary as ground lessee and that at all times satisfies each of the following conditions: (a) such ground lease is in full force and effect, (b) such ground lease has a remaining lease term of at least 30 years at the time such Property becomes an Unencumbered Eligible Property (but in no event shall such ground lease have a remaining term of less than 25 years at any time during which such Property is included as an Unencumbered Eligible Property) (including extension and renewal options, but only to the extent such extension and renewal options are controlled exclusively by the Unencumbered Property Subsidiary that is the ground lessee thereunder), (c) such ground lease permits the Unencumbered Property Subsidiary that is the ground lessee thereunder to grant a Lien on all of its right, title and interest therein in favor of the Administrative Agent, to secure the Obligations, without the consent of any Person (other than any consent that has been obtained), (d) no Person party to such ground lease is in default of any of its obligations under such ground lease, (e) such ground lease is not encumbered by any Lien (other than Liens encumbering the ground lessor’s interest in such ground lease) and (f) such ground lease is otherwise acceptable for nonrecourse leasehold mortgage financing under customary prudent lending requirements as reasonably and mutually determined by both the Borrower and the Administrative Agent.
“Empire State Building” means the Empire State Building located at 338-350 Fifth Avenue, New York, New York.
“Empire State Observatory” means the Property consisting of the observatory at the Empire State Building.
“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Material into the environment, including those related to air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan or Multiemployer Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent; (d) the filing of a notice of intent to terminate a Single Employer Plan under section 4041 of ERISA or the treatment of a Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Single Employer Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Single Employer Pension Plan; (g) the determination that any Single Employer Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
“ESG Amendment” has the meaning specified in Section 1.08(f).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired such interest in the Loan or Commitment or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing Credit Agreement” has the meaning specified in the first WHEREAS clause of this Agreement.
“Facilities” means, collectively, the Revolving Credit Facility, the Term Facility and each Incremental Term Loan Facility, and “Facility” means any of them individually.
“Facility Fee” has the meaning set forth in Section 2.10(a).
“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) all Revolving Credit Commitments have terminated, (b) all Obligations have been paid in full (other than contingent indemnification or reimbursement obligations for which no claim has been made), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the applicable L/C Issuers shall have been made).
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any published intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of such Sections of the Code.
“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the

Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of the Loan Documents.
“Fee Letters” means, collectively, all agreements entered into by the Borrower (on the one hand) and one or more of the Arrangers (on the other hand) with respect to fees payable to such Arranger and/or the Lenders in connection with the Facilities.
“Final Revolving Credit Maturity Date” means March 8, 2029.
“Final Term Loan Maturity Date” means March 8, 2029.
“First Extended Revolving Maturity Date” has the meaning specified in Section 2.15(a).
“First Extended Term Loan Maturity Date” has the meaning specified in Section 2.20(a).
“Fitch” means Fitch, Inc. and any successor thereto.
“Fixed Charge Coverage Ratio” means the ratio as of the last day of any fiscal quarter of the Parent of (i) Adjusted EBITDA as of the last day of such fiscal quarter to (ii) Fixed Charges for such fiscal quarter.
“Fixed Charges” means, for any fiscal quarter of the Parent, an amount equal to the product of (a) the sum, without duplication, of (i) Interest Expense for such fiscal quarter, (ii) scheduled payments of principal on Total Indebtedness made or required be made during such fiscal quarter (excluding any balloon payments payable on maturity of any such Total Indebtedness), (iii) the amount of dividends or distributions paid or required to be paid by any member of the Consolidated Group during such fiscal quarter in respect of its preferred Equity Interests and (iv) the Consolidated Group Pro Rata Share of the foregoing items attributable to the Consolidated Group’s interests in Unconsolidated Affiliates, multiplied by (b) four.
“Foreign Lender” means a Lender that is not a U.S. Person..
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, an amount equal to such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations, less the amount of such L/C Obligations as to which such Defaulting Lender has funded its participation obligation or as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority,

instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means, collectively, (i) each Subsidiary Guarantor and (ii) at any time that the Parent has Guaranteed the Obligations in accordance with Section 6.12(e), the Parent.
“Guaranty Agreement” means the Second Amended and Restated Continuing Guaranty made by the Guarantors, substantially in the form of Exhibit G.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Increase Effective Date” has the meaning specified in Section 2.16(b).
“Incremental Facilities” has the meaning set forth in Section 2.16(a).
“Incremental Revolving Increase” has the meaning set forth in Section 2.16(a).
“Incremental Term Increase” has the meaning set forth in Section 2.16(a).
“Incremental Term Loan Facility” has the meaning set forth in Section 2.16(a).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(i)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(ii)all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements);
(iii)net obligations of such Person under any Swap Contract;
(iv)all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);
(v)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(vi)capital leases and Synthetic Debt;
(vii)all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person (other than the payment solely in Equity Interests of such Person), valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(viii)all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof: (a) the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person, (b) the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date and (c) the amount of any capitalized lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the preceding clause (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.04(b).
“Indirect Owner” means each Subsidiary of the Borrower that directly or indirectly owns an ownership interest in any Direct Owner.
“Information” has the meaning specified in Section 10.07.
“Initial Revolving Maturity Date” has the meaning set forth in the definition of “Revolving Maturity Date.”

“Initial Term Loan Maturity Date” has the meaning set forth in the definition of “Term Loan Maturity Date.”
“Interest Expense” means, for any period, without duplication, total interest expense of the Consolidated Group for such period determined in accordance with GAAP (including interest expense attributable to the Consolidated Group’s ownership interests in Unconsolidated Affiliates and, for the avoidance of doubt, capitalized interest).
“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan or a Daily SOFR Loan, the last day of each Interest Period applicable to such Loan and the applicable Maturity Date; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Daily SOFR Loan, the first Business Day of each month and the applicable Maturity Date and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the applicable Maturity Date.
“Interest Period” means (a) as to each Term SOFR Loan other than a Term SOFR Margin Bid Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter, as selected by the Borrower in a Committed Loan Notice (in each case, subject to availability), (b) as to each Term SOFR Margin Bid Loan, the period commencing on the date such Term SOFR Margin Bid Loan is disbursed and ending on the date one month, three months or six months thereafter, as selected by the Borrower in a Competitive Bid Request, and (c) as to each Absolute Rate Loan, a period of not less than 14 days and not more than 180 days as selected by the Borrower in a Competitive Bid Request; provided that:
(i)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)any Interest Period of one month or an integral multiple thereof that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)no Interest Period shall extend beyond the Term Loan Maturity Date or the Revolving Maturity Date, as applicable.
“Investment” means, as to any Person, any direct or indirect (a) investment by such Person, consisting of (i) the purchase or other acquisition of Equity Interests or other securities of another Person or (ii) a loan, advance, other extension of credit or capital contribution to, or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, (b) purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person or (c) purchase, acquisition or other investment in any real property or real property-related assets (including (x) mortgage loans and other real estate-related debt investments and notes receivable, (y) investments in unimproved land holdings and Properties and (z) costs to construct real property assets under development). For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade Pricing Effective Date” means the first Business Day following the date on which (i) the Parent and/or the Borrower has obtained an Investment Grade Rating and (ii) the Parent has delivered to the Administrative Agent a certificate executed by a Responsible Officer of the Parent (x) certifying that the Investment Grade Rating has been obtained and is in effect (which certification shall also set forth the Debt Ratings received from each Ratings Agency as of such date) and (y) notifying the Administrative Agent that the Borrower has irrevocably elected to have the Ratings-Based Applicable Rate apply to the pricing of the Facilities.
“Investment Grade Rating” means receipt of two of any of the following three Debt Ratings: (i) BBB- or higher from S&P, (ii) BBB- or higher from Fitch and (iii) Baa3 or higher from Moody’s.
“Investment Grade Release” has the meaning specified in Section 10.19(a).
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Borrower (or any Subsidiary of the Borrower) or in favor of such L/C Issuer and relating to such Letter of Credit.
“Joint Venture Partner” means the Borrower or any Wholly Owned Subsidiary of the Borrower that owns a direct Equity Interest in any Controlled Joint Venture that, or that has a Controlled Joint Venture Subsidiary that, owns or ground leases, directly or indirectly, an Unencumbered Eligible Property.
“JPMorgan Chase” has the meaning specified in the introductory paragraph hereto.
“KPI” has the meaning specified in Section 1.08(f).
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.
“L/C Commitment” means, with respect to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit hereunder. The amount of each L/C Issuer’s L/C Commitment as of the Restatement Effective Date is set forth on Schedule 2.01, or if an L/C Issuer has entered into an Assignment and Assumption or has otherwise assumed an L/C Commitment after the

Restatement Effective Date, the amount set forth for such L/C Issuer as its L/C Commitment in the Register maintained by the Administrative Agent. The L/C Commitment of an L/C Issuer may be modified from time to time by agreement between such L/C Issuer and the Borrower, and notified to the Administrative Agent.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuers” means, collectively, (i) Bank of America, (ii) Wells Fargo Bank and (iii) JPMorgan Chase, in each case in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the L/C Issuers and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
“Lender” has the meaning specified in the introductory paragraph hereto. The term “Lender” may also be used to refer to a Revolving Lender or a Term Lender, as the context requires.
“Lender Party” means collectively, the Lenders and the L/C Issuers.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
“Letter of Credit Expiration Date” means the day that is five days prior to the Revolving Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.04(h).
“Letter of Credit Sublimit” means an amount equal to $50,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Leverage-Based Applicable Rate” means
(a)    in respect of the Revolving Credit Facility, the applicable percentage per annum set forth below determined by reference to the ratio of Total Indebtedness to Total Asset Value as set forth in the most recent Compliance Certificate received by the Administrative Agent and the Lenders pursuant to Section 6.02(a):

Pricing Level	Ratio of Total Indebtedness to Total Asset Value	Revolving Credit Facility Fee Rate	Term SOFR Loans and Daily SOFR Loans Applicable Rate	Base Rate Loans Applicable Rate
I	≤ 35%	0.200%	1.300%	0.300%
II	> 35% and ≤ 40%	0.200%	1.400%	0.400%
III	> 40% and ≤ 45%	0.200%	1.450%	0.450%
IV	> 45% and ≤ 50%	0.250%	1.500%	0.500%
V	> 50% and ≤ 55%	0.300%	1.600%	0.600%
VI	> 55%	0.350%	1.700%	0.700%
(b)    in respect of the Term Facility, the applicable percentage per annum set forth below determined by reference to the ratio of Total Indebtedness to Total Asset Value as set forth in the most recent Compliance Certificate received by the Administrative Agent and the Lenders pursuant to Section 6.02(a):

Pricing Level	Ratio of Total Indebtedness to Total Asset Value	Term SOFR Loans and Daily SOFR Loans Applicable Rate	Base Rate Loans Applicable Rate
I	≤ 35%	1.500%	0.500%
II	> 35% and ≤ 40%	1.600%	0.600%
III	> 40% and ≤ 45%	1.650%	0.650%
IV	> 45% and ≤ 50%	1.750%	0.750%
V	> 50% and ≤ 55%	1.900%	0.900%
VI	> 55%	2.050%	1.050%
Notwithstanding anything to the contrary contained in this definition, it is hereby understood and agreed that each of the Leverage-Based Applicable Rates set forth above (for both the Revolving Credit Facility (including, for the avoidance of doubt, for purposes of calculating the Facility Fee and Letter of Credit Fees) and the Term Facility) shall be adjusted from time to time based on the Sustainability Margin Adjustment Amount (to be calculated and applied as set forth in Section 1.08); provided, further that in no event shall any Leverage-Based Applicable Rate be less than zero.
Any increase or decrease in the Leverage-Based Applicable Rate resulting from a change in the ratio of Total Indebtedness to Total Asset Value shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level VI shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, (i) from the Restatement Effective Date to the date on which the Administrative Agent and the Lenders receive a Compliance Certificate pursuant to Section 6.02(a) for the fiscal quarter of the Parent ending March 31, 2024, the Pricing Level shall be determined based on the ratio of Total Indebtedness to Total Asset Value as set forth in the pro forma Compliance Certificate delivered on the Restatement Effective Date, (ii) if the Borrower delivers a Sustainability Metric Annual Certificate for the 2022 Reference Year dated as of the Restatement Effective Date, then commencing on the Restatement Effective Date each Leverage-Based Applicable Rate set forth above (for both the Revolving Credit Facility and the Term Facility) shall be adjusted based on the Sustainability Margin Adjustment Amount (if any) set forth in such Sustainability Metric Annual Certificate and shall thereafter be adjusted in accordance with Section 1.08, and (iii) the determination of the Leverage-Based Applicable Rate for any period shall be subject to the provisions of Section 2.11(b).
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, Negative Pledge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan” means an extension of credit by a Lender to, or for the benefit of, the Borrower under Article II in the form of a Revolving Credit Loan, a Term Loan or a Competitive Loan.
“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty Agreement, (e) the Fee Letters, (f) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.17 and (g) each Issuer Document.
“Loan Parties” means, collectively, the Parent, the Borrower and the Subsidiary Guarantors.
“Loan Party Pro Rata Share” means, with respect to any Controlled Joint Venture, the percentage interest held by the Borrower and the Guarantors, in the aggregate, in such Controlled Joint Venture determined by calculating the percentage of the Equity Interests of such Controlled Joint Venture owned by the Borrower and/or one or more Guarantors.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent), or financial condition of the Parent and its Subsidiaries taken as a whole; (b) a material adverse effect on the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of the Loan Parties, taken as a whole, to perform their obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Maturity Date” means, as applicable, the Revolving Maturity Date then in effect or the Term Loan Maturity Date then in effect; provided, however, that, in each case, if such date is not a Business Day, the applicable Maturity Date shall be the next preceding Business Day.
“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 103% of the Fronting Exposure of the L/C Issuers with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.17(a)(i), (a)(ii) or (a)(iii), an amount equal to 103% of the

Outstanding Amount of all L/C Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the L/C Issuers in their sole discretion.
“Minimum Occupancy Condition” means, at any time and with respect to any Unencumbered Eligible Property (excluding for this purpose the Empire State Building), that the Occupancy Rate for such Property is not less than seventy five percent (75%).
“Minimum Property Condition” means, at any time, that there are at least four (4) Unencumbered Eligible Properties included in the calculation of Unencumbered Asset Value.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Negative Pledge” means a provision of any agreement (other than this Agreement) that restricts or prohibits the creation of any Lien on any assets of a Person. For the avoidance of doubt, a “no negative pledge” provision in an agreement that is not, taken as a whole, materially more restrictive than the provisions of Section 7.09 shall not constitute a “Negative Pledge” for purposes hereof.
“Net Cash Proceeds” means with respect to any issuance and sale by the Parent of any its Equity Interests, the excess of (i) the sum of the cash and Cash Equivalents received by the Parent in connection with such issuance and sale, less (ii) underwriting discounts and commissions, and other reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel), incurred by the Parent in connection with such issuance, other than any such amounts paid or payable to an Affiliate of the Parent.
“Net Income” means, for any period, the net income (or loss) of the Consolidated Group for such period; provided, however, that Net Income shall exclude (a) extraordinary gains and extraordinary losses for such period, (b) the net income of any Subsidiary of the Parent during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such period, except that the Parent’s equity in any net loss of any such Subsidiary for such period shall be included in determining Net Income, and (c) any income (or loss) for such period of any Person if such Person is not a Subsidiary of the Parent, except that the Parent’s equity in the net income of any such Person for such period shall be included in Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Parent or a Subsidiary thereof as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary of the Parent, such Subsidiary is not precluded from further distributing such amount to the Parent as described in clause (b) of this proviso).
“Net Operating Income” means, with respect to any Property for any period, an amount equal to (a) the aggregate gross revenues of the Consolidated Group derived from the operation of such Property during such period, minus (b) the sum of all expenses and other proper charges incurred in connection with the operation of such Property during such period (including accruals for real estate taxes and insurance and any management fees paid in cash, but excluding debt service charges, income taxes, depreciation, amortization and other non-cash expenses), which expenses and accruals shall be calculated in accordance with GAAP.
“New Lender Joinder Agreement” has the meaning specified in Section 2.16(a).
“Newly-Acquired Property” means, as of any date of determination, any Property acquired by any member of the Consolidated Group from any Person (other than a member of the Consolidated Group) during the then most recently ended four consecutive fiscal quarter period of the Parent.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders, all Lenders of a Facility or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders, the Required Term Lenders or the Required Revolving Lenders, as applicable.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Nonrecourse Indebtedness” means, with respect to a Person, (a) Indebtedness, or a Guarantee of Indebtedness, in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to nonrecourse liability) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness or Guarantee, (b) if such Person is a Single Asset Entity, any Indebtedness of such Person (other than Indebtedness described in the immediately following clause (c)), or (c) if such Person is a Single Asset Holding Company, any Indebtedness (“Holdco Indebtedness”) of such Single Asset Holding Company resulting from a Guarantee of, or Lien securing, Indebtedness of a Single Asset Entity that is a Subsidiary of such Single Asset Holding Company, so long as, in each case, either (i) recourse for payment of such Holdco Indebtedness (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to nonrecourse liability) is contractually limited to the Equity Interests held by such Single Asset Holding Company in such Single Asset Entity or (ii) such Single Asset Holding Company has no assets other than Equity Interests in such Single Asset Entity and cash and other assets of nominal value incidental to the ownership of such Single Asset Entity.
“Notes” means, collectively, the Revolving Notes and Term Notes and “Note” means any of them individually.
“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit I or such other form as may be reasonably approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“NPL” means the National Priorities List under CERCLA.
“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of the Loan Parties to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Loan Parties.
“Observatory EBITDA” means, for any period, the portion of EBITDA of the Consolidated Group for such period that is derived from operation of the Empire State Observatory.
“Occupancy Rate” means, for any Property, the percentage of the net rentable area (determined on a square feet basis) of such Property leased by bona fide tenants of such Property (excluding tenants that have vacated the Property on a permanent basis and have not sublet same to a bona fide subtenant) pursuant to bona fide tenant leases (or subleases), in each case, which tenants (or subtenants) are not more than sixty days past due in the payment of all rent payments due under such leases (or subleases).
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Original Notes” means, collectively, the Original Revolving Notes and Original Term Notes and “Original Note” means any of them individually.
“Original Revolving Notes” means the “Revolving Credit Notes” as defined in the Existing Credit Agreement.
“Original Term Notes” means the “Term Notes” as defined in the Existing Credit Agreement.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are

Other Connection Taxes imposed with respect to an assignment or participation (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means (a) with respect to Revolving Credit Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans occurring on such date; (b) with respect to any L/C Obligations on any date, the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by or on behalf of the Borrower of Unreimbursed Amounts; and (c) with respect to the Term Loan on any date, the aggregate outstanding principal amount thereof on such date.
“Pari Passu Obligations” means Unsecured Indebtedness (exclusive of the Obligations) of the Borrower or any Guarantor owing to Persons that are not Consolidated Parties.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“PATRIOT Act” has the meaning set forth in Section 10.18.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Equity Encumbrances” means:
(a)    Permitted Judgment Liens;
(b)    Liens for Taxes which are (i) immaterial to the Parent and its Subsidiaries, taken as a whole, (ii) not overdue for a period of more than sixty (60) days or (iii) being contested in good faith and by appropriate actions or proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; and
(c)    Permitted Pari Passu Encumbrances.
“Permitted Judgment Liens” means Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) (solely to the extent the aggregate amount of the judgments secured by such Liens encumbering (x) Unencumbered Eligible Properties (and the income therefrom and proceeds thereof) and/or (y) the Equity Interests of any Unencumbered Property Subsidiary (and the income therefrom and proceeds thereof), does not exceed $10,000,000).

“Permitted Pari Passu Encumbrances” means encumbrances that are contained in documentation evidencing or governing Pari Passu Obligations which encumbrances are the result of (i) limitations on the ability of the Parent or any Subsidiary thereof to transfer property to the Borrower or any Guarantor which limitations are not, taken as a whole, materially more restrictive than those contained in this Agreement or (ii) any requirement that Pari Passu Obligations be secured on an “equal and ratable basis” to the extent that the Obligations are secured.
“Permitted Property Encumbrances” means:
(a)Permitted Judgment Liens;
(b)easements, rights-of-way, sewers, electric lines, telegraph and telephone lines, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances affecting real property which (i) to the extent existing with respect to an Unencumbered Eligible Property, do not materially interfere with the ordinary conduct of the business of the applicable Person or (ii) to the extent existing with respect to a Property that is not an Unencumbered Eligible Property, could not reasonably be expected to have a Material Adverse Effect;
(c)carriers’, warehouseman’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than sixty (60) days or are being contested in good faith and by appropriate actions or proceedings diligently conducted (which actions or proceedings have the effect of preventing the forfeiture or sale of the property of assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person;
(d)any interest or right of a lessee of a Property under leases entered into in the ordinary course of business of the applicable lessor;
(e)Permitted Pari Passu Encumbrances; and
(f)rights of lessors under Eligible Ground Leases.
“Permitted Self-Insurance” has the meaning specified in Section 6.07.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 6.02.
“Pricing Grid” means (i) prior to the Investment Grade Pricing Effective Date, the pricing grid set forth in the definition of “Leverage-Based Applicable Rate” and (ii) on and after the Investment Grade Pricing Effective Date, the pricing grid set forth in the definition of “Ratings-Based Applicable Rate”.
“Pro Forma Restatement Effective Date Compliance Certificate” has the meaning specified in Section 4.01(a)(xii).

“Property” means any Real Property which is owned or ground leased, directly or indirectly, by the Borrower or a Subsidiary thereof.
“Proposed Real Estate” means, at any time, (a) any Property, (b) any Real Estate that the Borrower or a Wholly Owned Subsidiary of the Borrower plans to acquire or lease or (c) any Real Estate owned or ground leased by a Person that the Borrower or a Wholly Owned Subsidiary of the Borrower plans to acquire, in each such case that satisfies (or, upon the acquisition or leasing thereof or upon the acquisition of the owner or lessee thereof, would satisfy) all of the Unencumbered Property Criteria, except for clause (a) and/or clause (b) of the definition thereof.
“Proposed Unencumbered Property Subsidiary” has the meaning specified in Section 6.12.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Borrower Materials” has the meaning specified in Section 6.02.
“Public Lender” has the meaning specified in Section 6.02.
“Rating Agency” means any of S&P, Moody’s or Fitch.
“Ratings-Based Applicable Rate” means the applicable percentages per annum determined, at any time, based on the range into which the Debt Ratings then fall, in accordance with the following table:

			Revolving Credit Facility		Term Facility
Pricing Level	Debt Rating	Revolving Credit Facility Fee Rate	Term SOFR Loans and Daily SOFR Loans Applicable Rate	Base Rate Loans Applicable Rate	Term SOFR Loans and Daily SOFR Loans Applicable Rate	Base Rate Applicable Rate
I	≥ A- / A3	0.125%	0.725%	0.000%	0.800%	0.000%
II	BBB+ / Baa1	0.150%	0.775%	0.000%	0.850%	0.000%
III	BBB / Baa2	0.200%	0.850%	0.000%	0.950%	0.000%
IV	BBB- / Baa3	0.250%	1.050%	0.050%	1.200%	0.200%
V	< BBB- / Baa3 (or unrated)	0.300%	1.400%	0.400%	1.600%	0.600%
If at any time the Parent and/or the Borrower has only two (2) Debt Ratings, and such Debt Ratings are split, then: (A) if the difference between such Debt Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Ratings-Based Applicable Rate shall be the rate per annum that would be applicable if the higher of the Debt Ratings were used; and (B) if the difference between such Debt Ratings is two ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P), the Ratings-Based Applicable Rate shall be the rate per annum that would be applicable if the rating that is one higher than the lower of the applicable Debt Ratings were used. If at any time the Parent and/or the Borrower has three (3) Debt Ratings, and such Debt Ratings are split, then: (A) if the difference between the highest and the lowest such Debt Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Ratings-Based Applicable Rate shall be the rate per annum that would be applicable if the highest of the

Debt Ratings were used; and (B) if the difference between such Debt Ratings is two ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch) or more, the Ratings-Based Applicable Rate shall be the rate per annum that would be applicable if the average of the two (2) highest Debt Ratings were used, provided that if such average is not a recognized rating category, then the Ratings-Based Applicable Rate shall be the rate per annum that would be applicable if the second highest Debt Rating of the three were used. If at any time the Parent or the Borrower, as applicable, has fewer than two Debt Ratings, then the Ratings-Based Applicable Rate and the applicable Revolving Credit Facility Fee Rate shall be determined based on Pricing Level V.
Initially, the Ratings-Based Applicable Rate shall be determined based upon the Debt Ratings specified in the certificate delivered pursuant to clause (ii) of the definition of “Investment Grade Pricing Effective Date.” Thereafter, each change in the Ratings-Based Applicable Rate resulting from a publicly announced change in a Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Parent to the Administrative Agent of notice thereof pursuant to Section 6.03(e) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.
Notwithstanding anything to the contrary contained in this definition, it is hereby understood and agreed that each of the Ratings-Based Applicable Rates set forth above (for both the Revolving Credit Facility (including, for the avoidance of doubt, for purposes of calculating the Facility Fee and Letter of Credit Fees) and the Term Facility) shall be adjusted from time to time based on the Sustainability Margin Adjustment Amount (to be calculated and applied as set forth in Section 1.08); provided, that in no event shall any Ratings-Based Applicable Rate be less than zero.
“Real Property” means, with respect to any Person, all of the right, title, and interest of such Person in and to land, improvements, and fixtures.
“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Recourse Indebtedness” means, with respect to any Person, Indebtedness of such Person other than Nonrecourse Indebtedness of such Person and Indebtedness under the Loan Documents.
“Reference Year” means, with respect to any Sustainability Metric Annual Certificate, the fiscal year ending immediately prior to the date of such Sustainability Metric Annual Certificate.
“Register” has the meaning specified in Section 10.06(c).
“REIT” means any Person that qualifies as a real estate investment trust under Sections 856 through 860 of the Code.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Revolving Credit Borrowing or a Term Borrowing, or with respect to a conversion or continuation of Loans, a Committed Loan Notice, (b) with respect to a Competitive Loan, a Competitive Bid Request and (c) with respect to an L/C Credit Extension, a Letter of Credit Application.
“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition) other than the Outstanding Amount of Competitive Loans and (b) aggregate unused Revolving Credit Commitments (determined without giving effect to any Competitive Loans outstanding on such date); provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further, that this definition is subject to Section 3.03.
“Required Revolving Lenders” means, as of any date of determination, (a) Revolving Lenders having more than fifty percent (50%) of the Aggregate Revolving Commitments or (b) if the commitment of each Revolving Lender to make Revolving Credit Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Revolving Lenders holding in the aggregate more than fifty percent (50%) of the Total Revolving Outstandings (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Lender for purposes of this definition); provided that any Revolving Credit Commitment of, and the portion of the Total Revolving Outstandings (including risk participations in Letters of Credit) held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Revolving Lenders; provided further, that this definition is subject to Section 3.03.
“Required Term Lenders” means, as of any date of determination, Term Lenders holding more than 50% of the Outstanding Amount of the Term Loan on such date; provided that the portion of the Term Loan held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders; provided further, that this definition is subject to Section 3.03.
“Rescindable Amount” has the meaning as defined in Section 2.13(b)(ii).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, senior vice president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party or of any entity authorized to act on behalf of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party or entity authorized to act on behalf of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party or entity authorized to act on behalf of such Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party or entity authorized on behalf of such Loan Party designated in or pursuant to an agreement between the applicable Loan Party or entity authorized on behalf of such Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party, or entity authorized to act on behalf of such Loan Party, shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restatement Effective Date” means March 8, 2024.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any Subsidiary thereof, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof).
“Revolver Extension Notice” has the meaning specified in Section 2.15(a).
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Term SOFR Revolving Credit Loans, having the same Interest Period made by each of the Revolving Lenders pursuant to Section 2.01.
“Revolving Credit Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01 and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Revolving Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Revolving Credit Exposure” means, as to any Revolving Lender at any time, the aggregate Outstanding Amount at such time of all Revolving Credit Loans and such Lender’s participation in L/C Obligations at such time.
“Revolving Credit Facility” means, at any time, the Aggregate Revolving Commitments at such time. On the Restatement Effective Date, the amount of the Revolving Credit Facility is $620,000,000.
“Revolving Credit Loan” has the meaning specified in Section 2.01.
“Revolving Lender” means a Lender with a Revolving Credit Commitment or an outstanding Revolving Credit Loan and, as the context requires, includes the L/C Issuers.
“Revolving Maturity Date” means March 8, 2028 (the “Initial Revolving Maturity Date”), subject to extension in accordance with Section 2.15.
“Revolving Note” means a promissory note made by the Borrower in favor of a Revolving Lender evidencing Revolving Credit Loans made by such Revolving Lender, substantially in the form of Exhibit D-1.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.
“Sanctioned Person” means any Person that is (i) listed on OFAC’s List of Specially Designated Nationals and Blocked Persons, (ii) otherwise the subject or target of Sanctions, to the extent a U.S. Person is prohibited from engaging in transactions with such a Person, and (iii) fifty percent (50%) or greater owned or controlled by a Person described in clause (i) or (ii) above.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority, in each case, solely to the extent applicable to the Borrower or any of its Subsidiaries.
“Scheduled Unavailability Date” has the meaning specified in Section 3.03(b).
“Scope 1” means direct greenhouse gas emissions relating to natural gas, transport fuel and refrigerants (or other similar categories) as disclosed in the Borrower’s annual Sustainability Report (Disclosure Number: GRI 305-1 A and GRI 305-1 C).
“Scope 2” means indirect greenhouse gas emissions relating to purchased electricity and purchased chilled water refrigerants (or other similar categories) as disclosed in the Borrower’s annual Sustainability Report (Disclosure Number: GRI 305-2 A).
“Scope 3” means other indirect greenhouse gas emissions relating to downstream leased assets (i.e., submetered tenant fuel and energy related activities not included in Scope 1 and Scope 2 as disclosed in the Borrower’s annual Sustainability Report (Disclosure Number: GRI 305-3 A, GRI 305-3 b, GRI 305-3 C, and GRI 305-3 D).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Indebtedness” means, with respect to any Person, all Indebtedness of such Person that is secured by a Lien.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute, and the rules and regulations promulgated thereunder.
“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and the rules and regulations promulgated thereunder.
“Self-Insurance” has the meaning specified in Section 6.07.
“Significant Subsidiary” means, at any time, (i) each Unencumbered Property Subsidiary, (ii) each Subsidiary of the Parent (other than an Unencumbered Property Subsidiary) which represents (a) 10.0% or more of EBITDA of the Parent and its Subsidiaries, (b) 10.0% or more of consolidated total assets of the Parent and its Subsidiaries or (c) 10.0% or more of consolidated total revenues of the Parent and its Subsidiaries, in each case as determined at the end of the then most recently ended fiscal quarter of the Parent based on the financial statements of the Parent delivered to the Administrative Agent pursuant to Sections 6.01(a) or (b) for such fiscal quarter or fiscal year, as applicable, and (iii) any Subsidiary of the Parent (other than an Unencumbered Property Subsidiary) which, when aggregated with all other Subsidiaries of the Parent that are not otherwise Significant Subsidiaries, would constitute a Significant Subsidiary under clause (ii) of this definition.
“Single Asset Entity” means a Person (other than an individual) that (a) only owns a single Property and/or cash and other assets of nominal value incidental to such Person’s ownership of such Property; (b) is engaged only in the business of owning, developing and/or leasing such Property; and (c) receives substantially all of its gross revenues from such Property. In addition, if the assets of a Person consist solely of (i) Equity Interests in one or more other Single Asset Entities and (ii) cash and other assets of nominal value incidental to such Person’s ownership of the other Single Asset Entities, such Person shall also be deemed to be a Single

Asset Entity for purposes of this Agreement (such an entity, a “Single Asset Holding Company”).
“Single Asset Holding Company” has the meaning given that term in the definition of Single Asset Entity.
“Single Employer Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan and excluding a Multiemployer Plan) that is maintained or is contributed to by the Borrower or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“SOFR” means, with respect to any applicable determination date, the Secured Overnight Financing Rate published on the fifth U.S. Government Securities Business Day preceding such date by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided however that if such determination date is not a U.S. Government Securities Business Day, then SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto.
“SOFR Adjustment” means 0.10% (10 basis points) per annum.
“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.
“Solvency Certificate” means a Solvency Certificate of the chief financial officer of the Parent substantially in the form of Exhibit H.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent. For the avoidance of doubt, the Borrower shall be deemed a Subsidiary of the Parent so long as the management of the Borrower is controlled, directly, or indirectly through one or more intermediaries, or both, by the Parent.

“Subsidiary Guarantor” means, (a) at all times prior to the Investment Grade Release, each Unencumbered Property Subsidiary and (b) upon and at all times following the Investment Grade Release, each Unencumbered Property Subsidiary (if any) that is a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness, only for so long as such Subsidiary remains obligated in respect of such Recourse Indebtedness; in each case under clauses (a) and (b), to the extent such Subsidiary has not been released from its obligations hereunder in accordance with Section 10.19(b) or Section 10.19(c), as applicable, or otherwise with the consent of the Administrative Agent and Required Lenders.
“Successor Rate” has the meaning specified in Section 3.03(b).
“Sustainability Certificate Inaccuracy” has the meaning specified in Section 1.08(d).
“Sustainability Margin Adjustment Amount” means, with respect to any period between Sustainability Pricing Adjustment Dates, as determined for the applicable Reference Year:
(a)negative 0.01%, if the Sustainability Metric for the applicable Reference Year as set forth in the Sustainability Metric Annual Certificate for such Reference Year is less than or equal to the Sustainability Metric Election Threshold for such Reference Year; and
(b)positive 0.01%, if (i) the Sustainability Metric for the applicable Reference Year as set forth in the Sustainability Metric Annual Certificate for such fiscal year is greater than the Sustainability Metric Election Threshold for such Reference Year or (ii) the Borrower shall fail to deliver a Sustainability Metric Annual Certificate for such Reference Year (or omit to report the Sustainability Metric for the applicable Reference Year) on or prior to the date the Sustainability Metric Annual Certificate for such Reference Year is required to be delivered pursuant to Section 1.08(e).
“Sustainability Metric” means, with respect to any Reference Year, the ratio (expressed as a percentage) of the Borrower’s combined Scope 1, Scope 2 and Scope 3 greenhouse gas emissions for such Reference Year to the Sustainability Metric 2019 Baseline.
“Sustainability Metric 2019 Baseline” means the Borrower’s combined Scope 1, Scope 2 and Scope 3 greenhouse gas emissions for the fiscal year of the Borrower ended December 31, 2019, which amount shall be certified by the Parent in the duly executed Sustainability Metric Annual Certificate delivered by the Borrower to the Administrative Agent on the Restatement Effective Date.
“Sustainability Metric Annual Certificate” means a certificate substantially in the form of Exhibit K (or such other form as may be approved by the Administrative Agent) and signed by a Responsible Officer of the Parent (a) setting forth the Sustainability Margin Adjustment Amount and calculations in reasonable detail of the Sustainability Metric, in each case, for the Reference Year covered thereby, (b) specifying the website for the concurrent public reporting of the Borrower’s Sustainability Report for such Reference Year as in effect on the date of such certificate and (c) attaching a true and complete copy of the report of the Sustainability Verification Provider included in the Sustainability Report for such Reference Year (or a link to where such report is published on Borrower’s website). For the avoidance of doubt, such report will contain third party verification of the Sustainability Report of at least limited assurance.
“Sustainability Metric Election Threshold” means, with respect to any Reference Year listed in the first column of the table set forth below, the percentage of the Sustainability Metric 2019 Baseline specified opposite such Reference Year in the table below and with respect to any Reference Year thereafter, as provided in Section 1.08(f).

Reference Year	Percentage of Sustainability Metric 2019 Baseline
2022	94%
2023	91%
2024	88%
“Sustainability Pricing Adjustment Date” has the meaning specified in Section 1.08(a).
“Sustainability-Related Information” has the meaning specified in Section 5.26.
“Sustainability Report” means the annual non-financial disclosure form according to the GRI Standard for Sustainability Reporting publicly reported by the Borrower and published on an Internet or intranet website to which each Lender and the Administrative Agent has or has been granted access free of charge.
“Sustainability Structuring Agent” means BofA Securities, Inc., in its capacity as the Sustainability Structuring Agent under this Agreement.
“Sustainability Underpayment” has the meaning specified in Section 1.08(d).
“Sustainability Verification Provider” means CodeGreen Solutions or another independent sustainability assurance provider agreed between the Borrower and the Sustainability Structuring Agent (each acting reasonably).
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Syndication Agents” means Wells Fargo Bank and JPMorgan Chase, each in its capacity as a co-syndication agent under any of the Loan Documents.
“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, means liabilities and obligations of such Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which such Person would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the report on Form 10-Q or Form 10-K (or their equivalents) to be filed with the SEC.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tax Protection Agreement” means, collectively, (a) that certain Tax Protection Agreement, dated as of October 7, 2013 among the Parent, the Borrower, and the other parties named therein and (b) that certain Stockholders Agreement, dated as of August 23, 2016 among Parent and Q REIT Holding LLC, and the other parties named therein (and specifically, the tax related provisions in Article 6 thereof).
“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01.
“Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Term Commitment” or opposite such caption in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Term Facility” means, at any time, the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time. The Term Facility on the Restatement Effective Date is $95,000,000.
“Term Hedged Portion” means the portion of the Term Loan or an Incremental Term Loan Facility that is subject to a Swap Contract that provides a hedge against interest rate risk as set forth on Schedule 2.01 as of the Restatement Effective Date and as may be adjusted from time to time, in each case, pursuant to Section 2.19.
“Term Lender” means at any time any Lender that holds Term Loans at such time.
“Term Loan” means an advance made by any Term Lender under the Term Facility.
“Term Loan Extension Notice” has the meaning specified in Section 2.20(a).

“Term Loan Maturity Date” means March 8, 2027 (the “Initial Term Loan Maturity Date”), subject to extension in accordance with Section 2.20.
“Term Note” means a promissory note made by the Borrower in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit D-2.
“Term SOFR” means
(a)    for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment;
provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed to be zero for purposes of the Loan Documents (except for the Term Hedged Portion thereof, if any).
“Term SOFR Bid Margin” means the margin above or below Term SOFR to be added to or subtracted from Term SOFR, which margin shall be expressed in multiples of 1/100th of one basis point.
“Term SOFR Committed Loan” means a Term SOFR Revolving Credit Loan or a Term SOFR Term Loan.
“Term SOFR Loan” means a Term SOFR Revolving Credit Loan, a Term SOFR Term Loan or a Term SOFR Margin Bid Loan.
“Term SOFR Margin Bid Loan” means a Competitive Loan that bears interest at a rate based on Term SOFR.
“Term SOFR Revolving Credit Loan” means a Revolving Credit Loan that bears interest at a rate based on clause (a) of the definition of “Term SOFR.”
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Term SOFR Term Loan” means a Term Loan that bears interest at a rate based on clause (a) of the definition of “Term SOFR.”
“Term Unhedged Portion” means the portion of the Term Loan or an Incremental Term Loan Facility that is not subject to a Swap Contract that provides a hedge against interest rate risk as set forth on Schedule 2.01 as of the Restatement Effective Date and as may be adjusted from time to time, in each case, pursuant to Section 2.19.

“Third Party Insurance Companies” has the meaning specified in Section 6.07.
“Threshold Amount” means (a) with respect to Recourse Indebtedness of any Person, $50,000,000, (b) with respect to Nonrecourse Indebtedness of any Person, $150,000,000 and (c) with respect to the Swap Termination Value owed by any Person, $50,000,000.
“Total Asset Value” means, with respect to the Consolidated Group at any time, the sum (without duplication) of the following:
(a)an amount equal to (x) Net Operating Income derived from each Property (other than the Empire State Observatory, each Disposed Property, each Newly-Acquired Property, each unimproved land holding and each Property under development (i.e., construction-in-progress)) owned by a Consolidated Party for the then most recently ended fiscal quarter of the Parent, multiplied by four, divided by (y) the applicable Capitalization Rate for each such Property;
(b)an amount equal to (x) the Net Operating Income derived by any Consolidated Party from its operation of the Empire State Observatory (to the extent the Empire State Observatory is not a Disposed Property at such time) for the then most recently ended period of four consecutive fiscal quarters of the Parent, divided by (y) the applicable Capitalization Rate;
(c)the aggregate acquisition costs of all Newly-Acquired Properties at such time;
(d)the aggregate book value of all unimproved land holdings, Investments in respect of costs to construct Properties (i.e., construction-in-progress), Properties under development, commercial mortgage loans, commercial real estate-related mezzanine loans and commercial real estate-related notes receivable, in each case owned by a Consolidated Party at such time;
(e)the Consolidated Group’s pro rata share of the foregoing items and components thereof attributable to interests in Unconsolidated Affiliates; and
(f)Unrestricted Cash at such time;
provided, that notwithstanding the foregoing, for purposes of calculating Total Asset Value at any time:
(i)assets disposed of during the fiscal quarter ended on any date of determination of Total Asset Value (or if such date is not the last day of a fiscal quarter, the fiscal quarter then most recently ended) shall not be included in the calculation of Total Asset Value as of such time;
(ii)not more than five percent (5%) of the Total Asset Value at any time may be attributable to unimproved land holdings, with any excess over the foregoing limit being excluded from Total Asset Value;
(iii)not more than ten percent (10%) of the Total Asset Value at any time may be attributable to commercial mortgage loans, commercial real estate-related mezzanine loans and commercial real estate-related notes receivable, with any excess over the foregoing limit being excluded from Total Asset Value;

(iv)not more than twenty percent (20%) of the Total Asset Value at any time may be attributable to costs to construct real property assets (i.e., construction-in-progress) and real property assets under development, with any excess over the foregoing limit being excluded from Total Asset Value;
(v)not more than fifteen percent (15%) of the Total Asset Value at any time may be attributable to Investments in Unconsolidated Affiliates, with any excess over the foregoing limit being excluded from Total Asset Value; and
(vi)not more than thirty percent (30%) of the Total Asset Value at any time may be attributable to assets described in clauses (ii) through (v) above, with any excess over the foregoing limit being excluded from Total Asset Value.
“Total Indebtedness” means, as at any date of determination, the sum of (i) the aggregate amount of all Indebtedness of the Consolidated Group determined on a consolidated basis and (ii) the Consolidated Group Pro Rata Share of Indebtedness of Unconsolidated Affiliates, in each case on such date.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and L/C Obligations.
“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, all Competitive Loans and all L/C Obligations.
“Total Secured Indebtedness” means, as at any date of determination, the sum of (i) the aggregate amount of all Secured Indebtedness of the Consolidated Group determined on a consolidated basis and (ii) the Consolidated Group Pro Rata Share of Secured Indebtedness of Unconsolidated Affiliates, in each case on such date.
“Total Unsecured Indebtedness” means, as at any date of determination, the sum of (i) all Unsecured Indebtedness of the Consolidated Group determined on a consolidated basis and (ii) the Consolidated Group Pro Rata Share of Unsecured Indebtedness of Unconsolidated Affiliates, in each case on such date.
“Type” means (a) with respect to a Revolving Credit Loan or Term Loan, its character as a Base Rate Loan, a Daily SOFR Loan or a Term SOFR Loan (other than a Competitive Loan), and (b) with respect to a Competitive Loan, its character as an Absolute Rate Loan or a Term SOFR Margin Bid Loan.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unconsolidated Affiliate” means, at any date, any Person (x) in which the Consolidated Group, directly or indirectly, holds an Equity Interest, which investment is accounted for in the consolidated financial statements of the Consolidated Group on an equity basis of accounting and (y) whose financial results are not consolidated with the financial results of the Consolidated Group under GAAP.
“Unencumbered Asset Value” means, at any time, without duplication, the sum of the following:
(a)the aggregate Unencumbered Property Value for all Unencumbered Eligible Properties;
(b)the aggregate book value of Investments in respect of costs to construct Properties (i.e., construction-in-progress) and real property assets under development;
(c)the aggregate book value of commercial mortgage loans that are Wholly Owned by the Borrower or a Wholly Owned Subsidiary thereof; and
(d)Unrestricted Cash, in each case at such time;
provided, that notwithstanding the foregoing, for purposes of determining Unencumbered Asset Value at any time:
(i)the portion of Unencumbered Asset Value attributable to Investments in respect of costs to construct Properties (i.e., construction-in-progress), real property assets under development and commercial mortgage loans in excess of fifteen percent (15%) of Unencumbered Asset Value at such time shall be disregarded; and
(ii)the Unencumbered Asset Value attributable to all Unencumbered Eligible Properties that are owned, or ground leased pursuant to an Eligible Ground Lease, by a Controlled Joint Venture or Controlled Joint Venture Subsidiary, in excess of twenty percent (20%) of Unencumbered Asset Value at such time shall be disregarded.
“Unencumbered Eligible Property” has the meaning specified in the definition of Unencumbered Property Criteria. For the avoidance of doubt, Properties listed on Schedule 1 shall each be considered an Unencumbered Eligible Property on the Restatement Effective Date.
“Unencumbered Interest Coverage Ratio” means, as of the last day of each fiscal quarter of the Parent, the ratio of (i) the sum of (x) the aggregate Unencumbered NOI with respect to all Unencumbered Eligible Properties (other than for the Empire State Observatory) for such fiscal quarter plus (y) with respect to the Empire State Observatory, the aggregate Unencumbered NOI with respect to such Unencumbered Eligible Property for the most recently ended period of four fiscal quarters of the Parent divided by four, to (ii) the portion of Interest Expense for such fiscal quarter that is attributable to Unsecured Indebtedness.
“Unencumbered NOI” means, as of the last day of any period, the aggregate Net Operating Income for such period attributable to all Unencumbered Eligible Properties owned or ground leased pursuant to an Eligible Ground Lease during such period; provided, that in determining the Unencumbered NOI for any period attributable to an Unencumbered Eligible Property that is owned by or ground leased to a Controlled Joint Venture or a Controlled Joint Venture Subsidiary, the Net Operating Income of such Unencumbered Eligible Property shall, for such period, be deemed to be the Loan Party Pro Rata Share of such Net Operating Income.

“Unencumbered Property Criteria” means, in order for any Property (for the avoidance of doubt, including the Empire State Observatory, subject to the last paragraph of this definition) to be included as an Unencumbered Eligible Property it must meet and continue to satisfy each of the following criteria (each such Property that meets such criteria being referred to as an “Unencumbered Eligible Property”):
(a)The Property is primarily an office and/or retail property or a multifamily property.
(b)The Property is Wholly Owned in fee simple directly by, or is ground leased pursuant to an Eligible Ground Lease directly to a Person that is organized in a state within the United States of America or in the District of Columbia and is (i) the Borrower, (ii) a Guarantor, (iii) following the Investment Grade Release, a Wholly Owned Subsidiary of the Borrower that is not a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness unless it is a Guarantor, (iv) a Controlled Joint Venture or (v) a Controlled Joint Venture Subsidiary.
(c)Each Indirect Owner with respect to the Property must be a Wholly Owned Subsidiary of the Borrower that is organized in a state within the United States of America or in the District of Columbia and either (i) be a Guarantor or (ii) following the Investment Grade Release, is not a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness unless it is a Guarantor; provided, that if the Property is owned directly by a Controlled Joint Venture Subsidiary, the immediate parent of such Controlled Joint Venture Subsidiary must be a Controlled Joint Venture.
(d)The Property must be located in a state within the United States of America or in the District of Columbia.
(e)If such Property is owned directly by (or, if applicable, ground leased pursuant to an Eligible Ground Lease directly to) a Wholly Owned Subsidiary of the Borrower, then the Borrower must own, directly or indirectly, one hundred percent (100%) of the issued and outstanding Equity Interests of such Subsidiary, free and clear of any Lien (including, without limitation, any restriction contained in the organizational documents of any such Subsidiary that limits the ability to create a Lien thereon as security for indebtedness) other than Permitted Equity Encumbrances.
(f)If such Property is owned directly by (or, if applicable, ground leased pursuant to an Eligible Ground Lease directly to) a Controlled Joint Venture or Controlled Joint Venture Subsidiary, then all of the Equity Interests in such Controlled Joint Venture owned by the applicable Joint Venture Partner(s) and, if applicable, all of the Equity Interests in such Controlled Joint Venture Subsidiary owned by the applicable Controlled Joint Venture, will be free and clear of all Liens other than any Permitted Equity Encumbrances.
(g)The Property is not subject to any ground lease (other than an Eligible Ground Lease), Lien or any restriction on the ability of the Borrower, any Unencumbered Property Subsidiary, Controlled Joint Venture or Controlled Joint Venture Subsidiary with respect to such Property to transfer or encumber such property or income therefrom or proceeds thereof, other than Permitted Property Encumbrances.
(h)The Property does not have any title, environmental, structural, or other defects that would prevent the use of such Property in accordance with its intended purpose and shall not be subject to any condemnation or similar proceeding.

(i)No Unencumbered Property Subsidiary, Controlled Joint Venture or Controlled Joint Venture Subsidiary with respect to such Property shall be subject to any proceedings under any Debtor Relief Law.
(j)If such Property is primarily an office and/or retail property, the Minimum Occupancy Condition is satisfied with respect to such Property; provided, that such Property may be considered an Unencumbered Eligible Property notwithstanding its failure to satisfy the Minimum Occupancy Condition, so long as the failure to satisfy the Minimum Occupancy Condition is cured and ceases to exist within forty-five (45) days following the occurrence thereof.
(k)No Unencumbered Property Subsidiary, Controlled Joint Venture or Controlled Joint Venture Subsidiary with respect to such Property shall incur or otherwise be liable for any Indebtedness other than (i) Nonrecourse Indebtedness, (ii) Indebtedness under the Facilities and (iii) if such Person is a Guarantor, Recourse Indebtedness.
Notwithstanding anything to the contrary contained above or elsewhere, if at any time the Empire State Building ceases to be an Unencumbered Eligible Property for any reason, the Empire State Observatory shall also automatically cease to be an Unencumbered Eligible Property at such time.
“Unencumbered Property Subsidiary” means each direct and indirect Wholly Owned Subsidiary of the Borrower that is the Direct Owner or an Indirect Owner of all or a portion of an Unencumbered Eligible Property.
“Unencumbered Property Value” means, as of any date of determination, (a) with respect to each Unencumbered Eligible Property other than the Empire State Observatory, (i) if such Unencumbered Eligible Property has been owned or ground leased pursuant to an Eligible Ground Lease for the period of four full fiscal quarters most recently ended on or prior to such date of determination, an amount equal to (x) the Adjusted Unencumbered NOI from such Unencumbered Eligible Property for the then most recently ended fiscal quarter of the Parent, multiplied by four, divided by (y) the Capitalization Rate with respect to such Unencumbered Eligible Property and (ii) if such Unencumbered Eligible Property has not been owned or ground leased pursuant to an Eligible Ground Lease for the period of four full fiscal quarters most recently ended on or prior to such date of determination, an amount equal to the acquisition cost of such Unencumbered Eligible Property (provided that with respect to any such Unencumbered Eligible Property that is owned by or ground leased to a Controlled Joint Venture or a Controlled Joint Venture Subsidiary, only the Loan Party Pro Rata Share of such acquisition cost shall be included in the calculation of Unencumbered Asset Value) and (b) with respect to the Empire State Observatory (for so long it is an Unencumbered Eligible Property), an amount equal to (i) the Adjusted Unencumbered NOI from such Unencumbered Eligible Property for the period of four full fiscal quarters most recently ended on or prior to such date of determination, divided by (ii) the applicable Capitalization Rate.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” means the amount, if any, of a drawing under a Letter of Credit that is not reimbursed by the Borrower within the time frames specified in clause (x) or (y), as applicable, of the second sentence of Section 2.04(c)(i).
“Unrestricted Cash” means, at any time, (a) the aggregate amount of cash and Cash Equivalents of the Borrower and its Subsidiaries at such time that are not subject to any pledge, Lien or control agreement (excluding statutory Liens in favor of any depositary bank where such cash and Cash Equivalents are maintained), minus (b) amounts included in the foregoing clause (a) that are held by a Person other than the Borrower or any of its Subsidiaries as a deposit or security for Contractual Obligations.
“Unsecured Indebtedness” means, with respect to any Person, all Indebtedness of such Person that is not Secured Indebtedness. Notwithstanding the foregoing, Unsecured Indebtedness shall include Recourse Indebtedness that is secured solely by ownership interests in another Person that owns a Property which is encumbered by a mortgage securing Indebtedness.
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(f)(ii)(B)(III).
“Wells Fargo Bank” has the meaning specified in the introductory paragraph hereto.
“Wholly Owned” means, with respect to the ownership by any Person of any Property, that one hundred percent (100%) of the title to such Property is held in fee directly or indirectly by, or one hundred percent (100%) of such Property is ground leased pursuant to an Eligible Ground Lease directly or indirectly by, such Person.
“Wholly Owned Subsidiary” means, as to any Person, (a) any corporation 100% of whose Equity Interests (other than directors’ qualifying shares) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a 100% equity interest at such time. For purposes hereof, so long as the Borrower remains a Subsidiary of the Parent, the Borrower and its Wholly Owned Subsidiaries shall be deemed to be Wholly Owned Subsidiaries of the Parent.
“Withholding Agent” means any Loan Party and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any Division Successor shall constitute a separate Person hereunder (and each Division of any Person that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
1.03Accounting Terms.
(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the

Borrower or the Administrative Agent shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
(c)Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Parent and its Subsidiaries or to the determination of any amount for the Parent and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Parent is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
1.04Rounding. Any financial ratios required to be maintained by one or more Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.06Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time).
1.07Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for, or successor to, any of such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
1.08Sustainability Margin Adjustments.
(a)Effective as of the fifth (5th) Business Day following receipt by the Administrative Agent of a Sustainability Metric Annual Certificate delivered pursuant to Section 1.08(e) (such day, the “Sustainability Pricing Adjustment Date”) in respect of the most recently ended Reference Year, commencing with the Reference Year ending December 31, 2023, each of the Applicable Rates (as set forth in the definition of “Leverage-Based Applicable Rate” and “Ratings-Based Applicable Rate”, as applicable at such time) shall be increased or decreased, as applicable, by the Sustainability Margin Adjustment Amount as set forth in such Sustainability Metric Annual Certificate. Each change in any Applicable Rate resulting from a Sustainability Metric Annual Certificate (or the non-delivery or delivery of an incomplete Sustainability Metric Annual Certificate) shall be effective during the period commencing on and including the applicable Sustainability Pricing Adjustment Date and ending on the date immediately preceding the next such Sustainability Pricing Adjustment Date (or, in the case of non-delivery or delivery of an incomplete Pricing Certificate, the last day such Sustainability Metric Annual Certificate could have been delivered pursuant to the terms of Section 1.08(e)).
(b)For the avoidance of doubt, only one Sustainability Metric Annual Certificate may be delivered in respect of any Reference Year. It is further understood and agreed that each Applicable Rate will never be increased or reduced by more than 0.01% pursuant to this Section 1.08 during any calendar year. For the avoidance of doubt, adjustments to the Applicable Rates shall not be cumulative year-over-year. Each applicable adjustment shall only apply until the date on which the next adjustment is due to take place.
(c)It is hereby understood and agreed that if no such Sustainability Metric Annual Certificate is delivered within the period set forth in Section 1.08(e), or any Sustainability Metric Annual Certificate that is delivered within such period is incomplete, the Sustainability Margin Adjustment Amount will be applied to each Applicable Rate commencing on the last day such Sustainability Metric Annual Certificate could have been delivered pursuant to the terms of Section 1.08(e) and continuing until the next Sustainability Pricing Adjustment Date.
(d)If (i)(A) the Borrower, the Administrative Agent, any Revolving Lender or any Term Lender becomes aware of any material inaccuracy in the Sustainability Margin Adjustment Amount or the Sustainability Metric, as set forth in a Sustainability Metric Annual Certificate (any such material inaccuracy, a “Sustainability Certificate Inaccuracy”) and, in the case of any Lender, such Lender delivers, not later than ten (10) Business Days after obtaining knowledge thereof, a written notice to the Administrative Agent describing such Sustainability Certificate Inaccuracy in reasonable detail (which description shall be shared with each Lender and the Borrower) or (B) the Borrower, the Administrative Agent, the Revolving Lenders and the Term Lenders agree that there was a Sustainability Certificate Inaccuracy at the time of delivery of a Sustainability Metric Annual Certificate, and (ii) a proper calculation of the Sustainability Margin Adjustment Amount or the Sustainability Metric would have resulted in no adjustment or an increase in the Applicable Rates for any applicable period, (x) commencing on the fifth (5th) Business Day following delivery of a corrected Sustainability Metric Annual Certificate to the Administrative Agent, the Applicable Rates shall be adjusted to reflect such corrected calculations of the Sustainability Margin Adjustment Amount and (y) the Borrower shall retroactively be obligated to pay to the Administrative Agent for the account of the applicable Revolving Lenders, L/C Issuers, and/or Term Lenders, as the case may be, promptly (and in any event, within five (5) Business Days) following written demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Laws, automatically and without further action by the Administrative Agent, any Revolving Lender, any L/C Issuer or any Term Lender), an amount equal to the excess of (1) the amount of interest and fees that should have been paid for such period (or relevant portion thereof then elapsed in respect of which payments of interest and/or fees were previously made) over (2) the amount of interest and fees actually paid for such period (or relevant portion thereof) (such amount, the “Sustainability Underpayment”). The Borrower shall deliver written notice of any Sustainability Certificate Inaccuracy to Administrative Agent, and pay the Sustainability Underpayment, if any, resulting therefrom, within ten (10) Business Days after obtaining knowledge thereof, which written notice shall describe such Sustainability Certificate Inaccuracy in reasonable detail (and which description shall be shared with each Lender).
It is understood and agreed that any Sustainability Certificate Inaccuracy shall not constitute a Default or Event of Default or otherwise result in the failure of any condition precedent to any advance or the issuance of any Letter of Credit; provided, that, the Borrower complies with the terms of this Section 1.08(d) with respect to such Sustainability Certificate Inaccuracy. Notwithstanding anything to the contrary herein, unless such amounts shall be due upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Laws, (i) any additional amounts required to be paid pursuant to the immediate preceding paragraph shall not be due and payable until the earlier to occur of (x) a written demand is made for such payment by the Administrative Agent in accordance with such paragraph or (y) ten (10) Business Days after the Borrower has received written notice of, or has determined that there was, a Sustainability Certificate Inaccuracy (such earlier date, the “Certificate Inaccuracy Payment Date”), (ii) any nonpayment of such additional amounts prior to or upon the Certificate Inaccuracy Payment Date shall not constitute a Default (whether retroactively or otherwise) and (iii) none of such additional amounts shall be deemed overdue prior to the Certificate Inaccuracy Payment Date or shall accrue interest at the Default Rate pursuant to Section 2.09 prior to the Certificate Inaccuracy Payment Date.
(e)As soon as available and in any event within 180 days following the end of each fiscal year (commencing with the fiscal year ended December 31, 2023), the Borrower may deliver a Sustainability Metric Annual Certificate to the Administrative Agent (and the Administrative Agent shall promptly provide a copy to each Lender) for the most recently-ended Reference Year; provided, that, for any Reference Year the Borrower may elect not to deliver a Sustainability Metric Annual Certificate, and such election shall not constitute a Default or Event of Default (but such failure to so deliver a Sustainability Metric Annual Certificate by the end of such 180-day period shall result in the Sustainability Margin Adjustment Amount being applied as set forth in Section 1.08(c)).
(f)The Borrower, in consultation with the Sustainability Structuring Agent, shall be entitled to establish targets with respect to the Sustainability Metric Election Threshold or establish new specified key performance indicators with respect to certain environmental, social and governance goals of the Borrower and its Subsidiaries (“KPI”) and targets or thresholds with respect thereto, in each case, for Reference Years 2025 through 2028, in which event, notwithstanding anything in this Agreement to the contrary, the Administrative Agent and the Borrower shall propose an amendment to this Agreement (such amendment, the “ESG Amendment”) for the purpose of incorporating such targets and/or KPI and other related provisions into this Agreement. Any such ESG Amendment shall become effective upon (i) the posting of such proposed ESG Amendment to all Lenders and (ii) the receipt by the Administrative Agent of executed signature pages to such ESG Amendment from the Borrower, the Administrative Agent and Lenders comprising at least the Required Lenders. If the ESG Amendment has not become effective in accordance with the prior sentence prior to May 30,

2025, the Borrower, the Administrative Agent and the Lenders agree that on and after such date none of the Facilities shall be a sustainability-linked loan, and the Borrower shall not, nor shall it permit any Affiliate to, publish any materials or statements (including on any website, in any financial statements or annual reports or in any press release or public announcement) that refer to this Agreement being sustainability-linked or words having similar effect.
(g)Following a material acquisition or Disposition, the Borrower, in consultation with the Administrative Agent and the Sustainability Structuring Agent, may propose changes to the Sustainability Metric by delivering a written proposal describing such changes in reasonable detail to the Administrative Agent. Any such changes shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted a writing that describes such proposed changes in reasonable detail to all Lenders unless, prior to such time, Lenders comprising Required Lenders have delivered to the Administrative Agent written notice that such Lenders object to such proposed changes.
(h)Each party hereto agrees that neither the Administrative Agent nor the Sustainability Structuring Agent makes any assurances whether this Agreement or any other Loan Document (or the terms and conditions hereof or thereof) meets any criteria or expectations of the Borrower or any Lender with regard to environmental or social impact and sustainability performance, whether the characteristics of the Sustainability Metric (including any environmental, social and sustainability criteria or any computation methodology), or any thresholds or targets with respect thereto to be determined in connection with any increase or decrease of any Applicable Rates, meet any industry standards for sustainability-linked credit facilities or whether the Sustainability Metric or thresholds or targets with respect thereto will be attainable or able to be maintained by the Borrower. Each Lender and Letter of Credit Issuer agrees that it has performed its own independent investigation and analysis of this Agreement and the other Loan Documents and whether this Agreement and the other Loan Documents meet such Lender’s criteria or expectations with regard to environmental impact and/or sustainability performance. Further, each party hereto agrees that, without limiting the generality of Section 9.03, neither the Administrative Agent nor the Sustainability Structuring Agent shall have (x) any duty to ascertain, inquire into or otherwise independently verify any Sustainability-Related Information or any other information or materials provided by any Loan Party and used in connection with the sustainability provisions of the credit facility described in this Agreement or any responsibility for (or liability in respect of) the completeness or accuracy of any such information or (y) any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation or determination by the Borrower of the Sustainability Margin Adjustment Amount (or any of the data or computations that are part of or related to any such calculation) set forth in any Sustainability Metric Annual Certificate (and the Administrative Agent and the Sustainability Structuring Agent may rely conclusively on any such certificate, without further inquiry) .
1.09Timing of Payment and Performance. When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or required on a day which is not a Business Day, the date of such payment (other than as described in the definitions of “Interest Period” and/or “Maturity Date”) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.
ARTICLE II.THE COMMITMENTS AND CREDIT EXTENSIONS
1.01Commitments.
(a)Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make revolving credit loans denominated in Dollars (each such loan, a

“Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments and (ii) the Revolving Credit Exposure of such Revolving Lender shall not exceed such Revolving Lender’s Revolving Credit Commitment. Within the limits of each Revolving Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.06, and reborrow under this Section 2.01. Revolving Credit Loans may be Base Rate Loans, Daily SOFR Loans or Term SOFR Loans, as further provided herein.
(b)Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a single loan to the Borrower on the Restatement Effective Date in an amount not to exceed such Term Lender’s Term Commitment; provided, however, that after giving effect to any such Term Borrowing, (x) the aggregate Outstanding Amount of all Term Loans shall not exceed the Term Facility and (y) the Outstanding Amount of all Term Loans made by such Term Lender shall not exceed such Term Lender’s Term Commitment. Term Loans that are repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans, Daily SOFR Loans or Term SOFR Loans, as further provided herein.
1.02Borrowings, Conversions and Continuations of Loans.
(a)Each Revolving Credit Borrowing and Term Borrowing, each conversion of Revolving Credit Loans and Term Loans from one Type to another, and each continuation of Term SOFR Committed Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone or a Committed Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) two Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Committed Loans or of any conversion of Term SOFR Committed Loans to Base Rate Loans or Daily SOFR Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans or Daily SOFR Loans or conversion of Base Rate Loans to Daily SOFR Loans or Daily SOFR Loans to Base Rate Loans; provided, however, that if the Borrower wishes to request Term SOFR Committed Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., two Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Appropriate Lenders and the Administrative Agent. Each Borrowing of, conversion to or continuation of Term SOFR Committed Loans shall be in a minimum principal amount of $5,000,000. Except as provided in Section 2.04(c), each Borrowing of or conversion to Base Rate Loans and Daily SOFR Loans shall be in a minimum principal amount of $500,000. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Revolving Credit Borrowing, a Term Borrowing, a conversion of Loans from one Type to another, or a continuation of Term SOFR Committed Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Revolving Credit Loans or Term Loans to be borrowed, converted or continued, (iv) the Type and Class of Revolving Credit Loans or Term Loans to be borrowed or continued or to which existing Revolving Credit Loans or Term Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Credit Loans or Term Loans shall be made as, or converted to, Daily SOFR Loans. Any automatic conversion of Revolving Credit Loans or Term Loans to Daily SOFR Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Committed Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Committed Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(b)Following receipt of a Committed Loan Notice requesting a Borrowing of a Revolving Credit Loan or a Term Loan, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Daily SOFR Loans described in Section 2.02(a). In the case of a Revolving Credit Borrowing or Term Borrowing, each Appropriate Lender shall make the amount of its Revolving Credit Loan or Term Loan (as applicable) available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to such Borrowing is received by the Administrative Agent, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.
(c)Except as otherwise provided herein, a Term SOFR Committed Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Committed Loan. During the existence of a Default, no Loan may be requested as, converted to or continued as a Term SOFR Committed Loan without the consent of the Required Lenders.
(d)The Administrative Agent shall promptly notify the Borrower and the Appropriate Lenders of the interest rate applicable to any Interest Period for a Term SOFR Committed Loan upon determination of such interest rate.
(e)After giving effect to all Revolving Credit Borrowings, all Term Borrowings, all conversions of Loans from one Type to another, and all continuations of Loans as the same Type, there shall not be more than eight (8) Interest Periods in effect with respect to all Loans.
(f)With respect to SOFR, Daily Simple SOFR, Term SOFR or any Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.
(g)Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing,

extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.
1.03Competitive Loans.
(a)General. Subject to the terms and conditions set forth herein, each Revolving Lender agrees that the Borrower may from time to time request the Lenders to submit offers to make loans under the Revolving Credit Facility (each such loan, a “Competitive Loan”) to the Borrower prior to the Revolving Maturity Date pursuant to this Section 2.03; provided, however, that (i) the Parent and/or the Borrower shall have received an Investment Grade Rating which is in effect at the time such request is made and at the time any such Competitive Loans are made, (ii) the Investment Grade Pricing Effective Date shall have occurred and (iii) after giving effect to any Competitive Borrowing, the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments and the aggregate Outstanding Amount of all Competitive Loans shall not exceed the Competitive Loan Sublimit. There shall not be more than three (3) different Interest Periods in effect with respect to Competitive Loans at any time.
(b)Requesting Competitive Bids. The Borrower may request the submission of Competitive Bids by delivering a Competitive Bid Request to the Administrative Agent not later than 11:00 a.m. (i) one Business Day prior to the requested date of any Competitive Borrowing that is to consist of Absolute Rate Loans or (ii) four Business Days prior to the requested date of any Competitive Borrowing that is to consist of Term SOFR Margin Bid Loans. Each Competitive Bid Request shall specify (i) the requested date of the Competitive Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of Competitive Loans requested (which must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof), (iii) the Type of Competitive Loans requested, and (iv) the duration of the Interest Period with respect thereto, and shall be signed by a Responsible Officer of the Borrower. No Competitive Bid Request shall contain a request for (i) more than one Type of Competitive Loan or (ii) Competitive Loans having more than three (3) different Interest Periods. Unless the Administrative Agent otherwise agrees in its sole discretion, the Borrower may not submit a Competitive Bid Request if it has submitted another Competitive Bid Request within the prior five Business Days.
(c)Submitting Competitive Bids.
(i)The Administrative Agent shall promptly notify each Revolving Lender of each Competitive Bid Request received by it from the Borrower and the contents of such Competitive Bid Request.
(ii)Each Revolving Lender may (but shall have no obligation to) submit a Competitive Bid containing an offer to make one or more Competitive Loans in response to such Competitive Bid Request. Such Competitive Bid must be delivered to the Administrative Agent not later than 10:30 a.m. (A) on the requested date of any Competitive Borrowing that is to consist of Absolute Rate Loans, and (B) three Business Days prior to the requested date of any Competitive Borrowing that is to consist of Term SOFR Margin Bid Loans; provided, however, that any Competitive Bid submitted by Bank of America in its capacity as a Revolving Lender in response to any Competitive Bid Request must be submitted to the Administrative Agent not later than 10:15 a.m. on the date on which Competitive Bids are required to be delivered by the other Revolving Lenders in response to such Competitive Bid Request. Each Competitive Bid shall specify (A) the proposed date of the Competitive Borrowing; (B) the principal amount of each Competitive Loan for which such

Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Revolving Credit Commitment of the bidding Revolving Lender, (y) must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Competitive Loans for which Competitive Bids were requested; (C) if the proposed Competitive Borrowing is to consist of Absolute Rate Bid Loans, the Absolute Rate offered for each such Bid Loan and the Interest Period applicable thereto; (D) if the proposed Competitive Borrowing is to consist of Term SOFR Margin Bid Loans, the Term SOFR Bid Margin with respect to each such Term SOFR Margin Bid Loan and the Interest Period applicable thereto; and (E) the identity of the bidding Revolving Lender.
(iii)Any Competitive Bid shall be disregarded if it (A) is received after the applicable time specified in clause (ii) above, (B) is not substantially in the form of a Competitive Bid as specified herein, (C) contains qualifying, conditional or similar language, (D) proposes terms other than or in addition to those set forth in the applicable Bid Request, or (E) is otherwise not responsive to such Competitive Bid Request. Any Revolving Lender may correct a Competitive Bid containing a manifest error by submitting a corrected Competitive Bid (identified as such) not later than the applicable time required for submission of Competitive Bids. Any such submission of a corrected Competitive Bid shall constitute a revocation of the Competitive Bid that contained the manifest error. The Administrative Agent may, but shall not be required to, notify any Revolving Lender of any manifest error it detects in such Lender’s Competitive Bid.
(iv)Subject only to the provisions of Sections 3.02, 3.03 and 4.02 and clause (iii) above, each Competitive Bid shall be irrevocable.
(d)Notice to the Borrower of Competitive Bids. Not later than 11:00 a.m. (i) on the requested date of any Competitive Borrowing that is to consist of Absolute Rate Loans or (ii) three Business Days prior to the requested date of any Competitive Borrowing that is to consist of Term SOFR Margin Bid Loans, the Administrative Agent shall notify the Borrower of the identity of each Revolving Lender that has submitted a Competitive Bid that complies with Section 2.03(c) and of the terms of the offers contained in each such Competitive Bid.
(e)Acceptance of Competitive Bids. Not later than 11:30 a.m. (i) on the requested date of any Competitive Borrowing that is to consist of Absolute Rate Loans and (ii) three Business Days prior to the requested date of any Competitive Borrowing that is to consist of Term SOFR Margin Bid Loans, the Borrower shall notify the Administrative Agent of its acceptance or rejection of the Competitive Bids notified to it pursuant to Section 2.03(d). The Borrower shall be under no obligation to accept any Competitive Bid and may choose to reject all Competitive Bids. In the case of acceptance, such notice shall specify the aggregate principal amount of Competitive Bids for each Interest Period that is accepted. The Borrower may accept any Competitive Bid in whole or in part; provided that:
(i)the aggregate principal amount of each Competitive Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;
(ii)the principal amount of each Competitive Loan must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof;

(iii)the acceptance of Competitive Bids may be made only on the basis of ascending Absolute Rates or Term SOFR Bid Margins within each Interest Period; and
(iv)the Borrower may not accept any Competitive Bid that is described in Section 2.03(c)(iii) or that otherwise fails to comply with the requirements hereof.
(f)Procedure for Identical Bids. If two or more Revolving Lenders have submitted Competitive Bids at the same Absolute Rate or Term SOFR Bid Margin, as the case may be, for the same Interest Period, and the result of accepting all of such Competitive Bids in whole (together with any other Competitive Bids at lower Absolute Rates or Term SOFR Bid Margins, as the case may be, accepted for such Interest Period in conformity with the requirements of Section 2.03(e)(iii)) would be to cause the aggregate outstanding principal amount of the applicable Competitive Borrowing to exceed the amount specified therefor in the related Competitive Bid Request, then, unless otherwise agreed by the Borrower, the Administrative Agent and such Revolving Lenders, such Competitive Bids shall be accepted as nearly as possible in proportion to the amount offered by each such Revolving Lender in respect of such Interest Period, with such accepted amounts being rounded to the nearest whole multiple of $1,000,000.
(g)Notice to Lenders of Acceptance or Rejection of Competitive Bids. The Administrative Agent shall promptly notify each Revolving Lender having submitted a Competitive Bid whether or not its Competitive Bid has been accepted and, if its Competitive Bid has been accepted, of the amount of the Competitive Loan or Competitive Loans to be made by it on the date of the applicable Competitive Borrowing. Any Competitive Bid or portion thereof that is not accepted by the Borrower by the applicable time specified in Section 2.03(e) shall be deemed rejected.
(h)Notice of Term SOFR. If any Competitive Borrowing is to consist of Term SOFR Margin Bid Loans, the Administrative Agent shall determine Term SOFR for the relevant Interest Period, and promptly after making such determination, shall notify the Borrower and the Revolving Lenders that will be participating in such Competitive Borrowing of such interest rate.
(i)Funding of Competitive Loans. Each Revolving Lender that has received notice pursuant to Section 2.03(g) that all or a portion of its Competitive Bid has been accepted by the Borrower shall make the amount of its Competitive Loan(s) available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the date of the requested Competitive Borrowing. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent.
(j)Notice of Range of Competitive Bids. After each Competitive Bid auction pursuant to this Section 2.03, the Administrative Agent shall notify each Revolving Lender that submitted a Competitive Bid in such auction of the ranges of Competitive Bids submitted (without the bidder’s name) and accepted for each Competitive Loan and the aggregate amount of each Competitive Borrowing.
1.04Letters of Credit.
(a)The Letter of Credit Commitment.
(i)Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Restatement Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Competitive Loans shall not exceed such Lender’s Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(ii)No L/C Issuer shall issue, amend or renew any Letter of Credit if, subject to Section 2.04(b)(iii), after giving effect thereto the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension or renewal, unless the Administrative Agent and the applicable L/C Issuer have approved such expiry date; provided that in no event will any Letter of Credit have an expiry date that is later than the first anniversary of the Revolving Maturity Date, subject to the requirements of Section 2.04(b)(v).
(iii)No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Restatement Effective Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Restatement Effective Date and which such L/C Issuer in good faith deems material to it;
(B)the issuance of the Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C)except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is in an initial stated amount less than $500,000;
(D)the Letter of Credit is to be denominated in a currency other than Dollars;
(E)any Revolving Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Revolving Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or
(F)after giving effect to any L/C Credit Extension with respect to such Letter of Credit, the L/C Obligations with respect to all Letters of Credit issued by such L/C Issuer would exceed such L/C Issuer’s L/C Commitment; provided that, subject to the limitations set forth in the proviso to the first sentence of Section 2.04(a)(i), any L/C Issuer in its sole discretion may issue Letters of Credit in excess of its L/C Commitment.
(iv)No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
(v)No L/C Issuer shall be under an obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(vi)Each L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuers with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuers.
(b)Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)Each Letter of Credit shall be issued or amended, as the case may be, by a single L/C Issuer selected by the Borrower, upon the request of the Borrower delivered to such L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by such L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the applicable L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable L/C Issuer may require. Additionally, the Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may require. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of Letter of Credit Application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an L/C Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(ii)Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless an L/C Issuer has received written notice from any Revolving Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary thereof) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.
(iii)If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of

Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by an L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the first anniversary of the Revolving Maturity Date, subject to the requirements of Section 2.04(b)(v); provided, however, that no L/C Issuer shall permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.04(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.
(iv)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(v)If the expiry date of any Letter of Credit would occur after the Revolving Maturity Date, the Borrower hereby agrees that it will at least thirty (30) days prior to the Revolving Maturity Date (or, in the case of a Letter of Credit issued or extended on or after thirty (30) days prior to the Revolving Maturity Date, on the date of such issuance or extension, as applicable) Cash Collateralize such Letter of Credit in an amount not less than the Minimum Collateral Amount.
(c)Drawings and Reimbursements; Funding of Participations.
(i)Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof (such notification provided by such L/C Issuer to the Borrower and the Administrative Agent being referred to herein as an “L/C Draw Notice”). If an L/C Draw Notice with respect to a Letter of Credit is received by the Borrower (x) on or prior to 10:00 a.m. on the date of any payment by the applicable L/C Issuer under such Letter of Credit (each such date a payment is made by an L/C Issuer under a Letter of Credit being referred to herein as an “Honor Date”), then, not later than 12:00 p.m. on the Honor Date, the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing or (y) after 10:00 a.m. on the Honor Date, then, not later than 11:00 a.m. on the first Business Day following the Honor Date, the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing (such date on which the Borrower, pursuant to clauses (x) and (y) of this sentence, are required to reimburse an L/C Issuer for a drawing under a Letter of Credit is referred to herein as the “L/C Reimbursement Date”); provided, however, that if the L/C Reimbursement Date for a drawing under a Letter of Credit is the Business Day following the Honor Date pursuant to clause (y) of this sentence, the Unreimbursed Amount shall accrue interest from and including the Honor Date until such time as the applicable L/C Issuer is reimbursed in full therefor (whether through payment by the Borrower and/or through a Revolving Credit Loan or L/C Borrowing made in accordance with paragraph (ii) or (iii) of this Section 2.04(c)) at a rate equal to (A) for the period from and including the Honor Date to but excluding the first Business Day to occur thereafter, the rate of interest then applicable to a Base Rate Revolving Loan and (B) thereafter, at the Default Rate applicable to a Base Rate Revolving Loan. Interest accruing on the Unreimbursed Amount pursuant to the proviso to the immediately preceding sentence shall be payable by the Borrower upon demand to the Administrative Agent, solely for the account of the applicable L/C Issuer. If the Borrower fails to reimburse the applicable L/C Issuer for the full amount of the Unreimbursed Amount in accordance with the preceding sentence on the applicable L/C Reimbursement Date, the Administrative Agent shall promptly notify each Revolving Lender that a payment was made on the Letter of Credit, the Honor Date, the L/C Reimbursement Date (if different from the Honor Date), the amount of the Unreimbursed Amount and the amount of such Revolving Lender’s Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the L/C Reimbursement Date in an amount equal to the Unreimbursed Amount, without regard to the minimum specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)Each Revolving Lender shall upon any notice pursuant to Section 2.04(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.
(iii)With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.04.
(iv)Until each Revolving Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.
(v)Each Revolving Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)If any Revolving Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)Repayment of Participations.
(i)At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of

Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
(ii)If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by an L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)Obligations Absolute. The obligation of the Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document or any term or provision herein or therein;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)waiver by the applicable L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Borrower or any waiver by the applicable L/C Issuer which does not in fact materially prejudice the Borrower;
(v)honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)any payment made by the applicable L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii)any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
(viii)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries.
The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and an L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, any L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. An L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial

Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(g)Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrower for, and such L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(h)Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance, subject to Section 2.18, with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate then applicable to Term SOFR Loans under the Revolving Credit Facility times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the expiry date for such Letter of Credit and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(i)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at a rate equal to the greater of (i) 0.125% per annum and (ii) $1,500 per annum, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the expiry date for such Letter of Credit and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(k)Letters of Credit Issued for Subsidiaries of Borrower. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of the Borrower, the Borrower shall be jointly and severally obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any of its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
(l)L/C Issuer Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section, provide the Administrative Agent with written reports from time to time, as follows:
(i)reasonably prior to the time that such L/C Issuer issues, amends, renews, increases or extends a Letter of Credit, a written report that includes the date of such issuance, amendment, renewal, increase or extension and the stated amount of such Letter of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);
(ii)on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, a written report that includes the date and amount of such payment;
(iii)on any Business Day on which the Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, a written report that includes the date of such failure and the amount of such payment;
(iv)on any other Business Day, a written report that includes such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and
(v)(A) on the last Business Day of each calendar month and (B) on each date that (1) an L/C Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any Letter of Credit issued by such L/C Issuer, a written report that includes the information for every outstanding Letter of Credit issued by such L/C Issuer.
1.05[Intentionally Omitted].
1.06Prepayments.
(a)The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Revolving Credit Loans and Term Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) two Business Days prior to any date of prepayment of Term SOFR Committed Loans and (B) on the date of prepayment of Base Rate Loans or Daily SOFR Loans; (ii) any prepayment of Term SOFR Committed Loans shall be in a principal amount of $3,000,000; and (iii) any prepayment of Base Rate Loans or Daily SOFR Loans shall be in a principal amount of $500,000 or, in each case, if less, the entire principal amount thereof then outstanding; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities or any other transaction or event, in which case such notice may be revoked by the Borrower if such condition is not satisfied. Each such notice shall specify (x) the date and amount of such prepayment, (y) the Type(s) of Loans to be prepaid and, (z) if Term SOFR Committed Loans are to be prepaid, the Interest Period(s) of such Term SOFR

Committed Loans. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Appropriate Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.
(b)No Competitive Loan may be prepaid voluntarily without the prior consent of the applicable Competitive Loan Lender.
(c)If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments, the Borrower shall immediately prepay Revolving Credit Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess.
(d)Prepayments made pursuant to Section 2.06(c) first, shall be applied ratably to the L/C Borrowings (without reduction of any of the Revolving Credit Commitments), second, shall be applied ratably to the outstanding Revolving Credit Loans (without reduction of any of the Revolving Credit Commitments) and Competitive Loans and third, shall be used to Cash Collateralize the remaining L/C Obligations. Upon a drawing under any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the Revolving Lenders or the relevant L/C Issuers, as applicable.
1.07Termination or Reduction of Revolving Credit Commitments.
(a)The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility or the Letter of Credit Sublimit, or from time to time permanently reduce the Revolving Credit Facility or the Letter of Credit Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Revolving Credit Facility or (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit; provided that, in each case, any such notice may state that such notice is conditioned upon the effectiveness of other credit facilities or any other transaction or event, in which case such notice may be revoked by the Borrower if such condition is not satisfied.
(b)Unless previously terminated, the Revolving Credit Facility shall be reduced to zero automatically and permanently on the last day of the Availability Period.
(c)If after giving effect to any reduction or termination of the Revolving Credit Facility pursuant to this Section 2.07, the Competitive Loan Sublimit or the Letter of Credit Sublimit exceeds the Revolving Credit Facility at such time, the Competitive Loan Sublimit or the Letter of Credit Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.
(d)The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Revolving Credit Facility pursuant to this Section 2.07. Upon any reduction of the Revolving Credit Facility, the Revolving Credit Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.
1.08Repayment of Loans.
(a)Revolving Credit Loans. The Borrower shall repay to the Revolving Lenders on the Revolving Maturity Date the aggregate principal amount of Revolving Credit Loans outstanding on such date.
(b)Term Loans. The Borrower shall repay to the Term Lenders on the Term Loan Maturity Date the aggregate principal amount of Term Loans outstanding on such date.
(c)Competitive Loans. The Borrower shall repay each Competitive Loan on the last day of the Interest Period in respect thereof.
1.09Interest.
(a)Subject to the provisions of subsection (b) below, (i) each Term SOFR Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each Daily SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to Daily Simple SOFR plus the Applicable Rate; and (iv) each Competitive Loan shall bear interest on the outstanding principal amount thereof for the Interest Period therefor at a rate per annum equal to Term SOFR for such Interest Period plus (or minus) the Term SOFR Bid Margin, or at the Absolute Rate for such Interest Period, as the case may be.
(b)While any Event of Default exists under Section 8.01(a)(i) or (f), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(c)Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clause (b) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(d)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(e)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
1.10Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.04:
(a)Revolving Credit Facility Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Percentage, a facility fee (the “Facility Fee”) equal to the then Applicable Rate set forth in the Pricing Grid with respect to the “Revolving Credit Facility Fee Rate” times the actual daily amount of the Revolving Credit Facility (or, if the Revolving Credit Facility has terminated, on the Outstanding Amount of all Revolving Credit Loans, Competitive Loans and L/C Obligations), regardless of usage. The Facility Fee shall accrue at all times during the Availability Period (and thereafter so long as any Revolving Credit Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Restatement Effective Date, on the last day of the Availability Period (and, if applicable, thereafter on demand). The Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)Other Fees.
(i)The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason.
(ii)The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
1.11Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
(a)    All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest, including those with respect to Daily SOFR Loans, shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)    If, as a result of any restatement of or other adjustment to the financial statements of the Parent, or for any other reason, (i) the ratio of Total Indebtedness to Total Asset Value as calculated by the Loan Parties as of any applicable date was inaccurate and (ii) a proper calculation of Total Indebtedness to Total Asset Value would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuers, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Parent or any other Loan Party under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under

Section 2.04(c)(iii), 2.04(h), 2.09(b) or 2.09(c) or under Article VIII. The Borrower’s obligations under this paragraph shall survive the payment in full of the Obligations and the termination of this Agreement.
1.12Evidence of Debt.
(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) Notes that evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, Type (if applicable), amount and maturity of its applicable Loans and payments with respect thereto.
(b)In addition to the accounts and records referred to in subsection (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
1.13Payments Generally; Administrative Agent’s Clawback.
(a)General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)(i) Funding of Loans by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans (or, in the case of any Borrowing of Base Rate Loans or Daily SOFR Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans or Daily SOFR Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(iii)Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the applicable L/C Issuer, as the case may be, the amount due.
With respect to any payment that the Administrative Agent makes for the account of the Lenders or any L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Credit Loans and Term Loans, to fund participations in Letters of Credit, and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Revolving Credit Loan or Term Loan, to fund any such participation, to make any such purchase or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Credit Loan or Term Loan, to purchase its participation, or to make its payment under Section 10.04(c).
(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
1.14Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Revolving Credit Loans or Term Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Revolving Credit Loans or Term Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Revolving Credit Loans and Term Loans, and subparticipations in L/C Obligations, of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Credit Loans, Term Loans and other amounts owing them, provided that:
(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.17, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than an assignment to the Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower or any Guarantor rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower or such Guarantor in the amount of such participation.
1.15Extensions of Maturity Date in respect of Revolving Credit Facility.
(a)Notification of Extension. The Borrower may, by written notice to the Administrative Agent (such notice, a “Revolver Extension Notice”) not earlier than 90 days and not later than 30 days prior to (i) the Initial Revolving Maturity Date elect that the Revolving Lenders extend the Revolving Maturity Date for an additional six (6) months from the Initial Revolving Maturity Date (such new Revolving Maturity Date, the “First Extended Revolving Maturity Date”) and (ii) the First Extended Revolving Maturity Date elect that the Revolving

Lenders extend the Revolving Maturity Date for an additional six (6) months from the First Extended Revolving Maturity Date to the Final Revolving Credit Maturity Date. The Administrative Agent shall distribute each Revolver Extension Notice promptly to the Revolving Lenders following its receipt thereof.
(b)Conditions Precedent to Effectiveness of an Extension of the Initial Revolving Maturity Date. As conditions precedent to each extension of the Revolving Maturity Date, the Borrower shall, on or prior to the then applicable Revolving Maturity Date, satisfy each of the following requirements for such extension to become effective:
(i)The Administrative Agent shall have received a Revolver Extension Notice within the period required under clause (a) above;
(ii)On the date of such Revolver Extension Notice and both immediately before and immediately after giving effect to such extension of the Revolving Maturity Date, no Default shall have occurred and be continuing;
(iii)The Borrower shall have paid to the Administrative Agent, for the pro rata benefit of the Revolving Lenders based on their respective Applicable Percentages as of such date, an extension fee in an amount equal to 0.075% of the Revolving Credit Facility as in effect on the date the proposed extension is to become effective; it being agreed that each such extension fee shall be fully earned when paid and shall not be refundable for any reason;
(iv)The Administrative Agent shall have received a certificate of the Parent dated as of the date the proposed extension is to become effective signed by a Responsible Officer of the Parent (i) (x) certifying and attaching the resolutions adopted by each Loan Party approving or consenting to such extension or (y) certifying that, as of the date the proposed extension is to become effective, the resolutions delivered to the Administrative Agent and the Lenders on the Restatement Effective Date (if such resolutions included approval for an extension of the Revolving Maturity Date for a period that is not less than an additional six (6) months from the Initial Revolving Maturity Date and/or not less than an additional six (6) months from the First Extended Revolving Maturity Date, as applicable) are and remain in full force and effect and have not been modified, rescinded or superseded since the date of adoption and (ii) certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (or, in the case of Section 5.19 in all respects, and, in each case, without duplication of any materiality qualifiers set forth in such representations and warranties) on and as of the date the proposed extension is to become effective, except to the extent such representations and warranties relate to an earlier date or given period (in which case such representations and warranties shall have been true and correct in all material respects as of the respective date or for the respective period, as the case may be (or, in the case of Section 5.19 in all respects, and, in each case, without duplication of any materiality qualifiers set forth in such representations and warranties)) and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 and (B) no Default exists; and
(v)The Borrower and the other Loan Parties shall have delivered to the Administrative Agent reaffirmations of their respective obligations under the Loan Documents (after giving effect to the extension), and acknowledgments and certifications that they have no claims, offsets or defenses with respect to the payment or performance of any of the Obligations, including, without limitation, reaffirmations of the Guaranty Agreement, executed by the Loan Parties party thereto.
(f)Conflicting Provisions. This Section shall supersede any provisions in Section 2.14 or 10.01 to the contrary.
1.16Increase in Facilities.
(a)Request for Increase. Provided there exists no Default, upon written notice to the Administrative Agent, the Borrower may, at any time and from time to time after the Restatement Effective Date, request to increase the aggregate amount of the Facilities to an amount not exceeding $1,500,000,000 by requesting an increase in the Revolving Credit Facility (each such increase, an “Incremental Revolving Increase”), requesting an increase in the Term Facility (each such increase, an “Incremental Term Increase”) or establishing a new (or increasing an existing) tranche of pari passu term facility (each an “Incremental Term Loan Facility”; each Incremental Term Loan Facility and each Incremental Revolving Increase, and Incremental Term Increase are collectively referred to as “Incremental Facilities”); provided that (i) except in the case of an Incremental Term Loan Facility, each such Incremental Facility shall be on the same terms (including maturity date) as the Facility being increased, (ii) the terms and conditions of each Incremental Term Loan Facility, subject to clause (iii) of the last proviso to Section 10.01, if applicable, will be determined by the Borrower and the lenders under such Incremental Term Loan Facility and, if the terms of such Incremental Term Loan Facility (other than final maturity) are not the same as the terms of a then existing Incremental Term Loan Facility, the operational, technical and administrative provisions of such Incremental Term Loan Facility shall be on terms reasonably acceptable to the Administrative Agent, and (iii) the conditions to the making of a Credit Extension set forth in Section 4.02 (other than Section 4.02(c) and (d)) shall be satisfied or waived. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).
    Each notice from the Borrower pursuant to this Section 2.16(a) shall specify (i) whether it proposes an Incremental Revolving Increase, an Incremental Term Increase or an Incremental Term Loan Facility, (ii) if it proposes an Incremental Term Loan Facility, the proposed terms thereof and (iii) the identity of each Lender and each Eligible Assignee that it has approached or proposes to approach to provide all or a portion of such Incremental Facility (subject in each case to any requisite consents required under Section 10.06). At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender (if any) identified in such notice is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to such Lender). Each Lender (if any) identified in such notice shall endeavor to notify the Administrative Agent within the specified period for a response whether or not it agrees to provide all or a portion of such increase and, if so, the amount of such requested increase that it proposes to provide. Any Lender approached to provide all or a portion of such increase may elect or decline, in its sole discretion, to provide all or a portion of such increase in the applicable facility offered to it. Any Lender not responding within such time period shall be deemed to have declined to provide any portion of the requested increase. Any Eligible Assignee providing any portion of the requested increase that is not an existing Lender shall become a Lender pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel (a “New Lender Joinder Agreement”). The Administrative Agent shall promptly notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder.

(b)Increase Effective Date and Allocations. If pursuant to this Section the Facilities are increased pursuant to an Incremental Facility, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such Incremental Facility.
(c)Conditions to Effectiveness of each Incremental Facility. As conditions precedent to each Incremental Facility, (i) the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the applicable Increase Effective Date signed by a Responsible Officer of such Loan Party (x) (1) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase or (2) certifying that, as of such Increase Effective Date, the resolutions delivered to the Administrative Agent on the Restatement Effective Date (which resolutions include approval to increase the maximum aggregate principal amount of all commitments and outstanding loans under this Agreement to an amount at least equal to $1,500,000,000) are and remain in full force and effect and have not been modified, rescinded or superseded since the date of adoption, and (y) in the case of the Borrower, certifying that, before and after giving pro forma effect to such increase (including, all Credit Extensions to occur on such Increase Effective Date and the use of proceeds thereof), (A) the representations and warranties contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (or, in the case of Section 5.19 in all respects, and, in each case, without duplication of any materiality qualifiers set forth in such representations and warranties) on and as of such Increase Effective Date, except to the extent such representations and warranties relate to an earlier date or given period (in which case such representations and warranties shall have been true and correct in all material respects as of the respective date or for the respective period, as the case may be (or, in the case of Section 5.19 in all respects, and, in each case, without duplication of any materiality qualifiers set forth in such representations and warranties)) and except that for purposes of this Section 2.16, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 and (B) no Default exists, (ii) the Administrative Agent shall have received (x) a New Lender Joinder Agreement for each Eligible Assignee (other than a Lender), if any, participating in such increase, which New Lender Joinder Agreement shall be duly executed by the Borrower and each such Eligible Assignee and acknowledged and consented to in writing by the Administrative Agent, and in the case of an Incremental Revolving Facility, the L/C Issuers and (y) written confirmation from each existing Lender, if any, participating in such increase of the amount by which its Revolving Credit Commitment will be increased, and/or the amount of term loans and/or term loan commitments to be provided by it, (iii) the Borrower shall have paid to the Arrangers the fees, if any, required to be paid pursuant to the Fee Letters in connection therewith and any other applicable fees and expenses; (iv) upon the reasonable request of any Lender or potential Lender made at least ten (10) Business Days prior to the applicable Increase Effective Date, the Borrower shall have provided to such Lender or potential Lender, and such Lender or potential Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation (including a Beneficial Ownership Certification), in each case at least five (5) Business Days prior to such Increase Effective Date; (v) if requested by a Lender participating in such Incremental Facility, the Borrower shall provide such Lender with a Note; and (vi) if requested by the Administrative Agent, the Administrative Agent shall have received a customary opinion of counsel to the Borrower and the Guarantors (which counsel shall be reasonably acceptable to Administrative Agent), addressed to the Administrative Agent, the L/C Issuers and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent.

(d)Settlement Procedures. On each Increase Effective Date, promptly following fulfillment of the conditions set forth in clause (c) of this Section 2.16, the Administrative Agent shall notify the Lenders of the occurrence of the increase effected on such Increase Effective Date, the amount of the increase, the nature of the increase (i.e., an Incremental Revolving Increase, an Incremental Term Increase or an Incremental Term Loan Facility) and, (x) in the case of an Incremental Revolving Increase, the amount of the Revolving Credit Commitment and Applicable Percentage of each Revolving Lender as a result thereof and (y) in the case of an Incremental Term Increase or an Incremental Term Loan Facility, the amount of the Term Commitment and Applicable Percentage of each Term Lender as a result thereof. In the event that an increase in the Revolving Credit Facility results in any change to the Applicable Percentage of any Lender, then on the applicable Increase Effective Date (i) the participation interests of the Revolving Lenders in any outstanding Letters of Credit shall be automatically reallocated among the Revolving Lenders in accordance with their respective Applicable Percentages after giving effect to such increase, (ii) any new Lender, and any existing Revolving Lender whose Revolving Credit Commitment has increased, shall pay to the Administrative Agent such amounts as are necessary to fund its new or increased Applicable Percentage of all existing Revolving Credit Loans, (iii) the Administrative Agent will use the proceeds thereof to pay to all existing Revolving Lenders whose Applicable Percentage is decreasing such amounts as are necessary so that each Lender’s participation in existing Revolving Credit Loans will be equal to its adjusted Applicable Percentage and (iv) if the applicable Increase Effective Date occurs on a date other than the last day of an Interest Period applicable to any outstanding Revolving Credit Loan that is a Term SOFR Loan, then the Borrower shall pay any amounts required pursuant to Section 3.05 on account of the payments made pursuant to clause (iii) of this sentence.
(e)Conflicting Provisions. This Section shall supersede any provisions in Section 2.14 or 10.01 to the contrary.
1.17Cash Collateral.
(a)Certain Credit Support Events. If (i) any L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or any L/C Issuer (with a copy to the Administrative Agent), provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(b)Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Revolving Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.17(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more blocked, non-interest bearing deposit accounts at Bank of America. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.17 or Sections 2.04, 2.06, 2.18 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released within one Business Day following (i) the determination by the Administrative Agent and the L/C Issuers of the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuers that there exists excess Cash Collateral; provided, however, the Person providing Cash Collateral and the L/C Issuers may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
1.18Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”, and Section 10.01.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer hereunder; third, to Cash Collateralize the Fronting Exposure of the L/C Issuers with respect to such Defaulting Lender in accordance with Section 2.17; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Revolving Credit Loan or Term Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations (if any) with respect to Revolving Credit Loans under this Agreement and (y) Cash Collateralize the future Fronting Exposure of the L/C Issuers with respect to such Defaulting Lender, in accordance with Section 2.17; sixth, to the payment of any amounts owing to the Lenders or the L/C Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Appropriate Lenders pro rata in accordance with their respective Applicable Percentages without giving effect to Section 2.18(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.
(A)No Revolving Lender that is a Defaulting Lender shall be entitled to receive any portion of the Facility Fee payable under Section 2.10(a) for any period during which that Revolving Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)Each Revolving Lender that is a Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Revolving Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.17.
(C)With respect to any portion of the Facility Fee payable under Section 2.10(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to the L/C Issuers the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Fronting Exposure of the L/C Issuers to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Lenders that are Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 10.24, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a

Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)Cash Collateral. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.17.
(b)Defaulting Lender Cure. If the Borrower, the Administrative Agent, and, in the case of a Defaulting Lender that is a Revolving Lender, each L/C Issuer, agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans, and funded and unfunded participations in Letters of Credit, to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages of each Class of Loans (without giving effect to Section 2.18(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
1.19Term Hedged Portion. In order to accommodate the establishment of differing rate floors for the portion of the Term Loan or an Incremental Term Loan Facility for which the Borrower has entered into a Swap Contract that provides a hedge against interest rate risk and the portion of the Term Loan or an Incremental Term Loan Facility for which the Borrower has not entered into a Swap Contract that provides a hedge against interest rate risk, the Term Loan and any such Incremental Term Loan Facility will be identified in two parts as the Term Hedged Portion and the Term Unhedged Portion. On the Restatement Effective Date, each Term Lender holds each of the Term Hedged Portion and the Term Unhedged Portion of the Term Loan ratably in accordance with such Term Lender’s Applicable Percentage of the Term Loan as set forth on Schedule 2.01 (as the same may be updated from time to time by Administrative Agent after receipt of a Hedge Change Notice). Other than with respect to the differing rate floors, the Interest Periods and all other payment and interest terms applicable to the Term Loan or any applicable Incremental Term Loan Facility will be applicable to the Term Hedged Portion and the Term Unhedged Portion with respect thereto. The Borrower will provide the Administrative Agent written notice within five (5) Business Days after any change in the amount of the Term Loan or any Incremental Term Loan Facility for which the Borrower has entered into a Swap Contract that provided a hedge against interest rate risk (a “Hedge Change Notice”). The Administrative Agent will, if it deems necessary, then adjust the Register and Schedule 2.01 in the amount of the Term Hedged Portion and Term Unhedged Portion in accordance with such notice as soon as administratively feasible. If, as a result of the Borrower’s failure to deliver a Hedge Change Notice to the Administrative Agent for any reason, the Administrative Agent or the Required Lenders determine that a delivery of a Hedge Change Notice would have resulted in higher pricing for such period as a result of a higher interest rate floor, the Borrower shall, retroactively to the date that the Hedge Change Notice should have been delivered, be obligated to pay to the Administrative Agent for the account of the Term Lenders or the Lenders with respect to the applicable Incremental Term Loan Facility promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Term Lender or any Lender with respect to such Incremental Term Loan Facility), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.
1.20Extensions of Maturity Date in respect of Term Facility.
(a)Notification of Extension. The Borrower may, by written notice to the Administrative Agent (such notice, a “Term Loan Extension Notice”) not earlier than 90 days and not later than 30 days prior to (i) the Initial Term Loan Maturity Date elect that the Term Lenders extend the Term Loan Maturity Date for an additional twelve (12) months from the Initial Term Loan Maturity Date (such new Term Loan Maturity Date, the “First Extended Term Loan Maturity Date”) and (ii) the First Extended Term Loan Maturity Date elect that the Term Lenders extend the Term Loan Maturity Date for an additional twelve (12) months from the First Extended Term Loan Maturity Date to the Final Term Loan Maturity Date. The Administrative Agent shall distribute each Term Loan Extension Notice promptly to the Term Lenders following its receipt thereof.
(b)Conditions Precedent to Effectiveness of an Extension of the Initial Term Loan Maturity Date. As conditions precedent to each extension of the Term Loan Maturity Date, the Borrower shall, on or prior to the then applicable Term Loan Maturity Date, satisfy each of the following requirements for such extension to become effective:
(i)The Administrative Agent shall have received a Term Loan Extension Notice within the period required under clause (a) above;
(ii)On the date of such Term Loan Extension Notice and both immediately before and immediately after giving effect to such extension of the Term Loan Maturity Date, no Default shall have occurred and be continuing;
(iii)The Borrower shall have paid to the Administrative Agent, for the pro rata benefit of the Term Lenders based on their respective Applicable Percentages as of such date, an extension fee in an amount equal to 0.15% of the Term Facility as in effect on the date the proposed extension is to become effective; it being agreed that each such extension fee shall be fully earned when paid and shall not be refundable for any reason;
(iv)The Administrative Agent shall have received a certificate of the Parent dated as of the date the proposed extension is to become effective signed by a Responsible Officer of the Parent (i) (x) certifying and attaching the resolutions adopted by each Loan Party approving or consenting to such extension or (y) certifying that, as of the date the proposed extension is to become effective, the resolutions delivered to the Administrative Agent and the Lenders on the Restatement Effective Date (if such resolutions included approval for an extension of the Term Loan Maturity Date for a period that is not less than an additional twelve (12) months from the Initial Term Loan Maturity Date and/or not less than an additional twelve (12) months from the First Extended Term Loan Maturity Date, as applicable) are and remain in full force and effect and have not been modified, rescinded or superseded since the date of adoption and (ii) certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (or, in the case of Section 5.19 in all respects, and, in each case, without duplication of any materiality qualifiers set forth in such representations and warranties) on and as of the date the proposed extension is to become effective, except to the extent such representations and warranties relate to an earlier date or given period (in which case such representations and warranties shall have been true and correct in all material respects as of the respective date or for the respective period, as the case may be (or, in the case of Section 5.19 in all respects, and, in each case, without duplication of any materiality qualifiers set forth in such representations and warranties)) and except that for purposes of this Section 2.20, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists; and
(v)The Borrower and the other Loan Parties shall have delivered to the Administrative Agent such reaffirmations of their respective obligations under the Loan Documents (after giving effect to the extension), and acknowledgments and certifications that they have no claims, offsets or defenses with respect to the payment or performance of any of the Obligations, including, without limitation, reaffirmations of the Guaranty Agreement, executed by the Loan Parties party thereto.
Conflicting Provisions. This Section shall supersede any provisions in Section 2.14 or 10.01 to the contrary.
ARTICLE III.TAXES, YIELD PROTECTION AND ILLEGALITY
1.01Taxes.
(a)Defined Terms. For purposes of this Section 3.01, the term “Lender” includes each L/C Issuer and the term “applicable Laws” includes FATCA.
(b)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of an applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(c)Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (b) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)Tax Indemnifications.
(i)The Borrower shall and does hereby indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified

Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error. The Borrower shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or any L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(d)(ii) below. For the avoidance of doubt, (A) to the extent the Administrative Agent indefeasibly receives payment in full from the Borrower pursuant to the immediately preceding sentence for an amount that a Lender or an L/C Issuer was required to indemnify the Administrative Agent for pursuant to clause (y) or (z) of Section 3.01(d)(ii), and subsequent thereto the Administrative Agent receives payment from such Lender or such L/C Issuer (including by way of set off pursuant to the last sentence of Section 3.01(d)(ii)) for that same indemnity that was previously paid in full by the Borrower, the Administrative Agent will promptly turn over to the Borrower the amount so received (including by way of set off pursuant to the last sentence of Section 3.01(d)(ii)) from such Lender or such L/C Issuer (but in any event not in excess of the amount previously paid by the Borrower to the Administrative Agent in respect of such indemnity) and (B) to the extent the Administrative Agent receives a payment from the Borrower pursuant to the immediately preceding sentence for an amount that a Lender or an L/C Issuer was required to indemnify the Administrative Agent for pursuant to clause (y) or (z) of Section 3.01(d)(ii), such Lender or such L/C Issuer, as applicable, shall be liable to the Borrower for reimbursement of such payment.
(ii)Each Lender and each L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Administrative Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(e)Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.
(f)Status of Lenders; Tax Documentation.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, duly completed executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, duly completed executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)duly completed executed copies of IRS Form W-8ECI;

(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) duly completed executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or
(IV)to the extent a Foreign Lender is not the beneficial owner, duly completed executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), duly completed executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
(h)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
1.02Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon SOFR, Term SOFR or Daily Simple SOFR, then, on notice thereof by such Lender to the Borrower (through the Administrative Agent), (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any Credit Extension or continue Term SOFR Loans or to convert Base Rate Loans or Daily SOFR Loans to Term SOFR Committed Loans or to convert Term SOFR Loans or Base Rate Loans to Daily SOFR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans and/or Daily SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), immediately in the case of Daily SOFR Loans and, in the case of Term SOFR Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.
1.03Inability to Determine Rates; Replacement of Term SOFR.
(a)Inability to Determine Rates. If in connection with any request for a Daily SOFR Loan or a Term SOFR Loan or a conversion of a Base Rate Loan or a Daily SOFR Loan to a Term SOFR Loan, any conversion of a Base Rate Loan or a Term SOFR Loan to a Daily SOFR Loan, or any continuation of a Term SOFR Loan, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under clause (i) of Section 3.03(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Committed Loan or in connection with an existing or proposed Base Rate Loan or for determining Daily Simple SOFR for any determination date with respect to an existing or proposed Daily SOFR Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or Daily Simple SOFR with respect to an existing or proposed Daily SOFR Loan, as the case may be, does not adequately and fairly reflect the cost to such Lenders of funding such Revolving Credit Loan, the Administrative Agent will promptly so notify the Borrower and each Lender in writing.
Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans and/or to make Daily SOFR Loans, as applicable, or to convert Base Rate Loans or Daily SOFR Loans to Term SOFR Loans or Base Rate Loans or Term SOFR Loans to Daily SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans, Daily SOFR Loans or Interest Periods), and (y) in the event of a determination described in clause (i)(B) of the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.
Upon receipt of such written notice, (i) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Committed Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or any pending request for a Borrowing of or conversion to Daily SOFR Loans (to the extent of the affected Daily SOFR Loans or periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans and Daily SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately, in the case of Daily SOFR Loans, and at the end of their respective applicable Interest Period, in the case of Term SOFR Loans.
(b)Replacement of Term SOFR and SOFR or a Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required

Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:
(i)adequate and reasonable means do not exist for ascertaining both Daily Simple SOFR and one month, three month and six month interest periods of Term SOFR (for clarification, none of Daily Simple SOFR or Term SOFR for interest periods of one month, three months and six months are ascertainable), including, without limitation, because SOFR is not available or published on a current basis or the Term SOFR Screen Rate is not available or published on a current basis, as applicable, and such circumstances are unlikely to be temporary; or
(ii)CME or any successor administrator of the Term SOFR Screen Rate, and the Federal Reserve Bank of New York or any successor administrator of SOFR, or a Governmental Authority having jurisdiction over the Administrative Agent or any such administrator with respect to its publication of SOFR and/or Term SOFR, as applicable, in each case acting in such capacity, has made a public statement identifying a specific date after which SOFR, one month, three month and six month interest periods for Term SOFR and the Term SOFR Screen Rate, as applicable, shall or will no longer be made available, or permitted to be used for determining the interest rate of Dollar denominated syndicated loans, or shall or will otherwise cease; provided that, at the time of such statement, there are no successor administrators that are satisfactory to the Administrative Agent, that will continue to provide SOFR or such interest periods of Term SOFR, as applicable, after such specific date (the latest date on which each of Daily Simple SOFR, one month, three month and six month interest periods for Term SOFR and the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”), if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then, on a date and time determined by the Administrative Agent, which date shall be at the end of any Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing SOFR and Term SOFR or any then current Successor Rate in accordance with this Section 3.03, with an alternative benchmark rate for loans denominated in Dollars giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement other than written notice thereof to the Borrower; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.
For purposes of this Section 3.03 only, those Lenders that have not made, and do not have an obligation under this Agreement to make, the relevant Loans shall be excluded from any determination of Required Lenders.
1.04Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any L/C Issuer;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or L/C Issuer any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit issued by such L/C Issuer or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or L/C Issuer, the Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any Lending Office of such Lender or L/C Issuer, or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy and liquidity requirements), then from time to time the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)Consistent Treatment. Each Lender agrees that amounts claimed under this Section 3.04 shall be reasonably determined by such Lender (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender under agreements having provisions similar to this Section 3.04 after consideration of such factors as such Lender then reasonably determines to be relevant).
1.05Compensation for Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time setting forth in reasonable detail the basis for, and manner of calculating such compensation, the Borrower shall within thirty (30) days following receipt of such demand compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan or a Daily SOFR Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

(c)any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13; or
(d)the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan;
including any loss or expense arising from the liquidation or reemployment of funds (but excluding any loss of anticipated profits) obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
1.06Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect or increase the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender or L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.
1.07Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV.CONDITIONS PRECEDENT
1.01Conditions of Effectiveness. The effectiveness of this Agreement is subject to satisfaction or waiver (in accordance with Section 10.01) of the following conditions precedent:
(a)The Administrative Agent’s receipt of the following, each of which shall be original, or e-mail (in a .pdf format) or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Restatement Effective Date (or, in the case of certificates of governmental officials, a recent date before the Restatement Effective Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)executed counterparts of this Agreement and the Guaranty Agreement;
(ii)a Revolving Credit Note and/or Term Note, as applicable, executed by the Borrower in favor of each Lender requesting such Note (which, to the extent delivered via e-mail (in a .pdf format) or telecopies, shall be followed promptly by originals);
(iii)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(iv)such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and each Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization;
(v)a favorable customary opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Loan Parties, addressed to the Administrative Agent, each Lender and each L/C Issuer;
(vi)a favorable customary opinion of Venable LLP, local counsel to the Loan Parties in Maryland, addressed to the Administrative Agent, each Lender and each L/C Issuer;
(vii)[reserved];
(viii)a certificate signed by a Responsible Officer of the Borrower certifying that (1) no action, suit, investigation or proceeding is pending or, to the knowledge of any Loan Party, threatened in any court or before any arbitrator or Governmental Authority that (A) challenges the validity or enforceability of this Agreement, any other Loan Document or any of the transactions contemplated hereby or thereby, or otherwise purports to restrict or prohibit the performance of all or any portion of this Agreement, any other Loan Document or any of the transactions contemplated hereby or thereby or (B) could reasonably be expected to have a Material Adverse Effect and (2) since the date of the Audited Financial Statements, there has not occurred any event or condition that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;
(ix)a Solvency Certificate from the Parent certifying that, after giving effect to the transactions to occur on the Restatement Effective Date (including, without limitation, all Credit Extensions to occur on the Restatement Effective Date), the Parent and its Subsidiaries on a consolidated basis are Solvent;
(x)the financial statements referenced in Sections 5.05(a) and (b);
(xi)the Administrative Agent shall have received payment of all interest and fees that have accrued through and including the Restatement Effective Date with respect to outstanding loans made, and letters of credit issued, pursuant to the Existing Credit Agreement; and
(xii)a certificate, substantially in the form of Exhibit E or otherwise satisfactory to the Administrative Agent, signed by a Responsible Officer of the Parent and evidencing that, giving pro forma effect as of December 31, 2023 to the transactions to occur on or about the Restatement Effective Date (including, all Credit Extensions to occur on the Restatement Effective Date and the use of proceeds thereof), as of the date of the Restatement Effective Date, the Loan Parties are in pro forma compliance with the financial covenants contained in Section 7.11, setting forth a calculation of the ratio of Total Indebtedness to Total Asset Value as of the last day of the fiscal quarter ended December 31, 2023, and including a schedule of Unencumbered Eligible Properties, all in form and detail reasonably satisfactory to the Administrative Agent (such certificate, the “Pro Forma Restatement Effective Date Compliance Certificate”).
(b)At least five (5) Business Days prior to the Restatement Effective Date, the Administrative Agent and each Lender shall have received all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, the Beneficial Ownership Regulation (including a Beneficial Ownership Certification) and other customary requirements, in each case, to the extent such information is requested in writing at least ten (10) Business Days prior to the Restatement Effective Date.
(c)All fees required hereunder or under the Fee Letters to be paid on or before the Restatement Effective Date to the Administrative Agent, the Arrangers and the Lenders shall have been paid.
(d)Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least three (3) Business Days prior to the Restatement Effective Date (which invoice may be in summary form), plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Restatement Effective Date specifying its objection thereto.
1.02Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Revolving Credit Loans or Term Loans from one Type to another, or a continuation of Term SOFR Committed Loans) is subject to the following conditions precedent:
(a)The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or, in the case of Section 5.19 in all respects, and, in each case, without duplication of any materiality qualifiers set forth in such representations and warranties) on and as of the date of the proposed Credit Extension, except to the extent such representations and warranties relate to an earlier date or given period (in which case such representations and warranties shall have been true and correct in all material respects as of the respective date or for the respective period, as the case may be (or, in the case of Section 5.19 in all respects, and, in each case, without duplication of any materiality qualifiers set forth in such representations and warranties)) and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.
(b)No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)The Administrative Agent and, if applicable, the applicable L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)Any such proposed Credit Extension under the Revolving Credit Facility does not exceed the unused portion of the Revolving Credit Facility at such time.
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Revolving Credit Loans or Term Loans from one Type to another, or a continuation of Term SOFR Committed Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V.REPRESENTATIONS AND WARRANTIES
The Borrower and the Parent each represents and warrants to the Administrative Agent and the Lenders that:
1.01Existence, Qualification and Power. Each Loan Party, and each of its Subsidiaries, (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the transactions contemplated by the Loan Documents, and (c) is duly qualified and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification; except in each case referred to in clause (a) (solely with respect to any Person that is not a Loan Party), clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
1.02Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of (or the requirement to create) any Lien under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any applicable Law, except with respect to any breach or contravention or violation referred to in clauses (b) and (c), to the extent that such conflict, breach, contravention or violation could not reasonably be expected to have a Material Adverse Effect.
1.03Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or (b) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents, except for (i) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (ii) filings, if any, with the SEC, including a Current Report on Form 8-K and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.
1.04Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
1.05Financial Statements; No Material Adverse Effect.
(a)The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects the consolidated financial condition of the Parent and its Subsidiaries as of the date thereof and the consolidated results of their operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
(b)The unaudited consolidated balance sheet of the Parent and its Subsidiaries dated September 30, 2023, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects the consolidated financial condition of the Parent and its Subsidiaries as of the date thereof and the consolidated results of their operations for the period covered thereby; subject, in the case of clauses (i) and (ii) above, to the absence of footnotes and to normal year-end audit adjustments.
(c)Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
1.06Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower and the Parent, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if adversely determined, could reasonably be expected to have a Material Adverse Effect.
1.07No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

1.08Ownership of Property. Each Loan Party and each of its Subsidiaries has good record and insurable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, in each case, except for such defects in title that do not materially interfere with its ability to conduct its business or utilize such properties for their intended purposes or where the failure to have such title or interests could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
1.09Environmental Compliance.
(a)The Loan Parties and their respective Subsidiaries are not aware of any Environmental Liabilities or claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
(b)No property currently or, to the knowledge of the Loan Parties, formerly owned or operated by any Loan Party or any of its Subsidiaries, is listed or, to the knowledge of the Loan Parties, formally proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or, to the knowledge of the Loan Parties, is adjacent to any such property except (i) with respect to any Unencumbered Eligible Property, as disclosed in the Environmental Reports or as could not result in a material Environmental Liability for any Loan Party or any of its Subsidiaries, or (ii) with respect to any other property, as could not reasonably be expected to have a Material Adverse Effect.
(c)Hazardous Materials have not been released, discharged or disposed of on, at, under or from (i) any Unencumbered Eligible Property except as disclosed in the Environmental Reports or in a manner, form or amount that could not reasonably be expected to result in a material Environmental Liability for any Loan Party or any Subsidiary, or (ii) any property (other than an Unencumbered Eligible Property) currently or, to the knowledge of the Loan Parties, formerly owned or operated by any Loan Party or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect.
(d)Neither any Loan Party nor any of its Subsidiaries is undertaking, or has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at, on, under, or from any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law, that could result in a material Environmental Liability for any Loan Party or any of its Subsidiaries, (i) except, with respect to any Unencumbered Eligible Property, as disclosed in the Environmental Reports or, with respect to any such investigation or assessment or remedial or response action initiated after the Restatement Effective Date, as disclosed to the Administrative Agent in writing, or (ii) except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, with respect to any other property (other than an Unencumbered Eligible Property) either currently or formerly owned or operated by any Loan Party or any of its Subsidiaries or any other property to or at which any Loan Party or any of its Subsidiaries has disposed of, transported or arranged for the transportation or disposal of any Hazardous Materials.
1.10Insurance. The properties of each Loan Party and its Subsidiaries are insured with one or more Third Party Insurance Companies and/or pursuant to Permitted Self-Insurance, in compliance with the provisions of Section 6.07 and otherwise in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Party or the applicable Subsidiary operates.

1.11Taxes. Each Loan Party and each of its Subsidiaries have filed all federal, state and other material Tax returns and reports required to be filed, and have paid all federal, state and other material Taxes required to be paid, except those (a) which are not overdue for more than thirty (30) days or (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party or any Subsidiary thereof that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement; provided, that for the sake of clarity, no Tax Protection Agreement (as in effect on the Restatement Effective Date or as modified thereafter with the prior written consent of the Administrative Agent) shall be treated as a tax sharing agreement.
1.12ERISA Compliance.
(a)Except to the extent that, either individually or in the aggregate, any failure to comply could not reasonably be expected to have a Material Adverse Effect, (i) each Plan and, to the knowledge of the Borrower and the Parent, each Multiemployer Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws, (ii) each Single Employer Pension Plan and, to the knowledge of the Borrower and the Parent, each Multiemployer Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service and (iii) to the best knowledge of the Borrower and the Parent, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)There are no pending or, to the best knowledge of the Borrower and the Parent, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)(i) Except as disclosed in Schedule 5.12(c), no ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Single Employer Pension Plan or Multiemployer Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Single Employer Pension Plan and Multiemployer Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) the Borrower and each ERISA Affiliate has timely made all required contributions and payments to each Multiemployer Plan; (iv) as of the most recent valuation date for any Single Employer Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (v) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no material premium payments which have become due that are unpaid; (vi) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vii) no Single Employer Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Single Employer Pension Plan.

(d)Neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Single Employer Pension Plan or Multiemployer Plan other than (A) on the Restatement Effective Date, those listed on Schedule 5.12(d) hereto and (B) thereafter, Single Employer Pension Plans or Multiemployer Plans not otherwise prohibited by this Agreement.
(e)The assets of the Borrower and each Guarantor are not “plan assets” within the meaning of 29 C.F.R. 2510.3-101 as modified by Section 3(42) or ERISA.
(f)As of the Restatement Effective Date each Loan Party and each Subsidiary thereof is not and will not be (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code; (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.
1.13Subsidiaries; Tax Identification Numbers. Schedule 5.13 (a) is a complete and accurate list of all Subsidiaries of the Parent as of the Restatement Effective Date, showing (as to each such Person) the jurisdiction of its incorporation or organization, the type of organization it is and its true and correct U.S. taxpayer ID number and (b) sets forth the Parent’s true and correct U.S. taxpayer ID number.
1.14Margin Regulations; Investment Company Act.
(a)No part of the proceeds of any Credit Extension will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of Regulation T, U or X of the FRB as in effect from time to time. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of any Loan Party only or of the Parent and its Subsidiaries on a consolidated basis) will be margin stock.
(b)None of the Parent, any Person Controlling the Parent, or any Subsidiary of the Parent is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
1.15Disclosure. No report, financial statement, certificate or other information furnished in writing by or on behalf of any Loan Party (other than projected financial information, other forward-looking information and projections and information of a general economic or industry specific nature) to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), at the time so furnished when taken as a whole, together with disclosures made by the Parent in filings with the SEC, to the knowledge of the Parent, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower and the Parent represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
1.16Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
1.17Anti-Corruption Laws; Anti-Money Laundering Laws.
(a)The Parent, the Borrower and their respective Subsidiaries conduct, and have for the past five (5) years conducted, their businesses in compliance in all material respects with applicable Anti-Corruption Laws and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws.
(b)Neither the Parent, the Borrower, any of their respective Subsidiaries, nor, to the knowledge of the Parent, the Borrower and their respective Subsidiaries, any director, officer, employee or agent thereof (i) has violated or is in violation of any applicable anti-money laundering law or (ii) has engaged or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in any applicable law, regulation or other binding measure implementing the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering.
1.18Intellectual Property; Licenses, Etc. Except as could not reasonably be expected to have a Material Adverse Effect, (a) the Parent and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are necessary for the operation of their respective businesses, without conflict with the rights of any other Person, (b) no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Parent or any Subsidiary infringes upon any rights held by any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (c) no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
1.19OFAC; Designated Jurisdictions. None of the Loan Parties, any of their respective Subsidiaries, or, to the knowledge of the Parent, the Borrower and their respective Subsidiaries, any Related Party thereof, (i) is a Sanctioned Person, (ii) is located, organized or resident in a Designated Jurisdiction or (iii) is or has been engaged in any transaction with any Sanctioned Person or any Person who is located, organized or resident in any Designated Jurisdiction to the extent that such transactions would violate Sanctions. No Credit Extension, nor the proceeds from any Credit Extension, has been used, directly or indirectly, or has otherwise been made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business with any Sanctioned Person, or in any other manner that will result in a violation by any Loan Party or Subsidiary thereof, or any Lender, the Arrangers, the Administrative Agent or any L/C Issuer of Sanctions. No Credit Extension, nor the proceeds from any Credit Extension will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. The Borrower and its Subsidiaries are in compliance in all material respects with the PATRIOT Act.
1.20Solvency. The Parent and its Subsidiaries on a consolidated basis are Solvent.

1.21Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
1.22Unencumbered Properties. Each Property included in any calculation of Unencumbered Asset Value or Unencumbered NOI satisfied, at the time of such calculation, all of the requirements contained in the definition of “Unencumbered Property Criteria.”
1.23Subsidiary Guarantors. Prior to the Investment Grade Release, each Unencumbered Property Subsidiary is a Guarantor. Each Unencumbered Property Subsidiary (if any) that is a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness is a Guarantor.
1.24Affected Financial Institution. No Borrower or Guarantor is an Affected Financial Institution.
1.25Covered Entities. No Loan Party is a Covered Entity.
1.26Sustainability-Related Information. All information about the Borrower’s emissions data that is provided as required for the Sustainability Metric and any thresholds or targets with respect thereto, which have been or may be provided to the Administrative Agent, the Sustainability Structuring Agent or any Lender by or on behalf of it, or which have been or may be approved by it (collectively, including the Sustainability Metric Annual Certificate and any Sustainability Reports, the “Sustainability-Related Information”), is, to the knowledge of the Borrower, true and accurate in all material respects as of the date it is provided or approved and as of the date (if any) of which it is stated. It is understood and agreed that any breach of this Section 5.26 shall not constitute a Default or Event of Default or otherwise result in the failure of any condition precedent to any Credit Extension.
ARTICLE VI.AFFIRMATIVE COVENANTS
At all times prior to the Facility Termination Date, the Parent and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each of their respective Subsidiaries to:
1.01Financial Statements. Deliver to the Administrative Agent for distribution to each Lender:
(a)as soon as available, but in any event within 90 days after the end of each fiscal year of the Parent (commencing with the fiscal year ending December 31, 2024), a consolidated balance sheet of the Consolidated Group as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case, to the extent required to be included in the Parent’s filings with the SEC, in comparative form the figures as of the end of and for the previous fiscal year (which comparative shall in the form and to the extent required to be included in the Parent’s filings with the SEC), all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; it being understood and agreed that the delivery by the Parent of its Annual Report on Form 10-K with the SEC (satisfying the

SEC’s requirements for 10-K filings) within the time period described in this clause (a) accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders satisfying the requirements of this clause (a) shall satisfy the requirements of this clause (a);
(b)as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent (commencing with the fiscal quarter ending March 31, 2024), a consolidated balance sheet of the Consolidated Group as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Parent’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of the Parent’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year (which comparatives shall in the form and to the extent required to be included in the Parent’s filings with the SEC), all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Parent as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Consolidated Group in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; it being understood and agreed that the delivery by the Parent of its Quarterly Report on Form 10-Q with the SEC (satisfying the SEC’s requirements for 10-Q filings) within the time period described in this clause (b) shall satisfy the requirements of this clause (b);
(c)as soon as available, but in any event at least 45 days after the end of each fiscal year of the Parent, forecasts prepared by management of the Parent, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows of the Consolidated Group on a quarterly basis for such fiscal year (including the fiscal year in which the latest Maturity Date occurs);
(d)    as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2024), a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case, to the extent required to be included in the Borrower’s filings with the SEC, in comparative form the figures as of the end of and for the previous fiscal year (which comparative shall be in the form and to the extent required to be included in the Borrower’s filings with the SEC), all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; it being understood and agreed that the delivery by the Borrower of its Annual Report on Form 10-K with the SEC (satisfying the SEC’s requirements for 10-K filings) within the time period described in this clause (d) accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders satisfying the requirements of this clause (d) shall satisfy the requirements of this clause (d); and
(e)    as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ending March 31, 2024), a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of the Borrower’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year (which comparatives shall be in the form and to the extent required to be included in the Borrower’s filings with the SEC), all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; it being understood and agreed that the delivery by the Borrower of its Quarterly Report on Form 10-Q with the SEC (satisfying the SEC’s requirements for 10-Q filings) within the time period described in this clause (e) shall satisfy the requirements of this clause (e).
As to any information contained in materials furnished pursuant to Section 6.02(c), the Borrower and the Parent shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower and the Parent to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.
1.02Certificates; Other Information. Deliver to the Administrative Agent for further distribution to each Lender:
(a)concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal quarter ending March 31, 2024, a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, chief accounting officer, treasurer or controller of the Parent (which delivery may, unless the Administrative Agent requests executed originals, be by electronic communication including fax or e-mail and shall be deemed to be an original authentic counterpart thereof for all purposes); each Compliance Certificate shall be accompanied by (i) copies of the statements of Net Operating Income and Unencumbered NOI attributable to each Unencumbered Eligible Property for such fiscal quarter or year, prepared on a basis consistent with the Audited Financial Statements and otherwise in form and substance reasonably satisfactory to the Administrative Agent, together with a certification by the chief executive officer, chief financial officer, chief accounting officer, treasurer or controller of the Parent that the information contained in such statement fairly presents Net Operating Income and Unencumbered NOI attributable to each Unencumbered Property for such periods and (ii) a calculation, in form and substance satisfactory to the Administrative Agent, of the Unencumbered Property Value of each Property and the Unencumbered Asset Value as of the last day of the fiscal period covered by such Compliance Certificate;
(b)promptly after any request by the Administrative Agent, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or similar governing body) (or the audit committee of the board of directors or similar governing body) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them;
(c)promptly after the same are available, (x) copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders or other equity holders of the Parent, (y) copies of each annual report, proxy, financial statement or other financial report sent to the limited partners of the Borrower, and (z) copies of all annual, regular, periodic and special reports and registration statements which any Loan Party or any Subsidiary thereof files with the SEC under Section 13 or 15(d) of the Securities Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(d)[reserved];
(e)promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding material issues concerning financial or other operational results of any Loan Party or any Subsidiary thereof;
(f)promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any written notice of noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect;
(g)promptly, such additional material information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request; and
(h)promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent, any L/C Issuer or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto on the Parent’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Parent shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrower and the Parent each hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Parent or the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak, ClearPar or another similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Parent and the Borrower each hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be either (1) those Borrower Materials that are filed with the SEC or (2) those that are not filed with the SEC but are clearly and conspicuously marked

“PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof (collectively, “Public Borrower Materials”); (x) by filing Borrower Materials with SEC or marking Borrower Materials that are not filed with the SEC “PUBLIC,” the Parent and the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Parent or the Borrower or their respective securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Public Borrower Materials are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat the Borrower Materials that are not Public Borrower Materials as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
1.03Notices. Promptly notify the Administrative Agent for further distribution to each Lender:
(a)of the occurrence of any Default;
(b)of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;
(c)of the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect;
(d)of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof, including any determination by the Parent or the Borrower referred to in Section 2.11(b); and
(e)of any announcement by Moody’s, Fitch or S&P of any change or possible change in a Debt Rating; provided, that the provisions of this clause (e) shall not apply until such time, if any, as the Parent or the Borrower obtains an Investment Grade Rating.
Each notice pursuant to this Section 6.03 (other than Section 6.03(e)) shall be accompanied by a statement of a Responsible Officer of the Parent setting forth details of the occurrence referred to therein and stating what action the Parent has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
1.04Payment of Obligations. Pay (a) all Tax liabilities upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Parent, the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except in the case of the foregoing clauses (a) through (c) as could not reasonably be expected to have a Material Adverse Effect.
1.05Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.05 and except, solely in the case of a Subsidiary that is not a Loan Party, where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its material registered patents, trademarks, trade names and service marks necessary to the normal conduct of its business (except, for clarity, expirations at the end of statutory terms), the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
1.06Maintenance of Properties. (a) Maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities, except in each case of the foregoing clauses (a) through (c) where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
1.07Maintenance of Insurance. Maintain with financially sound and reputable insurance companies that are not Affiliates of the Parent (“Third Party Insurance Companies”), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons (which insurance shall, in any event, include terrorism coverage to the extent generally available at commercially reasonable rates); provided, that the Loan Parties and their Subsidiaries may maintain such insurance under a plan by self-insurance, or a large deductible program, or a captive insurance arrangement (in excess of the amounts reinsured with Third Party Insurance Companies) (collectively, “Self-Insurance”) instead of with one or more Third Party Insurance Companies if (but only if) the Administrative Agent has consented in writing to the amount, types and terms and conditions of all such Self-Insurance (such written consent not to be unreasonably withheld) (“Permitted Self-Insurance”), it being understood and agreed that all Self-Insurance existing on the Restatement Effective Date has been consented to by the Administrative Agent and constitutes Permitted Self-Insurance.
1.27Compliance with Laws. Comply in all material respects with the requirements of all applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
1.28Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Parent or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Parent or such Subsidiary, as the case may be.
1.10Inspection Rights. Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours, upon reasonable advance notice to the Borrower; provided, however, that so long as no Event of Default then exists, such visits shall be limited to once in any calendar year.
1.11Use of Proceeds. Use the proceeds of the Credit Extensions for general corporate purposes of the Borrower and its Subsidiaries (including for working capital, capital expenditures, acquisitions, and development and redevelopment of real estate properties) not in contravention of any applicable Law or of any Loan Document.
1.12Additional Unencumbered Properties; Additional Guarantors.
(a)If at any time the Borrower intends to include as an Unencumbered Eligible Property any Proposed Real Estate, prior to any such inclusion the Borrower shall notify the Administrative Agent in writing of its desire to include such Proposed Real Estate as an Unencumbered Eligible Property.
(b)The notice referred to in clause (a) above shall include (i) if such inclusion is to occur prior to the Investment Grade Release, a list of each Subsidiary that is (or upon the acquisition or leasing thereof or upon the acquisition of the owner or lessee thereof will be) the Direct Owner or an Indirect Owner thereof and (ii) if such inclusion is to occur on or after the Investment Grade Release, a list of each Subsidiary of the Borrower (if any) that is (or upon the acquisition or leasing thereof or upon the acquisition of the owner or lessee thereof will be) the Direct Owner or an Indirect Owner thereof and will at the time such Proposed Real Estate is to be included as an Unencumbered Eligible Property be a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness (each such Subsidiary under clause (i) or (ii) (including for the avoidance of doubt any Joint Venture Partner) being referred to hereinafter as a “Proposed Unencumbered Property Subsidiary”);
(c)With respect to each Proposed Unencumbered Property Subsidiary, at least 10 days (or such shorter period as the Administrative Agent may agree) prior to the date the applicable Proposed Real Estate is to be included as an Unencumbered Eligible Property, the Borrower shall
(i)provide the Administrative Agent with the U.S. taxpayer identification number for such Proposed Unencumbered Property Subsidiary, and
(ii)provide the Administrative Agent, on behalf of the Lenders, with all documentation and other information concerning each such Proposed Unencumbered Property Subsidiary that the Administrative Agent or any Lender may reasonably request in order to comply with their obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.
(d)At or prior to the time that any Proposed Real Estate that has as its Direct Owner or Indirect Owner a Proposed Unencumbered Property Subsidiary is included as an Unencumbered Eligible Property, the Borrower shall cause each such Proposed Unencumbered Property Subsidiary to
(i)execute and deliver a joinder agreement to the Guaranty Agreement in form and substance reasonably satisfactory to the Administrative Agent, and
(ii)deliver to the Administrative Agent the items referenced in Sections 4.01(a)(iii) and (iv) with respect to each such Proposed Unencumbered Property Subsidiary, and solely to the extent requested by the Administrative Agent in its reasonable discretion, deliver to the Administrative Agent a favorable opinion of counsel (which counsel shall be reasonably acceptable to the Administrative Agent), addressed to the Administrative Agent and each Lender, as to such matters concerning each such Proposed Unencumbered Property Subsidiary and the Guaranty Agreement as the Administrative Agent may reasonably request.

(e)If at any time the Parent desires to become a Guarantor, it shall execute and deliver to the Administrative Agent a joinder agreement to the Guaranty Agreement in form and substance reasonably satisfactory to the Administrative Agent; (b) deliver to the Administrative Agent the items referenced in Sections 4.01(a)(iii) and (iv) with respect to the Parent; and (c) solely to the extent requested by the Administrative Agent in its reasonable discretion, deliver to the Administrative Agent a favorable opinion of counsel (which counsel shall be reasonably acceptable to the Administrative Agent), addressed to the Administrative Agent and each Lender, as to such matters concerning the Parent and the Guaranty Agreement as the Administrative Agent may reasonably request.
(f)Notwithstanding anything to the contrary contained in this Agreement, in the event that the results of any such “know your customer” or similar investigation conducted by the Administrative Agent with respect to any Proposed Unencumbered Property Subsidiary is not reasonably satisfactory to the Administrative Agent, such Person shall not be permitted to become a Guarantor, and for the avoidance of doubt no Property owned or ground leased by such Subsidiary shall be included as an Unencumbered Eligible Property, as applicable, without the prior written consent of the Administrative Agent.
1.13Compliance with Environmental Laws. Except as would not reasonably be expected to have a Material Adverse Effect, comply, and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action required under applicable Environmental Laws with respect to any Hazardous Materials from any of its properties, in compliance with applicable Environmental Laws; provided, however, that neither the Parent nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
1.14Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions. Conduct its businesses (a) in compliance in all material respects with applicable Anti-Corruption Laws and applicable anti-money laundering laws and maintain policies and procedures reasonably designed to promote and achieve compliance with all such laws and (b) in a manner that will not result in a violation by the Borrower or its Subsidiaries, or any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, or otherwise, of Sanctions.
1.15Further Assurances. Promptly upon request by the Administrative Agent, (a) correct any material defect or manifest error that may be discovered in any Loan Document and (b) do, execute and take any and all such further acts, deeds, certificates and assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.
1.16Maintenance of REIT Status; New York Stock Exchange or NASDAQ Listing. The Parent will, at all times (i) continue to be organized and operated in a manner that will allow it to qualify as a REIT and (ii) remain publicly traded with securities listed on the New York Stock Exchange or the NASDAQ Stock Market.
1.17Sustainability-Related Information.
(a)The Borrower acknowledges and agrees that the Administrative Agent and the Lenders may rely, without independent verification, upon the accuracy, adequacy and completeness of the Sustainability-Related Information (x) furnished by the Borrower or its Affiliates to the Administrative Agent or any Lender or approved by the Borrower for use in connection with this Agreement and that neither the Administrative Agent nor any Lender assumes any responsibility or has any liability therefor or has an obligation to conduct any appraisal of any Sustainability-Related Information.
(b)The Borrower shall:
(i)within ten (10) Business Days after the Borrower’s determination that there was a Sustainability Certificate Inaccuracy, deliver written notice to the Administrative Agent thereof;
(ii)promptly notify the Administrative Agent and the Lenders of (A) any material change in the Borrower’s sustainability strategy or initiatives or its internal policies related to sustainability, including any relevant comments or changes from a third party opinion provider, consultant or auditor, (B) if any Sustainability-Related Information furnished by the Borrower or any of its Affiliates to the Administrative Agent or any Lender or approved by the Borrower or its Affiliates is or becomes, to the knowledge of the Borrower, inaccurate, untrue, incomplete or misleading in any material respect and (C) the appointment of any successor Sustainability Verification Provider; and
(iii)supplement the Sustainability-Related Information promptly from time to time to ensure that the representations and warranties made under Section 5.26 are true, correct and complete in all material respects as of the date when such Sustainability-Related Information is supplemented and/or the representations and warranties are deemed to be made;
provided that it is understood and agreed that any breach of this Section 6.17(b) shall not constitute a Default or Event of Default or otherwise result in the failure of any condition precedent to any Credit Extension.
ARTICLE VII.NEGATIVE COVENANTS
At all times prior to the Facility Termination Date, the Parent and the Borrower shall not, nor shall they permit any of their respective Subsidiaries to, directly or indirectly:
1.01Liens. Create, incur, assume or suffer to exist any Lien on (i) any Unencumbered Eligible Property other than Permitted Property Encumbrances, (ii) any Equity Interest of (x) the Borrower owned by the Parent or (y) any Unencumbered Property Subsidiary, in each case other than Permitted Equity Encumbrances or (iii) any income from or proceeds of any of the foregoing; or sign, file or authorize under the Uniform Commercial Code of any jurisdiction a financing statement that includes in its collateral description any portion of any Unencumbered Eligible Property (unless such description relates to Permitted Property Encumbrance), any Equity Interest of the Borrower owned by the Parent (unless such description relates to Permitted Equity Encumbrance), any Equity Interest of any Unencumbered Property Subsidiary (unless such description relates to Permitted Equity Encumbrance) or any income from or proceeds of any of the foregoing.
1.02Investments. Make any Investments, except:
(a)Investments held by the Parent and its Subsidiaries in the form of cash or Cash Equivalents;

(b)equity Investments owned as of the Restatement Effective Date in Subsidiaries;
(c)Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; and
(d)other Investments, so long as (i) no Event of Default has occurred and is continuing immediately before and after the making of such Investment and (b) immediately after giving effect to the making of such Investment, the Parent and its Subsidiaries shall be in compliance, on a pro forma basis, with the provisions of Section 7.11.
Notwithstanding anything to the contrary contained herein, the Parent shall not be permitted to make any Investment at any time that it is not a Guarantor, except as permitted under Section 7.14.
1.03Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (other than Indebtedness exclusively among members of the Consolidated Group) unless (a) no Event of Default has occurred and is continuing immediately before and after the incurrence of such Indebtedness and (b) immediately after giving effect to the incurrence of such Indebtedness, the Parent and its Subsidiaries shall be in compliance, on a pro forma basis, with the provisions of Section 7.11;
provided, that notwithstanding the foregoing, in no event shall the Parent or any Unencumbered Property Subsidiary be a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness unless it is a Guarantor.
1.04Minimum Property Condition. Suffer or permit a failure to comply with the Minimum Property Condition at all times.
1.05Fundamental Changes; Dispositions. Merge, dissolve, liquidate, consolidate with or into another Person, make any Disposition (including, in each case, pursuant to a Division) or, in the case of any Subsidiary of the Parent, issue, sell or otherwise Dispose of any of such Subsidiary’s Equity Interests to any Person, except:
(a)any Subsidiary of the Borrower may merge or consolidate with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person and or (ii) any one or more other Subsidiaries of the Borrower, provided that if any Subsidiary Guarantor is merging with another Subsidiary of the Borrower that is not a Subsidiary Guarantor, such Subsidiary Guarantor shall be the continuing or surviving Person (unless such Subsidiary Guarantor ceases to be a Subsidiary Guarantor as the result of such merger or consolidation);
(b)any Subsidiary of the Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation, pursuant to a Division or otherwise) to the Borrower or another Subsidiary of the Borrower; provided that if the transferor in such a transaction is a Subsidiary Guarantor that will remain a Subsidiary Guarantor after giving effect to such Disposition, then the transferee must be the Borrower or a Subsidiary Guarantor; and provided, further, that if any Subsidiary Guarantor consummates a Division, the Borrower must comply with applicable obligations under Section 6.12 with respect to each Division Successor;
(c)Dispositions of (i) used, obsolete, worn out or surplus equipment, whether now owned or hereafter acquired, in the ordinary course of business, (ii) items of property no longer used or useful (or no longer economically practical to maintain) in the conduct of the business of the Borrower and the Subsidiaries (including allowing any registrations or any applications for registration of any Intellectual Property to lapse or be abandoned) or (iii) Cash Equivalents;

(d)Dispositions of property by any Subsidiary of the Borrower to the Borrower or another Subsidiary of the Borrower; provided that if the transferor is a Subsidiary Guarantor, then the transferee must be the Borrower or a Subsidiary Guarantor; and provided, further, that if any Subsidiary Guarantor consummates a Division, the Borrower must comply with applicable obligations under Section 6.12 with respect to each Division Successor;
(e)Investments permitted by Section 7.02; and
(f)mergers, dissolutions, liquidations, consolidations or Dispositions not otherwise permitted above; provided that:
(i)no Event of Default has occurred and is continuing immediately before and after such transaction;
(ii)immediately upon giving effect thereto, the Parent and its Subsidiaries shall be in compliance, on a pro forma basis, with the provisions of Section 7.11; and
(iii)in the event of any Disposition of an Unencumbered Eligible Property for which a Direct Owner or an Indirect Owner is a Guarantor or a Disposition of any such Direct Owner or Indirect Owner: (A) the representations and warranties contained in Article V or the other Loan Documents, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (or, in the case of Section 5.19 in all respects, and, in each case, without duplication of any materiality qualifiers set forth in such representations and warranties) on and as of the date thereof and immediately after giving effect thereto, except to the extent such representations and warranties relate to an earlier date or given period (in which case such representations and warranties shall have been true and correct in all material respects as of the respective date or for the respective period, as the case may be (or, in the case of Section 5.19 in all respects, and, in each case, without duplication of any materiality qualifiers set forth in such representations and warranties)) and except that for purposes of this Section 7.05, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 and (B) the provisions of Section 10.19(b) or (c), as applicable, shall be satisfied (and, in the case of any such Disposition that is effected pursuant to a Division, the Borrower must, as and to the extent set forth in subsections (b) and (d) of this Section 7.05, comply with applicable obligations under Section 6.12 with respect to each Division Successor).
Notwithstanding anything to the contrary contained herein, in no event shall the Parent or the Borrower be permitted to (i) merge, dissolve or liquidate or consolidate with or into any other Person unless after giving effect thereto the Parent or the Borrower, as applicable, is the sole surviving Person of such transaction and no Change of Control results therefrom, (ii) consummate a Division or (iii) engage in any transaction pursuant to which it is reorganized or reincorporated in any jurisdiction other than a State of the United States of America or the District of Columbia.
1.06Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that the following shall be permitted:
(a)each Subsidiary of the Borrower may make Restricted Payments pro rata to the holders of its Equity Interests;

(b)each Consolidated Party may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person or another Consolidated Party;
(c)the Borrower shall be permitted to declare and make other Restricted Payments on or in respect of its Equity Interests; provided, however, (1) if an Event of Default under Section 8.01(a) shall have occurred and be continuing or would result therefrom, the Borrower shall only be permitted to declare and pay pro rata cash dividends on its Equity Interests or make pro rata cash distributions with respect thereto in an amount that will result in the Parent receiving the minimum amount of funds required to be distributed to its equity holders in order for the Parent to maintain its status as a REIT for federal and state income tax purposes and (2) no Restricted Payments shall be permitted under this clause (c) following the acceleration of the Obligations pursuant to Section 8.02 or following the occurrence of any Event of Default under Section 8.01(f) or (g); and
(d)the Parent shall be permitted to make Restricted Payments with any amounts received by it from the Borrower pursuant to Section 7.06(c).
For the avoidance of doubt, Section 7.06 shall not prohibit payments required to be made pursuant to the Tax Protection Agreement (as in effect on the Restatement Effective Date or as modified thereafter with the prior written consent of the Administrative Agent).
1.18Change in Nature of Business. Engage in any material line of business other than acquiring and developing income producing real properties and investments related thereto (including the operation of the Empire State Observatory or other observatory properties) or any business reasonably related, complementary or ancillary thereto or representing a reasonable extension thereof.
1.19Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Parent, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Parent or a Subsidiary thereof as would be obtainable by the Parent or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (i) transactions between or among the Borrower and its Subsidiaries at any time that the Parent is not a Guarantor, and transactions between or among the Parent and its Subsidiaries at any time that the Parent is a Guarantor, (ii) fees and compensation (whether in the form of cash, equity or otherwise) paid or provided to, and any indemnity provided on behalf of, officers, directors or employees of the Parent or any Subsidiary thereof as determined in good faith by the board of directors of the Parent and in the ordinary course of business, (iii) payments contemplated by the Tax Protection Agreement, (iv) Restricted Payments not prohibited hereunder and (v) transactions and arrangements existing on the Restatement Effective Date and disclosed in the reports filed by the Parent with the SEC under the Securities Act or the Securities Exchange Act prior to the Restatement Effective Date.
1.20Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (i) any Subsidiary to make Restricted Payments to the Parent, the Borrower or any Guarantor (or, following the Investment Grade Release, any Wholly Owned Subsidiary of the Borrower that is a Direct Owner or Indirect Owner of an Unencumbered Eligible Property) or to otherwise transfer any Unencumbered Eligible Property, or any income therefrom or proceeds thereof, to the Parent, the Borrower or any Subsidiary, (ii) the Parent or any Subsidiary of the Borrower that is an Unencumbered Property Subsidiary to Guarantee any Obligations or (iii) the Parent, any Subsidiary of the Borrower that is an Unencumbered Property Subsidiary, any Controlled Joint Venture or any Controlled Venture Subsidiary to create, incur, assume or suffer to exist

Liens on any Unencumbered Eligible Property, any Equity Interest of the Borrower owned by the Parent, any Equity Interest of any Unencumbered Property Subsidiary, any Equity Interest of any Controlled Joint Venture owned by a Joint Venture Partner, any Equity Interest of any Controlled Joint Venture Subsidiary that owns an Unencumbered Eligible Property, or any income from or proceeds of any of the foregoing; provided, however, that clause (i) above shall not prohibit customary limitations on Restricted Payments or Negative Pledges (A) provided in favor of any holder of Secured Indebtedness of a Subsidiary so long as (1) such Subsidiary is not an Unencumbered Property Subsidiary, a Controlled Joint Venture Subsidiary that owns an Unencumbered Eligible Property or a Controlled Joint Venture that owns a Controlled Joint Venture Subsidiary that owns an Unencumbered Eligible Property and (2) such Secured Indebtedness is permitted under Sections 7.03 and 7.11, (B) contained in (1) any agreement in connection with a Disposition permitted by Section 7.05 (provided that such limitation shall only be effective against the assets or property that are the subject of such Disposition) or (2) the constituent documents of, or joint venture agreements or other similar agreements entered into in the ordinary course of business that are applicable solely to, a non-Wholly Owned Subsidiary that is not a Controlled Joint Venture Subsidiary that owns an Unencumbered Eligible Property or a Controlled Joint Venture that owns a Controlled Joint Venture Subsidiary that owns an Unencumbered Eligible Property, (C) arising by virtue of restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business so long as such restrictions do not apply to any Subsidiary that is an Unencumbered Property Subsidiary, a Controlled Joint Venture Subsidiary that owns an Unencumbered Eligible Property or a Controlled Joint Venture that owns a Controlled Joint Venture Subsidiary that owns an Unencumbered Eligible Property and (D) that constitute Permitted Pari Passu Encumbrances.
1.10Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, in each case, that will result in a violation of Regulation T, U or X of the FRB by the Borrower or its Subsidiaries, or any other Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, or otherwise, or (b) for any purpose that would breach any applicable anti-money laundering law or Anti-Corruption Law.
1.11Financial Covenants.
(a)Maximum Leverage Ratio. Permit Total Indebtedness as of the last day of each fiscal quarter of the Parent to exceed 60% of the Total Asset Value on such day. For purposes of this covenant, (i) Total Indebtedness shall be adjusted by deducting therefrom the aggregate amount of Unrestricted Cash to the extent available for the repayment of Total Indebtedness in excess of $35,000,000 to the extent that there is an equivalent amount of funded Indebtedness included in Total Indebtedness that matures within 24 months from the applicable date of the calculation and (ii) Total Asset Value shall be adjusted by deducting therefrom the amount by which Total Indebtedness is adjusted pursuant to clause (i) above.
(b)Maximum Secured Leverage Ratio. Permit Total Secured Indebtedness as of the last day of each fiscal quarter of the Parent to exceed 40% of the Total Asset Value on such day.
(c)[Intentionally Omitted].
(d)Minimum Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter of the Parent to be less than 1.50 to 1.00.

(e)Minimum Unencumbered Interest Coverage Ratio. Permit the Unencumbered Interest Coverage Ratio as of the last day of any fiscal quarter of the Parent to be less than 1.75 to 1.00.
(f)Maximum Unsecured Leverage Ratio. Permit Total Unsecured Indebtedness as of the last day of each fiscal quarter of the Parent to exceed 60% of the Unencumbered Asset Value on such day. For purposes of this covenant, (i) Total Unsecured Indebtedness shall be adjusted by deducting therefrom the aggregate amount of Unrestricted Cash to the extent available for the repayment of Total Unsecured Indebtedness in excess of $35,000,000 to the extent that there is an equivalent amount of funded Indebtedness included in Total Unsecured Indebtedness that matures within 24 months from the applicable date of the calculation and (ii) Unencumbered Asset Value shall be adjusted by deducting therefrom the amount by which Total Unsecured Indebtedness is adjusted pursuant to clause (i) above.
1.12Accounting Changes. Make any change in (a) accounting policies or reporting practices, except as required or permitted by GAAP, or (b) fiscal year.
1.13Amendment, Waivers and Terminations of Organization Documents. Directly or indirectly, consent to, approve, authorize or otherwise suffer or permit any amendment, change, cancellation, termination or waiver in any respect of the terms of any Organization Document of any Loan Party or any Subsidiary thereof, other than amendments, changes and modifications that are not adverse in any material respect to the Lenders, taken as a whole and in their capacities as such (it being agreed that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent, together with a summary description or a copy of the applicable amendment, change or modification, stating that the Borrower has determined in good faith that such amendment, change or modification is not adverse in any material respect to the Lenders, taken as a whole and in their capacities as such, shall be conclusive evidence thereof unless the Administrative Agent notifies the Borrower in writing within ten (10) Business Days of receiving such certificate that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)).
1.14Parent Covenants. Notwithstanding anything to the contrary contained in any Loan Document, at any time that the Parent is not a Guarantor the Parent shall not directly or indirectly enter into or conduct any business other than in connection with the ownership, acquisition and disposition of interests in the Borrower and, if applicable, direct interests in the Borrower, and the management of the business of the Borrower, and such activities as are incidental thereto, all of which shall be solely in furtherance of the business of the Borrower. The Parent shall not own any assets other than (i) interests, rights, options, warrants or convertible or exchangeable securities of the Borrower, (ii) assets that have been distributed to the Parent by its Subsidiaries in accordance with Section 7.06 that are held for ten (10) Business Days or less pending further distribution to equity holders of the Parent, (iii) assets received by the Parent from third parties (including the Net Cash Proceeds from any issuance and sale by the Parent of any its Equity Interests), that are held for ten (10) Business Days or less pending contribution of same to the Borrower, (iv) such bank accounts or similar instruments as it deems necessary to carry out its responsibilities under the Organization Documents of the Borrower and (v) other tangible and intangible assets that, taken as a whole, are de minimis in relation to the net assets of the Borrower and its Subsidiaries, but which shall in no event include any Equity Interests other than those permitted in clauses (i) and (iii) of this sentence. Nothing in this Section 7.14 shall prevent the Parent from (i) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (ii) the performance of its obligations with respect to the Loan Documents, (iii) any public offering of its common stock or any other issuance or sale of its Equity Interests, (iv) the payment of dividends, (v) making contributions to the capital of the Borrower, (vi) participating in tax, accounting and other administrative matters as a member of the consolidated group of the

Parent and the Borrower, (vii) providing indemnification to officers, managers and directors, (viii) any activities incidental to compliance with the provisions of the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, any rules and regulations promulgated thereunder, and the rules of national securities exchanges, in each case, as applicable to companies with listed equity or debt securities, as well as activities incidental to investor relations, shareholder meetings and reports to shareholders or debt holders and (ix) any activities incidental to the foregoing.
1.15Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions.
(a)Use the proceeds of any Credit Extension for any purpose which would violate any Anti-Corruption Laws.
(b)Engage in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated in any applicable law, regulation or other binding measure by the Organisation for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering or violate these laws or any other applicable anti-money laundering law or engage in these actions.
(c)Use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any Sanctioned Person or in any Designated Jurisdiction, or in any other manner that will result in a violation by the Borrower or its Subsidiaries, or any other Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, or otherwise, of Sanctions.
ARTICLE VIII.EVENTS OF DEFAULT AND REMEDIES
1.01Events of Default. Any of the following shall constitute an Event of Default:
(a)Non-Payment. The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within three (3) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) pay within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)Specific Covenants. The Borrower or the Parent fails to perform or observe any term, covenant or agreement contained in any of Section 2.04(b)(v), 6.02(e), 6.03 (other than 6.03(d) and (e)), 6.05 (with respect to the Parent, the Borrower and each Unencumbered Eligible Subsidiary), 6.07, or Article VII, or any Guarantor fails to perform or observe any term, covenant or agreement contained in the Guaranty Agreement; or
(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (x) the date upon which a Responsible Officer of the Borrower or the Parent obtains knowledge of such failure or (y) the date upon which the Borrower or the Parent has received written notice of such failure from the Administrative Agent; or
(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(e)Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Recourse Indebtedness or Guarantee of Recourse Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) any Loan Party or any Subsidiary thereof fails to observe or perform any agreement or condition relating to any Nonrecourse Indebtedness or Guarantee of Nonrecourse Indebtedness having an aggregate principal amount of more than the Threshold Amount, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded or (iii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or
(f)Insolvency Proceedings, Etc. The Parent, the Borrower or any Significant Subsidiary of the Parent institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(g)Inability to Pay Debts; Attachment. (i) The Parent, the Borrower or any Significant Subsidiary of the Parent becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or
(h)Judgments. There is entered against the Parent, the Borrower or any Significant Subsidiary of the Parent (i) one or more final judgments or final orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $50,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)ERISA. (i) An ERISA Event occurs with respect to a Single Employer Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Single Employer Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $50,000,000, (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $50,000,000, or (iii) the assets of a Loan Party are deemed to be plan assets within the meaning of 29 C.F.R. as modified in operation by Section 3(42) of ERISA; or
(j)Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or
(k)Change of Control. There occurs any Change of Control; or
(l)REIT Status. The Parent shall, for any reason, fail to maintain its status as a REIT, after taking into account any cure provisions set forth in the Code that are complied with by the Parent.
1.02Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)declare the commitment of each Lender to make Credit Extensions and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and
(d)exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Parent, the Borrower or any Unencumbered Eligible Subsidiary under the

Bankruptcy Code of the United States, the obligation of each Lender to make Credit Extensions and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
1.03Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), or if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Obligations then due hereunder, any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.17 and 2.18, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.04 and 2.17; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
Subject to Sections 2.04(c) and 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
ARTICLE IX.ADMINISTRATIVE AGENT
1.01Appointment and Authority. Each of the Lenders and each L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
1.02Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
1.03Exculpatory Provisions. The Administrative Agent, the Sustainability Structuring Agent or the Arrangers, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent, the Sustainability Structuring Agent or any Arranger, as applicable:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;
(c)    shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, the Sustainability Structuring Agent, any Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;
(d)    shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall not be deemed to have knowledge of any Default (other than a Default resulting from the failure to make any payment of or interest on any Loan or any L/C Obligation), unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or an L/C Issuer; and
(e)    shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
1.04Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Credit Extension, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Credit Extension or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
1.05Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
1.06Resignation of Administrative Agent.
(a)The Administrative Agent may resign as the Administrative Agent upon thirty (30) days’ notice to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed and shall be deemed given if the Borrower fails to respond within ten (10) Business Days). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 45 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders and the Borrower) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender or an Affiliate of a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, with the consent of the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed and shall be deemed given if the Borrower fails to respond within ten (10) Business Days), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuers directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(f) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(d)Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Revolving Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor L/C Issuer hereunder to replace Bank of America in such capacity which successor shall in all cases be a Lender other than a Defaulting Lender or an Affiliate of a Defaulting Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
1.16Non-Reliance on Administrative Agent, Sustainability Structuring Agent, Arrangers and Other Lenders. Each Lender and each L/C Issuer expressly acknowledges that none of the Administrative Agent, the Sustainability Structuring Agent, nor any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent, the Sustainability Structuring Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent, the Sustainability Structuring Agent or any Arranger to any Lender or each L/C Issuer as to any matter, including whether the Administrative Agent, the Sustainability Structuring Agent or any Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and each L/C Issuer represents to the Administrative Agent, the Sustainability Structuring Agent and the Arrangers that it has, independently and without reliance upon the Administrative Agent, the Sustainability Structuring Agent, any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Sustainability Structuring Agent, any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and each L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and each L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
1.17No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, Bookrunners, Syndication Agents, Documentation Agents, Senior Managing Agents or the Sustainability Structuring Agent listed on the cover page hereof, in each case in their capacities as such, shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents.
1.18Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.04(h) and (i), 2.09, 2.11(b) and 10.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09, 2.11(b) and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer or in any such proceeding.
1.10Guaranty Matters. Without limiting the provisions of Section 9.09, each Lender and each L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion to release any Guarantor from its obligations under the Guaranty Agreement if required or permitted pursuant to the terms hereof. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty Agreement pursuant to this Section 9.10.

1.11Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto) .
1.12Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or any L/C Issuer (the “Credit Party”), whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.
ARTICLE X.MISCELLANEOUS
1.01Amendments, Etc. Subject to Section 3.03, Section 2.02(f), Section 1.08(g) and the last paragraph of this Section 10.01, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders, the Borrower and any applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that notwithstanding the foregoing provisions of this Section 10.01), no such amendment, waiver or consent shall:
(a)in the case of Credit Extensions to be made on the Restatement Effective Date, waive any condition set forth in Section 4.01, without the written consent of each Lender;
(b)without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension under a particular Facility without the written consent of the Required Revolving Lenders or the Required Term Lenders, as the case may be;
(c)extend (except as provided in Section 2.15 and Section 2.20) or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(d)postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;
(e)reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender entitled to such amount; provided, however, that only the consent of (i) the Required Lenders shall be necessary to amend the definition of “Default Rate” or to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder and (ii) the Required Revolving Lenders shall be necessary to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate;
(f)change (i) any provision of Section 2.14, Section 8.03 or any of the other terms or provisions in any Loan Document requiring pro rata payments, distributions, commitment reductions or sharing of payments without the consent of each Lender directly and adversely affected thereby in each case without the consent of each Lender directly and adversely affected thereby or (ii) the order of application of any reduction in Revolving Credit Commitments or any prepayment of Loans from the application thereof set forth in the applicable provisions of Sections 2.06 or 2.07 in any manner that materially and adversely affects the Lenders without the written consent of each Lender;
(g)change (i) any provision of this Section 10.01 or the definition of “Required Lenders” without the written consent of each Lender directly and adversely affected thereby, (ii) the definition of “Required Revolving Lenders,” “Required Term Lenders” or “Appropriate Lenders” without the written consent of each Lender under the applicable Facility or (iii) any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender directly and adversely affected thereby;
(h)release the Parent or the Borrower from their respective obligations under this Agreement or any other Loan Document, or release, or have the effect of releasing, all or substantially all of the value of the Guaranty Agreement, in each case without the written consent of each Lender, except as expressly provided in the Loan Documents;
(i)subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation without the written consent of each Lender directly affected thereby; or
(j)impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term Facility, each Term Lender and (ii) if such Facility is the Revolving Credit Facility, each Revolving Lender;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by an L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) [reserved]; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, (x) affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document or (y) modify or change, or have the effect of modifying or changing, Section 3.03 or any term defined in such section or any other term or provision in this Agreement relating to the replacement of SOFR, Daily Simple SOFR, Term SOFR or any Successor Rates or the replacement of any such rate or Successor Rates; and (iv) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.
Notwithstanding any provision herein to the contrary,
(i)no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) any Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender and (z) the outstanding principal balance of any Loan held by any Defaulting Lender may not be reduced without the consent of such Lender;

(ii)the Administrative Agent and the Borrower may, with the consent of the other (but without the consent of any Lender or other Loan Party), amend, modify or supplement this Agreement and any other Loan Document:
(A)to cure any ambiguity, omission, typographical error, mistake, defect or inconsistency if such amendment, modification or supplement does not adversely affect the rights of the Administrative Agent or any Lender;
(B)to add a “Guarantor” pursuant to in accordance with the applicable provisions of this Agreement and the other Loan Documents; or
(C)(i) to add one or more additional revolving credit or term loan facilities to this Agreement, in each case as contemplated by, and subject to the limitations, of Section 2.16, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, (ii) to permit the Lenders providing such additional facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder, and (iii) if an additional facility shall take the form of a term loan facility on terms that are not identical to the terms of the then existing facilities hereunder, to include such terms as are then customary for the type of facility being added; and
(iii)this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.
1.02Notices; Effectiveness; Electronic Communication.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows (provided that the Loan Parties shall not be required to accept communications by facsimile), and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to the Borrower or any other Loan Party, the Administrative Agent or any L/C Issuer, to the address, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to the Administrative Agent, the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, each L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice, e-mail or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.
(d)Change of Address, Etc. Each of the Parent, the Borrower, the Administrative Agent and each L/C Issuer may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the L/C Issuers. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.
(e)Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Committed Loan Notices, Letter of Credit Applications and Competitive Bid Requests) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
1.03No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.14), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

1.04Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Syndication Agent, any Arranger, the Sustainability Structuring Agent and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, the Syndication Agent, the Arrangers and the Sustainability Structuring Agent, which shall be limited to one special counsel to all such parties and, where appropriate, one local counsel in each applicable jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer, which shall be limited to one special counsel to all such parties and, where appropriate, one local counsel in each applicable jurisdiction and one additional counsel for each party for whom such joint representation results in a conflict of interest, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Without limiting the provisions of Section 3.01(c) and (d), this Section 10.04(a) shall not apply with respect to Taxes (including Taxes covered by Section 3.01) other than in respect of a non-Tax claim.
(b)Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, each L/C Issuer, each Arranger, the Sustainability Structuring Agent and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee, which shall be limited to one special counsel to all such parties, where appropriate, one local counsel in each applicable jurisdiction and one additional counsel for each Indemnitee for whom such joint representation results in the conflict of interest), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any of same asserted by the Borrower or any other Loan Party, but excluding any of same asserted by Related Parties of such Indemnitee) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), including any Indemnitee’s reliance on any document (including this Agreement), amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement executed using an Electronic Signature, or in the form of an Electronic Record, that such Indemnitee reasonably believes is made by the Borrower or any other Loan Party or any other party to this Agreement or any of the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Parent or any of its Subsidiaries, or any Environmental Liability related in any way to the Parent or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or its Affiliates, (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee or its Affiliate for breach in bad faith of such Indemnitee’s or its Affiliates obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) resulting from any dispute solely among Indemnitees other than (1) any claims against the Administrative Agent (and any sub-agent thereof) or any Arranger in their respective capacities, as or in fulfilling their respective roles, as an administrative agent or arranger in respect of this Agreement and the transactions contemplated hereby and (2) any claims arising out of any act or omission on the part of any of the Borrower or its Affiliates. Without limiting the provisions of Section 3.01(d), this Section 10.4(b) shall not apply with respect to Taxes (including, without limitation, Taxes covered by Section 3.01) other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Syndication Agent, any L/C Issuer, any Arranger or any Related Party of any of the foregoing (and without limiting the obligation of the Borrower to do so), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Syndication Agent, any L/C Issuer, such Arranger or such Related Party, as the case may be, such Lender’s Applicable Percentage of such unpaid amount (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Syndication Agent, any L/C Issuer or any Arranger in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Syndication Agent, any L/C Issuer or any Arranger in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.13(d).
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the parties hereto shall not assert, and each party hereto hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee or any Loan Party or any of its Affiliates, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided, that nothing herein shall limit the Borrower’s obligations under Sections 10.04(a) and (b). No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)Payments. All amounts due under this Section 10.04 shall be payable not later than ten (10) Business Days after demand therefor.
(f)Survival. The agreements in this Section 10.04 and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent or any L/C Issuer, the replacement of any Lender, the termination of the Loan Documents and the Facilities and the repayment, satisfaction or discharge of all the other Obligations.
1.05Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
1.06Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.

(A)in the case of (1) an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it (in each case with respect to any Facility), (2) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or (3) an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the case of any assignment in respect of any Facility unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to (A) rights in respect of Competitive Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or (except in the case of an assignment of all or any portion of any Lender’s Revolving Credit Commitment) an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
(C)the consent of each L/C Issuer shall be required for any assignment of Revolving Credit Loans or Revolving Credit Commitments.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any Affiliate or Subsidiary of the Borrower, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons).
(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each L/C Issuer and each Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of the Borrower, the Administrative Agent or any L/C Issuer, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person), a Defaulting Lender or the Borrower or any Affiliates or Subsidiaries of the Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(f)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(f) shall be delivered to the Lender who sells the participation); provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time a Lender that is an L/C Issuer assigns all of its Revolving Credit Commitments and Revolving Credit Loans pursuant to subsection (b) above, such Lender may, upon 30 days’ notice to the Borrower and the Lenders, resign as an L/C Issuer. In the event of any such resignation as an L/C Issuer, the Borrower shall be entitled to appoint from among the Revolving Lenders (with the Administrative Agent’s consent and the applicable Revolving Lender’s consent) a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of such Lender as an L/C Issuer. If any Lender resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Revolving Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c)). Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, issued by the resigning L/C Issuer and outstanding at the time of such succession or make other arrangements satisfactory to the resigning L/C Issuer to effectively assume the obligations of the resigning L/C Issuer with respect to such Letters of Credit.
1.13Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, each Lender and each L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16 or Section 10.01 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any Loan Party and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Parent or any of its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than a Loan Party the Borrower or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
For purposes of this Section, “Information” means all information received from the Parent or any Subsidiary thereof relating to the Parent or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Parent or any Subsidiary thereof, provided that, in the case of information received from the Parent or any Subsidiary thereof after the Restatement Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, each Lender and each L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Parent or a Subsidiary thereof, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.
1.14Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

1.15Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
1.10Integration; Effectiveness. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or any L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
1.11Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect until the Facility Termination Date.
1.12Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or the L/C Issuers, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
1.13Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan

Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);
(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter or the Borrower (or in the reasonable, good faith opinion of the Borrower will in the future result in a reduction in compensation or payments that they are required to pay pursuant to Section 3.01);
(d)such assignment does not conflict with applicable Laws; and
(e)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Each party hereto agrees that (a) an assignment required pursuant to this Section 10.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.
Notwithstanding anything in this Section 10.13 to the contrary, (i) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to the Borrower and such Lender (which may include the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to the Borrower and such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.
1.14Governing Law; Jurisdiction; Etc.
(a) (a) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS

PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.
(b)SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
1.15Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN

DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
1.16No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Parent and the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers, and the extensions of credit made by the Lenders and the L/C Issuers pursuant to this Agreement, are arm’s-length commercial transactions between the Parent and its Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) each of the Parent and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Parent and the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers, the Lenders and the L/C Issuers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Parent or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, the Arrangers, the Lenders or the L/C Issuers has any obligation to the Parent or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders and the L/C Issuers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Parent and its Affiliates, and neither the Administrative Agent, the Arrangers, the Lenders, the L/C Issuers nor their respective Affiliates have any obligation to disclose any of such interests to the Parent or any of its Affiliates. To the fullest extent permitted by law, each of the Parent and the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers, the Lenders, the L/C Issuers and their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
1.17Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. The Borrower and each of the Administrative Agent, and the Lender Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent nor any L/C Issuer is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent and/or any L/C Issuer has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Party without further verification and regardless of the appearance or form of such Electronic Signature and (b) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.
Neither the Administrative Agent nor any L/C Issuer shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s or any L/C Issuer’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent and L/C Issuers shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
The Borrower and each Lender Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and/or any other Loan Document based solely on the lack of paper original copies of this Agreement and/or such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Lender Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
1.18USA PATRIOT Act. Each Lender that is subject to the PATRIOT Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.
1.19Release of Guarantors.
(a)Investment Grade Release. If at any time the Borrower or the Parent obtains an Investment Grade Rating, the Administrative Agent shall (at the sole cost of the Borrower and pursuant to documentation reasonably satisfactory to the Administrative Agent) promptly release all of the Unencumbered Property Subsidiaries (other than any Unencumbered Property Subsidiary that is (i) a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness) from their obligations under the Guaranty Agreement (the “Investment Grade Release”), subject to satisfaction of the following conditions:

(i)The Borrower shall have delivered to the Administrative Agent, on or prior to the date that is ten (10) Business Days (or such shorter period of time as agreed to by the Administrative Agent) before the date on which the Investment Grade Release is to be effected, a certificate executed by a Responsible Officer of the Parent,
(A)certifying that the Parent or the Borrower has obtained an Investment Grade Rating, and
(B)notifying the Administrative Agent and the Lenders that it is requesting the Investment Grade Release; and
(C)certifying that no Subsidiary Guarantor to be released is a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness; and
(ii)The Borrower shall have submitted to the Administrative Agent and the Lenders, within one (1) Business Day prior to the date on which the Investment Grade Release is to be effected, a certificate executed by a Responsible Officer of the Parent certifying to the Administrative Agent and the Lenders that, immediately before and immediately after giving effect to the Investment Grade Release,
(A)no Default has occurred and is continuing or would result therefrom (including as a result of the failure to satisfy the Minimum Property Condition), and
(B)the representations and warranties contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (or, in the case of Section 5.19 in all respects, and, in each case, without duplication of any materiality qualifiers set forth in such representations and warranties) on and as of the date of such release and immediately after giving effect to such release, except to the extent such representations and warranties relate to an earlier date or given period (in which case such representations and warranties shall have been true and correct in all material respects as of the respective date or for the respective period, as the case may be (or, in the case of Section 5.19 in all respects, and, in each case, without duplication of any materiality qualifiers set forth in such representations and warranties)) and except that for purposes of this Section 10.19(a), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.
(b)Release upon Disposition of Equity Interests. In the event that all of the capital stock or other Equity Interests of any Subsidiary Guarantor is sold or otherwise disposed of in a transaction permitted by Section 7.05 or if a Subsidiary Guarantor ceases to be an Unencumbered Property Subsidiary, then, at the request of the Borrower, such Subsidiary Guarantor shall be released from its obligations under the Guaranty Agreement, subject to satisfaction of the following conditions:
(i)the Borrower shall have delivered to the Administrative Agent, at least five (5) Business Days prior to the date of the proposed release (or such shorter period of time as agreed to by the Administrative Agent in writing), a written request for such release (a “Guarantor Release Notice”) which shall identify the Subsidiary Guarantor to which it applies and the proposed date of the release,

(ii)the representations and warranties contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (or, in the case of Section 5.19 in all respects, and, in each case, without duplication of any materiality qualifiers set forth in such representations and warranties) on and as of the effective date of such release and, both before and after giving effect to such release, except to the extent such representations and warranties relate to an earlier date or given period (in which case such representations and warranties shall have been true and correct in all material respects as of the respective date or for the respective period, as the case may be (or, in the case of Section 5.19 in all respects, and, in each case, without duplication of any materiality qualifiers set forth in such representations and warranties)) and except that for purposes of this Section 10.19(b), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01,
(iii)immediately after giving effect to such release the Parent and its Subsidiaries shall be in compliance, on a pro forma basis, with the provisions of Section 7.11,
(iv)no Default shall have occurred and be continuing or would result under any other provision of this Agreement after giving effect to such release (including as a result of the failure to satisfy the Minimum Property Condition), and
(v)the Borrower shall have delivered to the Administrative Agent a certificate executed by a Responsible Officer of the Parent certifying that the conditions in clauses (ii) through (iv) above have been satisfied.
The Administrative Agent will (at the sole cost of the Borrower) following receipt of such Guarantor Release Notice and certificate, and each of the Lenders and L/C Issuers irrevocably authorizes the Administrative Agent to, execute and deliver such documents as the Borrower or such Subsidiary Guarantor may reasonably request to evidence the release of such Subsidiary Guarantor from its obligations under the Guaranty Agreement, which documents shall be reasonably satisfactory to the Administrative Agent.
(c)Release following the Investment Grade Release. At any time following the Investment Grade Release, at the request of the Borrower the Administrative Agent may release a Subsidiary Guarantor from its obligations under the Guaranty Agreement, subject to satisfaction of the following conditions:
(i)the Borrower shall have delivered to the Administrative Agent, at least five (5) Business Days prior to the date of the proposed release (or such shorter period of time as agreed to by the Administrative Agent in writing), a Guarantor Release Notice (which notice shall specify, inter alia, that upon such release the Subsidiary Guarantor to which such notice relates either (A) will not be the Direct Owner or an Indirect Owner of any Unencumbered Eligible Property or (B) will not be will not be a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness),
(ii)the representations and warranties contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (or, in the case of Section 5.19 in all respects, and, in each case, without duplication of any materiality qualifiers set forth in such representations and warranties) on and as of the effective date of such release and, both before and after giving effect to such release, except to the extent such representations and warranties relate to an earlier date or given period (in which case such representations and warranties shall have been true and correct in all material respects as of the respective date or for the respective period, as the case may be (or, in the case of Section 5.19 in all respects, and, in each case, without duplication of any materiality qualifiers set forth in such representations and warranties)) and except that for purposes of this Section 10.19(c), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01,
(iii)immediately after giving effect to such release, the Parent and its Subsidiaries shall be in compliance, on a pro forma basis, with the provisions of Section 7.11,
(iv)no Default shall have occurred and be continuing (unless such Default relates solely to an Unencumbered Eligible Property of which such Subsidiary Guarantor is the Direct Owner or an Indirect Owner and such Unencumbered Eligible Property will not be included for purposes of determining Unencumbered Asset Value after giving effect to such release) or would result under any other provision of this Agreement after giving effect to such release (including as a result of the failure to satisfy the Minimum Property Condition), and
(v)the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate certifying that the conditions in clauses (ii) through (iv) above have been satisfied.
The Administrative Agent will (at the sole cost of the Borrower) following receipt of such Guarantor Release Notice and Officer’s Certificate, and each of the Lenders and L/C Issuers irrevocably authorizes the Administrative Agent to, execute and deliver such documents as the Borrower or such Subsidiary Guarantor may reasonably request to evidence the release of such Subsidiary Guarantor from its obligations under the Guaranty Agreement, which documents shall be reasonably satisfactory to the Administrative Agent.
(d)The Administrative Agent shall promptly notify the Lenders of any such release hereunder, and this Agreement and each other Loan Document shall be deemed amended to delete the name of any Subsidiary Guarantor released pursuant to this Section 10.19.
1.20Recourse to Loan Parties. Neither the Parent (whether in its capacity as a general partner of the Borrower or otherwise), so long as the Parent is not a Guarantor, nor any of its Affiliates or its Affiliates’ past, present or future shareholders, partners, members, officers, employees, servants, executives, directors, agents or representatives, in each case other than the Borrower and Guarantors (each such Person that is not the Borrower or a Guarantor, an “Exculpated Party”) shall be liable for payment of any Obligations due hereunder or under any other Loan Document. The sole recourse of the Lenders and the Administrative Agent for satisfaction of the Obligations due hereunder or under any other Loan Document shall be against the Borrower, the Guarantors and their respective assets and not against any assets or property of any Exculpated Party. In the event that an Event of Default occurs, no action shall be brought against any Exculpated Party by virtue of its direct or indirect ownership interest in the Borrower, the Guarantors or their respective assets.
1.21 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE

PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
1.22No Novation.
(a)This Agreement amends, restates and supersedes the Existing Credit Agreement in its entirety and is not intended to be or operate as a novation or an accord and satisfaction of the Existing Credit Agreement or the obligations evidenced thereby or provided for thereunder. Without limiting the generality of the foregoing (i) all “Loans” under (and as defined in) the Existing Credit Agreement shall on the Restatement Effective Date become Loans hereunder and (ii) all other Obligations outstanding under the Existing Credit Agreement shall on the Restatement Effective Date be Obligations under this Agreement. To the extent the Existing Credit Agreement provides that certain terms survive the termination of the Existing Credit Agreement or survive the payment in full of principal, interest and all other amounts payable thereunder, then such terms shall survive the amendment and restatement of the Existing Credit Agreement.
(b)On the Restatement Effective Date, the Original Revolving Note, if any, and Original Term Note, if any, held by each Lender shall be deemed to be cancelled and, if such Lender has requested a Revolving Note and/or Term Note hereunder, amended and restated by the Revolving Note or Term Note, as applicable, delivered hereunder on or about the Restatement Effective Date (regardless of whether any Lender shall have delivered to the Borrower for cancellation any Original Note held by it).  Each Lender, whether or not requesting a Note hereunder, shall use its commercially reasonable efforts to deliver each Original Note held by it to the Borrower for cancellation and/or amendment and restatement.  All amounts owing under, and evidenced by, the Original Revolving Note and Original Term Note held by a Lender as of the Restatement Effective Date shall continue to be outstanding hereunder, and shall from and after the Restatement Effective Date, if requested by such Lender, be evidenced by the Revolving Note and/or Term Note received by such Lender pursuant to this Agreement, and shall in any event be evidenced by, and governed by the terms of, this Agreement.  Each Lender hereby agrees to indemnify and hold harmless the Borrower from and against any and all liabilities, losses, damages, actions or claims that may be imposed on, incurred by or asserted against the Borrower arising out of such Lender’s failure to deliver the Original Revolving Note and/or Original Term Note held by it to the Borrower for cancellation, subject to the condition that no Borrower shall make any payment to any Person claiming to be the holder of any such Original Note unless such Lender is first notified of such claim and is given the opportunity, at such Lender’s sole cost and expense, to assert any defenses to such payment.
1.23Exiting Lenders.
On the Restatement Effective Date, the commitment of each lender that is a party to the Existing Credit Agreement but is not a party to this Agreement (an “Exiting Lender”) will be terminated, all outstanding obligations owing to the Exiting Lenders will be repaid in full, the Original Notes, if any, held by each Exiting Lender shall be deemed to be cancelled (regardless of whether any Exiting Lender shall have delivered to the Borrower for cancellation any Original Note held by it) and each Exiting Lender will cease to be a Lender under the Existing Credit Agreement and will not be a Lender under this Agreement.
1.24Acknowledgment and Consent to Bail-In of Affected Financial Institutions.
Solely to the extent any Lender or L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial

Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
1.25Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(c)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(d)As used in this Agreement, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
BORROWER:
EMPIRE STATE REALTY OP, L.P., a Delaware limited partnership
By: Empire State Realty Trust, Inc., its general partner

By: _/s/ Heather L. Houston___________
Name: Heather L. Houston
Title: Senior Vice President, Chief Counsel, Corporate & Secretary

PARENT:
EMPIRE STATE REALTY TRUST, INC.

By: _/s/ Heather L. Houston___________
Name: Heather L. Houston
Title: Senior Vice President, Chief Counsel, Corporate & Secretary

[Signature Page to ESR Credit Agreement]

BANK OF AMERICA, N.A.,
as Administrative Agent

By: _/s/ Don B. Pinzon________________
Name: Don B. Pinzon
Title: Vice President

[Signature Page to ESR Credit Agreement]

BANK OF AMERICA, N.A., as a Lender and an L/C Issuer

By: _/s/ Thomas W. Nowak________________
Name: Thomas W. Nowak
Title: Senior Vice President

[Signature Page to ESR Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and an L/C Issuer

By: _/s/ Brendan M. Poe________________
Name: Brendan M. Poe
Title: Managing Director

[Signature Page to ESR Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender and an L/C Issuer

By: _/s/ Brad Olmsted__________________
Name: Brad Olmstead
Title: Vice President

[Signature Page to ESR Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: _/s/ Patrick T. Brooks_________________
Name: Patrick T. Brooks
Title: Vice President

[Signature Page to ESR Credit Agreement]

GOLDMAN SACHS BANKS USA, as a Lender

By: _/s/ Dan Starr_________________
Name: Dan Starr
Title: Authorized Signatory

[Signature Page to ESR Credit Agreement]

BMO BANK N.A., as a Lender

By: _/s/ Rebecca Liu Chabanon_________________
Name: Rebecca Liu Chabanon
Title: Director

[Signature Page to ESR Credit Agreement]

MORGAN STANLEY BANK, N.A., as a Lender

By: _/s/ Michael King_________________
Name: Michael King
Title: Authorized Signatory

[Signature Page to ESR Credit Agreement]

SCHEDULE 1
Unencumbered Eligible Properties on the Restatement Effective Date
Office Properties
1.Empire State Building, 350 Fifth Avenue, New York, NY 10118
2.Observatory at the Empire State Building, 350 Fifth Avenue, New York, NY 10118
3. 501 Seventh Avenue, New York, NY 10018
4. 1359 Broadway, New York, NY 10018
5.One Grand Central Place, 60 East 42nd Street, New York, NY 10165
6. 1400 Broadway, New York, NY 10018
7. 111 West 33rd Street, New York, NY 10120
8. 1350 Broadway, New York, NY 10018
Multifamily
298 Mulberry Street, New York, NY 10012

Williamsburg Retail
157-159 Wythe Avenue, Brooklyn, NY 11249
161 Wythe Avenue, Brooklyn, NY 11249

SCHEDULE 2.01
Commitments and Applicable Percentages; Term Hedged Portion

Lender	Revolving Credit Facility			Term Facility
	Revolving Credit Commitment	Applicable Percentage	L/C Commitment	Term Commitment	Applicable Percentage	Term Hedged Portion	Term Unhedged Portion
Bank of America, N.A.	$122,733,334.00	19.795699032%	$16,666,666.67	$38,591,666.00	40.622806317%	$38,591,666.00	$0.00
Wells Fargo Bank, N.A.	$122,733,333.00	19.795698871%	$16,666,666.66	$13,516,667.00	14.228070526%	$13,516,667.00	$0.00
JPMorgan Chase Bank, N.A.	$122,733,333.00	19.795698871%	$16,666,666.66	$17,891,667.00	18.833333684%	$17,891,667.00	$0.00
U.S. Bank National Association	$95,000,000.00	15.322580645%	n/a	$10,000,000.00	10.526315789%	$10,000,000.00	$0.00
Goldman Sachs Bank USA	$60,000,000.00	9.677419355%	n/a	$15,000,000.00	15.789473684%	$15,000,000.00	$0.00
BMO Bank N.A.	$64,800,000.00	10.451612903%	n/a	$0.00	0.000000000%	$0.00	$0.00
Morgan Stanley Bank, N.A.	$32,000,000.00	5.161290323%	n/a	$0.00	0.000000000%	$0.00	$0.00
Total	$620,000,000.00	100.000000000%	$50,000,000.00	$95,000,000.00	100.000000000%	$95,000,000.00	$0.00

SCHEDULE 5.12(c)
Pension Plans
1.The Building Service 32BJ Pension Fund was in critical status under the Pension Protection Act of 2006 for the plan years beginning July 1, 2014, 2015, 2016, 2017, 2018, 2019, and 2020, respectively, and was in endangered status for the plan years beginning July 1, 2021, 2022 and 2023, respectively.
2.The International Painters & Allied Trades Industry Pension Plan was in the category of “seriously endangered status” for the plan years beginning January 1, 2017, 2018, 2019, 2020, 2021, 2022 and 2023, respectively.

SCHEDULE 5.12(d)
Multiemployer Plans
1.The Building Service 32BJ Health Fund
2.The Building Service 32BJ Pension Fund
3.The Building Service 32BJ Supplemental Retirement and Savings Fund
4.The Central Pension Fund of the International Union of Operating Engineers and Participating Employers
5.The Engineers Union Local 30 Trust Fund
6.The International Painters and Allied Trades Industry Pension Fund
7.The Joint Industry Engineers Union Local 30 Pension Trust Plan
8.The Local 94-94A-94B Annuity Fund
9.The Local 94-94A-94B Health and Benefit Fund
10.The New York District Council of Carpenters Annuity Fund
11.The New York District Council of Carpenters Pension Fund
12.The New York District Council of Carpenters Welfare Fund
13.The Operating Engineers Local 30 Annuity Fund
14.The Painting Industry Insurance Fund

SCHEDULE 5.13
Subsidiaries; Taxpayer Identification Numbers

Subsidiary	Jurisdiction	Type	Tax ID
Empire State Realty Trust, Inc.	Maryland	Corporation	37-1645259
Empire State Realty OP, L.P.	Delaware	Limited Partnership	45-4685158
ESRT Empire State Building G-Parent, L.L.C.	Delaware	Limited Liability Company	37-1768929
ESRT Empire State Building Parent, L.L.C.	Delaware	Limited Liability Company	30-0848533
ESRT Empire State Building, L.L.C.	Delaware	Limited Liability Company	32-0418836
ESRT One Grand Central Place G- Parent, L.L.C.	Delaware	Limited Liability Company	37-1767617
ESRT One Grand Central Place Parent, L.L.C.	Delaware	Limited Liability Company	37-1768930
ESRT One Grand Central Place, L.L.C.	Delaware	Limited Liability Company	35-2485762
ESRT Springing Member One, L.L.C.	Delaware	Limited Liability Company	36-4796129
ESRT Springing Member Two, L.L.C.	Delaware	Limited Liability Company	36-4797433
ESRT 501 Seventh Avenue, L.L.C.	Delaware	Limited Liability Company	38-3915219
ESRT 250 West 57th St., L.L.C.	Delaware	Limited Liability Company	37-1741648
ESRT 1333 Broadway, L.L.C.	Delaware	Limited Liability Company	32-0419454
ESRT 1350 Broadway, L.L.C.	Delaware	Limited Liability Company	37-1741500
ESRT 1359 Broadway, L.L.C.	Delaware	Limited Liability Company	35-2488051
ESRT 10 Union Square, L.L.C.	Delaware	Limited Liability Company	61-1721536
ESRT 1542 Third Avenue, L.L.C.	Delaware	Limited Liability Company	61-1721524
ESRT East West Manhattan Retail, L.L.C.	Delaware	Limited Liability Company	36-4770324
ESRT 10 BK St., L.L.C.	Delaware	Limited Liability Company	36-4770445
ESRT Metro Center, L.L.C.	Delaware	Limited Liability Company	35-2485362
ESRT Metro Tower, L.L.C.	Delaware	Limited Liability Company	38-3918233

ESRT 69-97 Main St., L.L.C.	Delaware	Limited Liability Company	35-2485724
ESRT 103-107 Main St., L.L.C.	Delaware	Limited Liability Company	32-0419191
ESRT MerrittView, L.L.C.	Delaware	Limited Liability Company	37-1741316
ESRT First Stamford Place Investor, L.L.C.	Delaware	Limited Liability Company	32-0419415
ESRT First Stamford Place SPE, L.L.C.	Delaware	Limited Liability Company	30-0797136
ESRT 1400 Broadway GP, L.L.C.	Delaware	Limited Liability Company	61-1740098
ESRT 1400 Broadway, L.P.	New York	Limited Partnership	47-1214568
ESRT 112 West 34th Street GP, L.L.C.	Delaware	Limited Liability Company	61-1739983
ESRT 112 West 34th Street, L.P.	New York	Limited Liability Company	47-1204785
ESRT Management, L.L.C.	Delaware	Limited Liability Company	46-4343484
ESRT MH Holdings, L.L.C.	New York	Limited Liability Company	13-1804821
ESRT Captive Insurance Company, L.L.C.	Vermont	Limited Liability Company	27-0617230
ESRT Observatory TRS, L.L.C.	New York	Limited Liability Company	27-4317468
ESRT Holdings TRS, L.L.C.	Delaware	Limited Liability Company	32-0418838
ESRT Management TRS, L.L.C.	Delaware	Limited Liability Company	46-3972103
ESRT Cleaning TRS, L.L.C.	Delaware	Limited Liability Company	46-3798427
ESRT Dining and Fitness TRS, L.L.C.	Delaware	Limited Liability Company	61-1750838
ESRT ESB Restaurant TRS, L.L.C.	Delaware	Limited Liability Company	46-5069427
ESRT ESB Fitness TRS, L.L.C.	Delaware	Limited Liability Company	47-1066929
ESRT 298 Mulberry, L.L.C.	Delaware	Limited Liability Company	92-1284991
Williamsburg 157-159 Wythe Avenue, L.L.C.	Delaware	Limited Liability Company	93-3255377
Williamsburg 161 Wythe Avenue, L.L.C.	Delaware	Limited Liability Company	93-3278865

SCHEDULE 10.02
Administrative Agent’s Office; Certain Addresses for Notices
Administrative Agent:
Administrative Agent’s Office
(for payments and Requests for Credit Extensions):
Bank of America, N.A.
7105 Corporate Dr
Mail Code: TX2-981-02-29
Plano, TX 75024
Attention: Amreen Taher
Telephone: (980) 388-3225
Fax: (704) 719-5362
Email: amreen.taher@bofa.com ; ecredit_dedicated@bofa.com
Account No.: 1366072250600
Ref: Empire State Realty
ABA# 026009593

Revolving Loan Assignment Consents
(for approving assignments of revolving loans):
Bank of America, N.A.
110 N Wacker Dr
Mail Code: IL4-110-10-01
Chicago, IL  60606
Attention: Thomas Nowak
Telephone: 312-828-4353
Electronic Mail:  thomas.w.nowak@bofa.com

Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management
1100 Avenue of the Americas
Mail Code: NY1-540-07-10
New York, NY 10036
Attention: Steven Gazzillo
Telephone: (646) 556-0328
Fax: (212) 901-7842
Email: steven.gazzillo@bofa.com

Form of Committed Loan Notice

L/C Issuers:
Bank of America, N.A.

Bank of America, N.A.
Trade Operations
Mail Code: PA6-580-02-30
1 Fleet Way
Scranton, PA 18507
Tel.: (800) 370-7519
Fax: (570) 330-4186
Email: scranton_standby_lc@bofa.com

Wells Fargo Bank, National Association

General Notices as L/C Issuer:
Wells Fargo Bank, National Association
550 S Tryon Street
22nd Floor - Mail code D1086-220
Charlotte, NC 28202
Attention: Douglas E. Frazer – Director
Telephone: (704) 715-5747
Fax:
Email: doug.e.frazer@wellsfargo.com

Revolving Loan Assignment Consents
(for approving assignments of revolving loans):
Wells Fargo Bank, National Association
550 S Tryon Street
22nd Floor - Mail code D1086-220
Charlotte, NC 28202
Attention: Douglas E. Frazer – Director
Telephone: (704) 715-5747
Fax:
Email: doug.e.frazer@wellsfargo.com

Form of Committed Loan Notice

JPMorgan Chase Bank, N.A.
General Notices as L/C Issuer:
JPMorgan Chase Bank, N.A.
8181 Communications Pkwy Bldg B, Floor 06
Plano, TX, 75024-0239, United States
Attention: Brad Olmsted
Telephone: +1 972 324 9930
Fax: NA
Email: brad.olmsted@jpmorgan.com

Revolving Loan Assignment Consents
(for approving assignments of revolving loans):
JPMorgan Chase Bank, N.A.
500 Stanton Christiana Road
Newark, DE, 19713, United States
Telephone: NA
Fax: NA
Email: chicago.lc.agency.activity.team@jpmchase.com]

Form of Committed Loan Notice

Borrowers and Loan Parties:
Empire State Realty Trust, Inc.
111 West 33rd Street, 12th Floor
New York, New York 10120
Attention: President
Telephone: (212) 850-2777
Email: cchiu@esrtreit.com

with a copy to:

111 West 33rd Street, 12th Floor
New York, New York 10120
Attention: Legal
Email: legal@esrtreit.com

Parent Website Address: https://www.esrtreit.com/

Form of Committed Loan Notice

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date: ___________, _____1
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of March 8, 2024 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Empire State Realty Trust, Inc., a Maryland corporation, Empire State Realty OP, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and the L/C Issuers from time to time party thereto.

The undersigned, on behalf of the Borrower, hereby requests [INSERT REQUESTED DATE] (a Business Day) (select one)2:

Revolving Facility

1 Note to Borrower. All requests submitted under a single Loan Notice must be effective on the same date. If multiple effective dates are needed, multiple Loan Notices will need to be prepared and signed.
2 Note to Borrower. For multiple borrowings, conversions and/or continuations for a particular facility, fill out a new row for each borrowing/conversion and/or continuation. Insert an additional chart for each Incremental Term Loan Facility added pursuant to Section 2.16 of the Agreement.

Form of Committed Loan Notice

Indicate: Borrowing or Conversion or Continuation	Indicate: Requested Amount	Indicate: Base Rate Loan or Term SOFR Committed Loan or Daily SOFR Loan	For Term SOFR Committed Loans Indicate: Interest Period (e.g. 1, 3 or 6 month interest period)

Term Facility

Indicate: Borrowing or Conversion or Continuation	Indicate: Requested Amount	Indicate: Base Rate Loan or Term SOFR Committed Loan or Daily SOFR Loan	For Term SOFR Committed Loans Indicate: Interest Period (e.g. 1, 3 or 6 month interest period)

The Loans, if any, borrowed hereunder shall be disbursed to the following bank for credit by that bank to the following deposit account:
    ____________________
    ____________________
    ____________________
[The Borrowing, if any, requested herein complies with the proviso to the first sentence of Section 2.01[(a)/(b)] of the Agreement.

Form of Committed Loan Notice

The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the proposed Credit Extension.]3
EMPIRE STATE REALTY OP, L.P., a Delaware limited partnership

By: Empire State Realty Trust, Inc., its general partner

By:
Name: [Type Signatory Name]
Title: [Type Signatory Title]

3 Only applicable to a Borrowing

Form of Committed Loan Notice

EXHIBIT B-1

FORM OF COMPETITIVE BID REQUEST

To:    Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of March 8, 2024 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Empire State Realty Trust, Inc., a Maryland corporation, Empire State Realty OP, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and the L/C Issuers from time to time party thereto.

The Revolving Lenders are invited to make Competitive Loans:

1.    On      (a Business Day).

2.    In an aggregate amount not exceeding $     (with any sublimits     set forth below)1.

3.    Comprised of (select one):2

1 Shall not be less than $5,000,000 or a whole multiple of $1,000,000 in excess thereof.
2 Shall not be a request for more than three (3) different Interest Periods, shall be subject to the definition of “Interest Period” and shall not end later than the Maturity Date.
B-1-1
Form of Competitive Bid Request

☐ Competitive Loans based on an Absolute Rate		☐ Competitive Loans based on Term SOFR
Competitive Loan No.	Interest Period requested	Maximum principal amount requested
1	_______days/mos	$
2	_______days/mos	$
3	_______days/mos	$

4.    The Competitive Borrowing requested herein complies with the requirements of the proviso to the first sentence of Section 2.03(a) of the Agreement.

The Borrower hereby authorizes the Administrative Agent to deliver this Competitive Bid Request to the Revolving Lenders. Responses by the Revolving Lenders must be in substantially the form of Exhibit B-2 to the Agreement and must be received by the Administrative Agent by the time specified in Section 2.03 of the Agreement for submitting Competitive Bids.

EMPIRE STATE REALTY OP, L.P., a Delaware limited partnership

By: Empire State Realty Trust, Inc., its general partner
By:
Name: [Type Signatory Name]
Title: [Type Signatory Title]

B-1-2
Form of Competitive Bid Request

Exhibit B-2-1
Form of Competitive Bid

EXHIBIT B-2

FORM OF COMPETITIVE BID
, ____
To:    Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of March 8, 2024 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Empire State Realty Trust, Inc., a Maryland corporation, Empire State Realty OP, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and the L/C Issuers from time to time party thereto.

In response to the Competitive Bid Request dated     , ____, the undersigned offers to make the following Competitive Loan(s):

1.    Borrowing date:     (a Business Day).

2.    In an aggregate amount not exceeding $     (with any sublimits set forth below).

3.    Comprised of:

Competitive Loan No.	Interest Period offered	Bid Maximum	Absolute Rate Bid or Term SOFR Margin Bid[1]
1	_______days/mos	$	(- +) _______%
2	_______days/mos	$	(- +) _______%
3	_______days/mos	$	(- +) _______%

* Expressed in multiples of 1/100th of a basis point.
B-2-1
Form of Competitive Bid

Contact Person:      Telephone:

[REVOLVING LENDER]

By:
Name: [Type Signatory Name]
Title: [Type Signatory Title]

******************************************************************************
THIS SECTION IS TO BE COMPLETED BY THE BORROWER IF IT WISHES TO ACCEPT ANY OFFERS CONTAINED IN THIS COMPETITIVE BID:

The offers made above are hereby accepted in the amounts set forth below:

C Loan No.	Principal Amount Accepted
$
$
$

EMPIRE STATE REALTY OP, L.P., a Delaware limited partnership

By: Empire State Realty Trust, Inc., its general partner

By:
Name: [Type Signatory Name]
Title: [Type Signatory Title]

Date:
B-2-2
Form of Competitive Bid

EXHIBIT C

[RESERVED]

C-1

EXHIBIT D-1

FORM OF REVOLVING NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan from time to time made by the Lender to the Borrower under that certain Second Amended and Restated Credit Agreement, dated as of March 8, 2024 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Empire State Realty Trust, Inc., a Maryland corporation, Empire State Realty OP, L.P., a Delaware limited partnership, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and the L/C Issuers from time to time party thereto.
The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Revolving Note is one of the Revolving Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Note is also entitled to the benefits of the Guaranty Agreement. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto.
To the extent any provision of this Revolving Note conflicts with or is inconsistent with the Agreement, the Agreement shall control.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Note.

D-1-1
Form of Revolving Note

THIS REVOLVING NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND THE LENDER HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.
EMPIRE STATE REALTY OP, L.P., a Delaware limited partnership

By: Empire State Realty Trust, Inc., its general partner

By:
Name: [Type Signatory Name]
Title: [Type Signatory Title]

D-1-2
Form of Revolving Note

REVOLVING CREDIT LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Revolving Credit Loan Made	Amount of Revolving Credit Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

D-1-3
Form of Revolving Note

EXHIBIT D-2

FORM OF TERM NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Term Loan from time to time made by the Lender to the Borrower under that certain Second Amended and Restated Credit Agreement, dated as of March 8, 2024 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Empire State Realty Trust, Inc., a Maryland corporation, Empire State Realty OP, L.P., a Delaware limited partnership, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and the L/C Issuers from time to time party thereto.
The Borrower promises to pay interest on the unpaid principal amount of each Term Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Term Note is one of the Term Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term Note is also entitled to the benefits of the Guaranty Agreement. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto.
To the extent any provision of this Term Note conflicts with or is inconsistent with the Agreement, the Agreement shall control.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.

D-2-1
Form of Term Note

THIS TERM NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND THE LENDER HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.
EMPIRE STATE REALTY OP, L.P., a Delaware limited partnership

By: Empire State Realty Trust, Inc., its general partner
By:
Name: [Type Signatory Name]
Title: [Type Signatory Title]

D-2-2
Form of Term Note

TERM LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Term Loan Made	Amount of Term Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

D-2-3
Form of Term Note

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Check for distribution to PUBLIC and Private side Lenders[1]

Financial Statement Date: ,
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of March 8, 2024 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Empire State Realty Trust, Inc., a Maryland corporation (the “Parent”), Empire State Realty OP, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and the L/C Issuers from time to time party thereto.

The undersigned Responsible Officer of the Parent hereby certifies as of the date hereof that he/she is the                              of the Parent, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on behalf of the Parent, and that:

[Use following paragraph 1 for fiscal year-end financial statements]
    1.    The Parent and the Borrower have delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement (or the Parent’s Annual Report on Form 10-K (satisfying the SEC’s requirements for 10-K filings) in lieu thereof as permitted under Section 6.01(a) of the Agreement) for the fiscal year of the Parent ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]
1 If this is not checked, this certificate will only be posted to Private side Lenders.

Form of Compliance Certificate

    1.    The Parent and the Borrower have delivered the unaudited financial statements required by Section 6.01(b) of the Agreement (or the Parent’s Quarterly Report on Form 10-Q (satisfying the SEC’s requirements for 10-Q filings) in lieu thereof as permitted under Section 6.01(b) of the Agreement) for the fiscal quarter of the Parent ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Consolidated Group in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

    2.    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Loan Parties during the accounting period covered by such financial statements.

    3.    A review of the activities of the Loan Parties during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Loan Parties performed and observed all their Obligations under the Loan Documents, and
[select one:]

[to the best knowledge of the undersigned, during such fiscal period each Loan Party performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
--or--
[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
    4.    The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

5.    Attached hereto as Schedule 2 is a true and accurate calculation of the Net Operating Income and Unencumbered NOI attributable to each Unencumbered Eligible Property as of the Financial Statement Date.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of
            ,         .
EMPIRE STATE REALTY TRUST, INC.
By:
Name: [Type Signatory Name]

Form of Compliance Certificate

Title: [Type Signatory Title]

Form of Compliance Certificate

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I.    Section 7.11(a) – Maximum Leverage Ratio
A.    Total Indebtedness at Statement Date:
    1.    The aggregate amount of all Indebtedness of the Consolidated Group determined on a consolidated basis on Statement Date:    $
    2.    The Consolidated Group Pro Rata Share of Indebtedness of Unconsolidated Affiliates on Statement Date:    $
    3.    The aggregate amount of Unrestricted Cash to the extent available for the repayment of Total Indebtedness in excess of $35,000,000 to the extent that there is an equivalent amount of funded Indebtedness included in Total Indebtedness that matures within 24 months of the Statement Date:    $
    4.    Total Indebtedness on Statement Date (Line I.A.1. + Line I.A.2. - Line I.A.3.):    $
B.    Total Asset Value at Statement Date:2
1.    An amount equal to (a) Net Operating Income derived from each Property that is an office property located in the New York City central business district (other than the Empire State Observatory, each Disposed Property, each Newly-Acquired Property, each unimproved land holding and each Property under development (i.e., construction-in-progress)) owned by a Consolidated Party for the fiscal quarter ending on Statement Date (“Subject Period”), multiplied by four, divided by (b) six and three-quarter percent (6.75%):    $
2.    An amount equal to (a) Net Operating Income derived from each Property that is an office property (other than a New
2     This calculation excludes Properties disposed of during the fiscal quarter ended on or prior to the Statement Date

Form of Compliance Certificate

York City central business district office property and other than the Empire State Observatory, each Disposed Property, each Newly-Acquired Property, each unimproved land holding and each Property under development (i.e., construction-in-progress)) owned by a Consolidated Party for Subject Period, multiplied by four, divided by (b) seven and one-half percent (7.50%):    $
3.    An amount equal to (a) Net Operating Income derived from each Property that is a retail property (other than the Empire State Observatory, each Disposed Property, each Newly-Acquired Property, each unimproved land holding and each Property under development (i.e., construction-in-progress)) owned by a Consolidated Party for Subject Period, multiplied by four, divided by (b) seven and one-quarter percent (7.25%):            $
4.    An amount equal to (a) Net Operating Income derived from each Property that is a multifamily property (other than the Empire State Observatory, each Disposed Property, each Newly-Acquired Property, each unimproved land holding and each Property under development (i.e., construction-in-progress)) owned by a Consolidated Party for Subject Period, multiplied by four, divided by (b) five and three-quarter percent (5.75%):        $
5.    An amount equal to (a) Net Operating Income derived by the Consolidated Group from its operation of the Empire State Observatory (to the extent the Empire State Observatory is not a Disposed Property at such time) for the then most recently ended period of four consecutive fiscal quarters of the Parent ending on Statement Date, divided by (b) six and three-quarter percent (6.75%):     $
6.    Aggregate acquisition costs of all Newly-Acquired Properties at Statement Date:    $
7.    Unrestricted Cash at Statement Date:    $
8.    Aggregate book values of all unimproved land holdings owned by a Consolidated Party at Statement Date:    $    3
9.    Aggregate book values of all Investments in respect of costs to construct Properties (i.e., construction-in-progress) and Properties under development owned by a Consolidated
3 Line I.B.8. may not exceed five percent (5%) of Line I.B.13.

Form of Compliance Certificate

Party at Statement Date:    $    4
10.    Aggregate book values of all commercial mortgage loans, commercial real estate-related mezzanine loans and commercial real estate-related notes receivable owned by a Consolidated Party at Statement Date:    $    5
11.    Consolidated Group Pro Rata Share of items referenced in Line I.B.1. through I.B.6. and Line I.B.8. through Line I.B.10. attributable to the Consolidated Group’s interest in Unconsolidated Affiliates:    $    6
12.    The sum of Line I.B.8. through Line I.B.11.:     $    7
13.    Total Asset Value at Statement Date (The sum of Line I.B.1. through Line I.B.7. + Line I.B.12. - Line I.A.3.):     $

C.    Ratio of Total Indebtedness to Total Asset Value:         %

D.    Maximum Total Indebtedness Permitted:
    60% of Total Asset Value at Statement Date
    (60% of Line I.B.13.):        $

Excess (deficiency) for covenant compliance
(Line I.D. – I.A.4.):                    $

4 Line I.B.9. may not exceed twenty percent (20%) of Line I.B.13
5 Line I.B.10. may not exceed ten percent (10%) of Line I.B.13
6 Line I.B.11. may not exceed fifteen percent (15%) of Line I.B.13
7 Line I.B.12. may not exceed thirty percent (30%) of Line I.B.13

Form of Compliance Certificate

II.    Section 7.11(b) – Maximum Secured Leverage Ratio.
A.    Total Secured Indebtedness at Statement Date:
    1.    The aggregate amount of all Secured Indebtedness of the Consolidated Group determined on a consolidated basis on Statement Date:     $
    2.    The Consolidated Group Pro Rata Share of Secured Indebtedness of Unconsolidated Affiliates on Statement Date:    $
    3.    Total Secured Indebtedness
        (Line II.A.1. + Line II.A.2.):    $
B.    Total Asset Value at Statement Date (Line I.B.13.):    $

C.    Ratio of Total Secured Indebtedness to Total Asset Value:         %

D.    Maximum Total Secured Indebtedness Permitted:
        40% of Total Asset Value at Statement Date
        (40% of Line I.B.13.):        $

Excess (deficiency) for covenant compliance
(Line II.D. – II.A.3.):                    $

Form of Compliance Certificate

III.    Section 7.11(c) - [Intentionally Omitted].

IV.    Section 7.11(d) – Fixed Charge Coverage Ratio.

A.    EBITDA for Subject Period:
1.    Net Income for Subject Period:    $
    2.    Non-recurring or extraordinary losses for Subject Period (to the extent subtracted in the calculation of Line IV.A.1.):        $
    3.    Any loss resulting from the early extinguishment of indebtedness during Subject Period (to the extent subtracted in the calculation of Line IV.A.1.):    $
    4.    Net loss resulting from a Swap Contract (including by virtue of a termination thereof) during Subject Period (to the extent subtracted in the calculation of Line IV.A.1.):        $
    5.    Non-recurring or extraordinary gains for Subject Period (to the extent added in the calculation of Line IV.A.1.):        $
    6.    Income or gain resulting from the early extinguishment of indebtedness during Subject Period (to the extent added in the calculation of Line IV.A.1.):        $
    7.    Net income or gain resulting from a Swap Contract (including by virtue of a termination thereof) during Subject Period (to the extent added in the calculation of Line IV.A.1.):    $
    8.    An amount which, in the determination of Net Income pursuant to clauses 1. - 7. of this Line IV.A for Subject Period, has been deducted for or in connection with:
    a.    Interest Expense determined in accordance with GAAP (plus, amortization of deferred financing costs, to the extent included in the determination of Interest Expense in accordance with GAAP) for Subject Period:    $

Form of Compliance Certificate

    b.    Income taxes determined in accordance with GAAP for Subject Period:        $
    c.    Depreciation determined in accordance with GAAP for Subject Period:        $
    d.    Amortization determined in accordance with GAAP for Subject Period:        $
    e.    All other non-cash charges determined in accordance with GAAP for Subject Period:    $
    f.    Adjustments as a result of straight lining of rents determined in accordance with GAAP for Subject Period:    $
    g.    Specified EBITDA addbacks (Line IV.A.8.a. + Line IV.A.8.b + Line IV.A.8.c. + Line IV.A.8.d. + Line IV.A.8.e. + Line IV.A.8.f.):        $
9.    Consolidated Group Pro Rata Share of the items listed in Lines IV.A.1. through IV.A.7 and Line IV.A.8.g. attributable to the Consolidated Group’s interests in Unconsolidated Affiliates:    $
10.    EBITDA for Subject Period (Line IV.A.1. + Line IV.A.2. + Line IV.A.3. + Line IV.A.4. - Line IV.A.5. - Line IV.A.6. - Line IV.A.7. + Line IV.A.8.g. + Line IV.A.9.):        $
B.    Adjusted EBITDA for Subject Period:
1.    EBITDA for Subject Period (Line IV.A.10.):    $
2.    Observatory EBITDA for Subject Period (as calculated on Annex I hereto):    $
3.    Observatory EBITDA for period of four consecutive fiscal quarters of Parent ending on Statement Date (as calculated on Annex II hereto):    $
4.    tenancy in common interests that are owned by a third party for any Properties that are multifamily properties as of Statement Date:    $
5.    Aggregate Annual Capital Expenditure Adjustment for all Properties on Statement Date (as calculated on

Form of Compliance Certificate

Annex III hereto):    $
6.    Adjusted EBITDA for Subject Period (((Line IV.B.1 - Line IV.B.2) * 4) + Line IV.B.3 - Line IV.B.4 - Line IV.B.5.):         $
C.    Fixed Charges for Subject Period:
1.    Interest Expense for Subject Period:    $
2.    Scheduled payments of principal on Total Indebtedness made or required to be made during Subject Period (excluding any balloon payments payable on maturity of any such Total Indebtedness):    $
3.    Amount of dividends or distributions paid or required to be paid by any member of the Consolidated Group during Subject Period in respect of its preferred Equity Interests:    $
4.    Consolidated Group Pro Rata Share of the items listed in Lines IV.C.1. through IV.C.3. attributable to the Consolidated Group’s interests in Unconsolidated Affiliates:        $
5.    Consolidated Fixed Charges ((Line IV.C.1 + Line IV.C.2. + Line IV.C.3. + Line IV.C.4.) *4):    $

Fixed Charge Coverage Ratio (Line IV.B.6. Line IV.C.5.):    ___ to 1.00

    Minimum required:             1.50 to 1.00

V.    Section 7.11(e) – Minimum Unencumbered Interest Coverage Ratio.

A.    Aggregate Unencumbered NOI with respect to all Unencumbered Eligible Properties (other than the Empire State Observatory) for the Subject Period:    $

Form of Compliance Certificate

B.    Unencumbered NOI for Empire State Observatory for period of four consecutive fiscal quarters of Parent ending on Statement Date, divided by four:    $
C.    Portion of Interest Expense for the Subject Period
    attributable to Unsecured Indebtedness:    $

Unencumbered Interest Coverage Ratio
((Line V.A + Line V. B.) Line V.C.):    ____ to 1.00

Minimum required:             1.75 to 1.00

Form of Compliance Certificate

VI.    Section 7.11(f) – Maximum Unsecured Leverage Ratio.

Form of Compliance Certificate

A.	Total Unsecured Indebtedness as of the Statement Date:
1.Total Indebtedness as of the Statement Date (Line I.A.3.) $_______________
1.Total Secured Indebtedness as of the Statement Date: $_______________

1.The aggregate amount of Unrestricted Cash to the extent
available for the repayment of Total Unsecured Indebtedness
in excess of $35,000,000 to the extent that there is an
equivalent amount of funded Indebtedness included in
Total Unsecured Indebtedness that matures within 24 months
of the Statement Date:                         $_______________

1.Total Unsecured Indebtedness (Line VI.A.1. – Line VI.A.2. - Line VI.A.3.): $_______________
B.
Unencumbered Asset Value at Statement Date:

1.Aggregate Unencumbered Property Value as of
the Statement Date for all Wholly Owned Unencumbered
Eligible Properties (as calculated on Annex IV hereto):         $_______________

2.Aggregate Unencumbered Property Value as of
the Statement Date for all non-Wholly Owned Unencumbered
Eligible Properties (as calculated on Annex IV hereto):         $_______________

3.Aggregate book value of Investments in respect of
costs to construct Wholly Owned Properties
(i.e., construction-in-progress) and Wholly Owned
real property assets under development:                 $_______________

4.Loan Party Pro Rata Share of aggregate book value of
Investments in respect of costs to construct
non-Wholly Owned Properties
(i.e., construction-in-progress) and non-Wholly Owned
real property assets under development:                 $_______________

5.Aggregate book value of Wholly Owned commercial
mortgage loans:     $_______________

6. Unrestricted Cash at Statement Date:     $_______________

7.Line VI.B.1. + Line VI.B.2. + Line VI.B.3. +
Line VI.B.4. + Line VI.B.5. + Line VI.B.6:     $_______________

8.Line VI.B.3. + Line VI.B.4. + Line VI.B.5.:               $_______________

9.Line VI.B.2. + Line VI.B.4.:                       $_______________

10.Amount equal to 15% of Line VI.B.7.:                  $_______________

11.Amount equal to 20% of Line VI.B.7.:                  $_______________

12.Positive remainder, if any, of Line VI.B.8. – Line VI.B.10.:     $_______________

13.Positive remainder, if any, of Line VI.B.9. – Line VI.B.11.:     $_______________

14.Unencumbered Asset Value at Statement Date:
(Line VI.B.7. – Line VI.B.12. – Line VI.B.13. - Line VI.A.3.):     $_______________

Form of Compliance Certificate

C.    Ratio of Total Unsecured Indebtedness to
    Unencumbered Asset Value:         %

D.    Maximum Unsecured Indebtedness Permitted:
    60% of Unencumbered Asset Value at Statement Date
    (60% of Line VI.B.14.):            $_______________

Excess (deficiency) for covenant compliance
(Line VI.D. – VI.A.4.):            $_______________

Form of Compliance Certificate

Annex I to Schedule 1
Calculation of Observatory EBITDA
for Subject Period
($ in 000’s)

I.    Observatory EBITDA for Subject Period:
A.    For each of the following, such amount that is attributable to the operation of the Empire State Observatory:
1.    Net Income for Subject Period:    $
2.    Non-recurring or extraordinary losses for Subject Period:            $
3.    Any loss resulting from the early extinguishment of indebtedness during Subject Period:    $
4.    Net loss resulting from a Swap Contract (including by virtue of a termination thereof) during Subject Period:            $
5.    Non-recurring or extraordinary gains for Subject Period:            $
6.    Income or gain resulting from the early extinguishment of indebtedness during Subject Period:            $
7.    Net income or gain resulting from a Swap Contract (including by virtue of a termination thereof) during Subject Period:    $
8.    An amount which, in the determination of Net Income pursuant to clauses 1. - 7. of this Line I.A for Subject Period, has been deducted for or in connection with:
    a.    Interest Expense determined in accordance with GAAP (plus, amortization of deferred financing costs, to the extent included in the determination of Interest Expense in accordance with GAAP) for Subject Period:    $
    b.    Income taxes determined in accordance with GAAP for Subject Period:        $

Form of Compliance Certificate

    c.    Depreciation determined in accordance with GAAP for Subject Period:        $
    d.    Amortization determined in accordance with GAAP for Subject Period:        $
    e.    All other non-cash charges determined in accordance with GAAP for Subject Period:    $
    f.    Adjustments as a result of straight lining of rents determined in accordance with GAAP for Subject Period:    $
    g.    Specified EBITDA addbacks (Line I.A.8.a. + Line I.A.8.b + Line I.A.8.c. + Line I.A.8.d. + Line I.A.8.e. + Line I.A.8.f.):            $
9.    Observatory EBITDA for Subject Period (Line I.A.1. + Line I.A.2. + Line I.A.3. + Line I.A.4. - Line I.A.5. - Line I.A.6. - Line I.A.7. + Line I.A.8.g.):    $

Form of Compliance Certificate

Annex II to Schedule I
Calculation of Observatory EBITDA
for period of four consecutive fiscal
quarters ending on Statement Date
($ in 000’s)

I.    Observatory EBITDA for period of four consecutive fiscal
    quarters ending on Statement Date:
A.    For each of the following, such amount that is attributable to the operation of the Empire State Observatory:
1.    Net Income for period of four consecutive fiscal quarters ending on Statement Date:    $
2.    Non-recurring or extraordinary losses for period of four consecutive fiscal quarters ending on Statement Date:            $
3.    Any loss resulting from the early extinguishment of indebtedness during period of four consecutive fiscal quarters ending on Statement Date:    $
4.    Net loss resulting from a Swap Contract (including by virtue of a termination thereof) during period of four consecutive fiscal quarters ending on Statement Date:            $
5.    Non-recurring or extraordinary gains for period of four consecutive fiscal quarters ending on Statement Date:            $
6.    Income or gain resulting from the early extinguishment of indebtedness during period of four consecutive fiscal quarters ending on Statement Date:    $
7.    Net income or gain resulting from a Swap Contract (including by virtue of a termination thereof) during period of four consecutive fiscal quarters ending on Statement Date:    $

Form of Compliance Certificate

8.    An amount which, in the determination of Net Income pursuant to clauses 1. - 7. of this Line I.A for period of four consecutive fiscal quarters ending on Statement Date, has been deducted for or in connection with:
    a.    Interest Expense determined in accordance with GAAP (plus, amortization of deferred financing costs, to the extent included in the determination of Interest Expense in accordance with GAAP) for period of four consecutive fiscal quarters ending on Statement Date:    $
    b.    Income taxes determined in accordance with GAAP for period of four consecutive fiscal quarters ending on Statement Date:        $
    c.    Depreciation determined in accordance with GAAP for period of four consecutive fiscal quarters ending on Statement Date:        $
    d.    Amortization determined in accordance with GAAP for period of four consecutive fiscal quarters ending on Statement Date:        $
    e.    All other non-cash charges determined in accordance with GAAP for period of four consecutive fiscal quarters ending on Statement Date:    $
    f.    Adjustments as a result of straight lining of rents determined in accordance with GAAP for period of four consecutive fiscal quarters ending on Statement Date:    $
    g.    Specified EBITDA addbacks (Line I.A.8.a. + Line I.A.8.b + Line I.A.8.c. + Line I.A.8.d. + Line I.A.8.e. + Line I.A.8.f.):            $
9.    Observatory EBITDA for period of four consecutive fiscal quarters ending on Statement Date (Line I.A.1. + Line I.A.2. + Line I.A.3. + Line I.A.4. - Line I.A.5. - Line I.A.6. - Line I.A.7. + Line I.A.8.g.):        $___________

Form of Compliance Certificate

Annex III to Schedule I
Aggregate Annual Capital Expenditure Adjustments
for all Properties on Statement Date
($ in 000’s)

I.    Aggregate Annual Capital Expenditure Adjustments:

A.    Aggregate Annual Capital Expenditure Adjustments for all Properties on Statement Date:
1.    For Properties that are office properties (including the Empire State Observatory), an amount equal to the product of (x) $0.25, multiplied by (y) the aggregate net rentable area (determined on a square feet basis) of such Properties:    $
2.    For Properties that are retail properties, an amount equal to the product of (x) $0.15, multiplied by (y) the aggregate net rentable area (determined on a square feet basis) of such Properties:    $
3.    For Properties that are multifamily properties, an amount equal to the product of (x) $200, multiplied by (y) the aggregate number of units in such Properties:    $
4.    Aggregate Annual Capital Expenditure Adjustments for all Properties on Statement Date (Line I.A.1. + Line I.A.2. + Line I.A.3.):    $

Form of Compliance Certificate

For the Year/Quarter ended ___________________ (“Statement Date”)

Annex IV to Schedule 1

Unencumbered Property Value
(in accordance with the definition of Unencumbered Property Value as set forth in the Agreement)
($ in 000’s)

Wholly Owned Properties
Unencumbered Eligible Property	Adjusted Unencumbered NOI or acquisition cost[8]	Capitalization Rate	Unencumbered Property Value

8     (A) With respect to each Unencumbered Eligible Property other than the Empire State Observatory, (i) if such Unencumbered Eligible Property has been owned or ground leased pursuant to an Eligible Ground Lease for the period of four full fiscal quarters most recently ended on or prior to such date of determination, an amount equal to (x) the Adjusted Unencumbered NOI from such Unencumbered Eligible Property for the then most recently ended fiscal quarter of the Parent, multiplied by four, divided by (y) the Capitalization Rate with respect to such Unencumbered Eligible Property and (ii) if such Unencumbered Eligible Property has not been owned or ground leased pursuant to an Eligible Ground Lease for the period of four full fiscal quarters most recently ended on or prior to such date of determination, an amount equal to the acquisition cost of such Unencumbered Eligible Property (provided that with respect to any such Unencumbered Eligible Property that is owned by or ground leased to a Controlled Joint Venture or a Controlled Joint Venture Subsidiary, only the Loan Party Pro Rata Share of such acquisition cost shall be included in the calculation of Unencumbered Asset Value) and (B) with respect to the Empire State Observatory (for so long it is an Unencumbered Eligible Property), an amount equal to (i) the Adjusted Unencumbered NOI from such Unencumbered Eligible Property for the period of four full fiscal quarters most recently ended on or prior to such date of determination, divided by (ii) the applicable Capitalization Rate.

Form of Compliance Certificate

Non-Wholly Owned Properties
Unencumbered Eligible Property	Adjusted Unencumbered NOI or acquisition cost[7]	Capitalization Rate	Loan Party Pro Rata Share	Unencumbered Property Value

Form of Compliance Certificate

For the Year/Quarter ended ___________________ (“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

Net Operating Income and Unencumbered NOI of Unencumbered Eligible Properties
(in accordance with applicable definitions
as set forth in the Agreement)

Unencumbered Eligible Property	Loan Party Pro Rata Share of Net Operating Income attributable to Unencumbered Eligible Property	Unencumbered NOI

Form of Compliance Certificate

EXHIBIT F-1
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including, without limitation, the Letters of Credit included in such facilities5) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.    Assignor[s]:    ______________________________

            ______________________________
1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3 Select as appropriate.
4 Include bracketed language if there are either multiple Assignors or multiple Assignees.
5 Include all applicable subfacilities.
F-1-1
Form of Assignment and Assumption

    [Assignor [is] [is not] a Defaulting Lender]

2.    Assignee[s]:    ______________________________

            ______________________________
    [for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.    Borrower:    Empire State Realty OP, L.P. a Delaware limited partnership

4.    Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.    Credit Agreement:    Second Amended and Restated Credit Agreement, dated as of March 8, 2024 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time), among Empire State Realty Trust, Inc., a Maryland corporation, Empire State Realty OP, L.P., a Delaware limited partnership, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and the L/C Issuers from time to time party thereto

6.    Assigned Interest[s]:

Assignor[s][6]	Assignee[s][7]	Aggregate Amount of Revolving Credit Facility[8]	Amount of Revolving Credit Commitment/ Revolving Credit Loans Assigned	Percentage Assigned of Revolving Credit Facility[9]	CUSIP Number

		$________________	$_________	____________%
		$________________	$_________	____________%
		$________________	$_________	____________%

6 List each Assignor, as appropriate.
7 List each Assignee and, if available, its market entity identifier, as appropriate.
8 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
9 Set forth, to at least 9 decimals, as a percentage of the Revolving Credit Facility.
F-1-2
Form of Assignment and Assumption

Assignor[s][10]	Assignee[s][11]	Aggregate Amount of Term Loans for all Lenders[12]	Amount of Term Loans Assigned	Percentage of Term Loans[13]	CUSIP Number

		$________________	$_________	____________%
		$________________	$_________	____________%

[7.    Trade Date:    __________________]14
Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

10 List each Assignor, as appropriate.
11 List each Assignee and, if available, its market entity identifier, as appropriate.
12 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
13 Set forth, to at least 9 decimals, as a percentage of the Term Loans of the Term Facility.
14 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
F-1-3
Form of Assignment and Assumption

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]15
[NAME OF ASSIGNOR]

By: _____________________________
    Name: [Type Signatory Name]
    Title: [Type Signatory Title]

[NAME OF ASSIGNOR]

By: _____________________________
    Name: [Type Signatory Name]
    Title: [Type Signatory Title]

ASSIGNEE[S]16
[NAME OF ASSIGNEE]

By: _____________________________
    Name: [Type Signatory Name]
    Title: [Type Signatory Title]

[NAME OF ASSIGNEE]

By: _____________________________
    Name: [Type Signatory Name]
    Title: [Type Signatory Title]
15 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
16 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
F-1-4
Form of Assignment and Assumption

[Consented to and]17 Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By: _________________________________
Name: [Type Signatory Name]
Title: [Type Signatory Title]

[Consented to:]18

BANK OF AMERICA, N.A., as an L/C Issuer

By: _________________________________
Name: [Type Signatory Name]
Title: [Type Signatory Title]

[Consented to:]19

WELLS FARGO BANK, N.A., as an L/C Issuer

By: _________________________________
Name: [Type Signatory Name]
Title: [Type Signatory Title]

[Consented to:]20

JPMORGAN CHASE BANK, N.A.,
as an L/C Issuer

By: _________________________________
Name: [Type Signatory Name]
Title: [Type Signatory Title]

17 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
18 To be added only if the consent of each L/C Issuer is required by the terms of the Credit Agreement.
19 To be added only if the consent of each L/C Issuer is required by the terms of the Credit Agreement.
20 To be added only if the consent of each L/C Issuer is required by the terms of the Credit Agreement.
F-1-5
Form of Assignment and Assumption

[Consented to:]21

EMPIRE STATE REALTY OP, L.P.,
a Delaware limited partnership

By: Empire State Realty Trust, Inc., its general partner

By: _________________________________
Name: [Type Signatory Name]
Title: [Type Signatory Title]

21 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.
F-1-6
Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1.    Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee.

(1)    [The][Each] Assignee (a) represents and warrants that:

(i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement;

(ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement);

F-1-7
Form of Assignment and Assumption

(iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder;

(iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type;

(v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01(a) or (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest; and

(vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee.

(2)    [The][Each] Assignee agrees that:

(i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; and

(ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have
F-1-8
Form of Assignment and Assumption

accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

F-1-9
Form of Assignment and Assumption

EXHIBIT F-2

FORM OF ADMINISTRATIVE QUESTIONNAIRE

(See Attached)

F-2-1
Form of Administrative Questionnaire

EXHIBIT G

FORM OF GUARANTY AGREEMENT

(See Attached)

G-1
Form of Guaranty Agreement

EXHIBIT H

FORM OF SOLVENCY CERTIFICATE
[Date]
I, the undersigned, chief financial officer of EMPIRE STATE REALTY TRUST, INC., a Maryland corporation (the “Parent”), DO HEREBY CERTIFY on behalf of the Loan Parties that:
1.    This certificate is furnished pursuant to that certain Second Amended and Restated Credit Agreement (as in effect on the date of this certificate; the capitalized terms defined therein being used herein as therein defined) dated as of March 8, 2024 among Empire State Realty Trust, Inc., a Maryland corporation, Empire State Realty OP, L.P., a Delaware limited partnership, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and the L/C Issuers from time to time party thereto.
2.    After giving effect to the transactions to occur on the date hereof (including, without limitation, all Credit Extensions to occur on the date hereof), (a) the fair value of the property of the Parent and its Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including contingent liabilities, of the Parent and its Subsidiaries on a consolidated basis, (b) the present fair salable value of the assets of the Parent and its Subsidiaries on a consolidated basis is not less than the amount that will be required to pay the probable liability on their debts as they become absolute and matured, (c) the Parent and its Subsidiaries on a consolidated basis do not intend to, and do not believe they will, incur debts or liabilities beyond their ability to pay such debts and liabilities as they mature, (d) the Parent and its Subsidiaries on a consolidated basis are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their property would constitute an unreasonably small capital, and (e) the Parent and its Subsidiaries on a consolidated basis are able to pay their debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
[Signature Page Follows]

H-1
Form of Solvency Certificate

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate as of the date first written above.
                        EMPIRE STATE REALTY TRUST, INC.
By:                    Name:    [Type Signatory Name]
    Title:        [Type Signatory Title]

H-2
Form of Solvency Certificate

EXHIBIT I
FORM OF NOTICE OF LOAN PREPAYMENT

Date: ___________, _____
1
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of March 8, 2024 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Empire State Realty Trust, Inc., a Maryland corporation, Empire State Realty OP, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and the L/C Issuers and from time to time party thereto.

The undersigned, on behalf of the Borrower, hereby requests to prepay2:
Revolving Facility

Indicate: Requested Amount	Indicate: Base Rate Loan or Term SOFR Committed Loan or Daily SOFR Loan	For Term SOFR Committed Loans Indicate: Interest Period (i.e., 1, 3 or 6 month interest period)

11 Note to Borrower. All prepayments submitted under a single Notice of Loan Prepayment must be effective on the same date. If multiple effective dates are needed, multiple Notice of Loan Prepayment will need to be prepared and signed. Insert an additional chart for each Incremental Term Loan Facility added pursuant to Section 2.16 of the Agreement.
2 Note to Borrower. Complete a new row for each Borrowing being prepaid.
I-1
Form of Notice of Loan Prepayment

Term Facility

Indicate: Requested Amount	Indicate: Base Rate Loan or Term SOFR Committed Loan or Daily SOFR Loan	For Term SOFR Committed Loans Indicate: Interest Period (i.e., 1, 3 or 6 month interest period)

EMPIRE STATE REALTY OP, L.P., a Delaware limited partnership

By: Empire State Realty Trust, Inc., its general partner

By:
Name: [Type Signatory Name]
Title: [Type Signatory Title]

I-2
Form of Notice of Loan Prepayment

EXHIBIT J-1
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of March 8, 2024 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Empire State Realty Trust, Inc., a Maryland corporation, Empire State Realty OP, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and the L/C Issuers from time to time party thereto.
Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s), and it is the sole beneficial owner of the portion of the Note(s) evidencing such Loan(s), in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By: _______________________ Name: [Type Signatory Name] Title: [Type Signatory Title]
Date: ________ __, 20[ ]

J-1-1
Form of U.S. Tax Compliance Certificate

EXHIBIT J-2
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of March 8, 2024 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Empire State Realty Trust, Inc., a Maryland corporation, Empire State Realty OP, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and the L/C Issuers from time to time party thereto.
Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By: _______________________ Name: [Type Signatory Name] Title: [Type Signatory Title]
Date: ________ __, 20[ ]
J-2-1
U.S. Tax Compliance Certificate

EXHIBIT J-3
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of March 8, 2024 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Empire State Realty Trust, Inc., a Maryland corporation, Empire State Realty OP, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and the L/C Issuers from time to time party thereto.
Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By: _______________________ Name: [Type Signatory Name] Title: [Type Signatory Title]
Date: ________ __, 20[ ]
J-3-1
U.S. Tax Compliance Certificate

EXHIBIT J-4
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of March 8, 2024 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Empire State Realty Trust, Inc., a Maryland corporation, Empire State Realty OP, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and the L/C Issuers from time to time party thereto.
Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s), and it is the sole beneficial owner of the portion of the Note(s) evidencing such Loan(s), in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) and the sole beneficial owners of the portion of the Note(s) evidencing such Loan(s), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or IRS Form W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
J-4-1
U.S. Tax Compliance Certificate

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By: _______________________ Name: [Type Signatory Name] Title: [Type Signatory Title]
Date: ________ __, 20[ ]
J-4-2
U.S. Tax Compliance Certificate

EXHIBIT K

FORM OF SUSTAINABILITY METRIC ANNUAL CERTIFICATE

[Date]

Reference Year:1 ___________________

To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of March 8, 2024 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Empire State Realty Trust, Inc., a Maryland corporation (the “Parent”), Empire State Realty OP, L.P., a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and the L/C Issuers from time to time party thereto.
The undersigned Responsible Officer of the Parent hereby certifies as of the date hereof that he/she is the                              of the Parent, and that, as such, he/she is authorized to execute and deliver this Sustainability Metric Annual Certificate to the Administrative Agent on behalf of the Parent and the Borrower, and that:
    1.    Attached as Schedule 1 hereto are the calculations of the Sustainability Metric for the Reference Year, and evidences the Borrower’s qualification for a Sustainability Margin Adjustment Amount equal to [positive][negative] 0.01% per annum. The Applicable Rate will never be reduced or increased more than 0.01% per annum pursuant to the Sustainability Margin Adjustment Amount.
    2.    The analyses and information set forth on Schedule 1 are true and accurate with respect to the Reference Year.
    3.    The Borrower’s Sustainability Report for the Reference Year as in effect on the date hereof can be found at the following website: [____________________].
    4.    [Attached hereto as Annex A is a true and complete copy of the report of the Sustainability Verification Provider included in the Borrower’s Sustainability Report for the Reference Year.] or [A true and complete copy of the report of the Sustainability Verification Provider included in the Borrower’s Sustainability Report for the Reference Year can be found on the Borrower’s website via the following link: [____________________].]
    5.    Based on the above, and in accordance with Section 1.08 of the Agreement, effective as of the fifth (5th) Business Day following receipt by the Administrative Agent of this Certificate each of the Applicable Rates (as set forth in the definition of “Leverage-Based Applicable Rate” and “Ratings-Based Applicable Rate”, as applicable at such time) shall be determined in accordance with the pricing grid set forth on Schedule 2 hereto.
1 the fiscal year most recently ended

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.
EMPIRE STATE REALTY TRUST, INC.

By:
Name: [Type Signatory Name]
Title: [Type Signatory Title]

Reference Year: ___________________

SCHEDULE 1
to the Sustainability Metric Annual Certificate
I.    Sustainability Metric Election Threshold.
    “Sustainability Metric Election Threshold” means, with respect to any Reference Year listed in the first column of the table set forth below, the percentage of the Sustainability Metric 2019 Baseline specified opposite such Reference Year in the table below and with respect to any Reference Year thereafter, as provided in Section 1.08(f) of the Agreement.

Fiscal Year	Percentage of Sustainability Metric 2019 Baseline
2022	94%
2023	91%
2024 and thereafter	88%

A.    The Sustainability Metric 2019 Baseline:
B.    Sustainability Metric Election Threshold with respect to the Reference Year (as set forth in the table above):        %
II.    Sustainability Metric for the Reference Year.
A.    Borrower’s Scope 1 direct greenhouse gas emissions on a per square foot basis for the Reference Year (as disclosed in the Borrower’s annual Sustainability Report):
B.    Borrower’s Scope 2 indirect greenhouse gas emissions on a per square foot basis for the Reference Year (as disclosed in the Borrower’s annual Sustainability Report):
C.    Borrower’s Scope 3 other indirect greenhouse gas emissions on a per square foot basis for the Reference Year (as disclosed in the Borrower’s annual Sustainability Report):
D.    Borrower’s combined Scope 1, Scope 2 and Scope 3 for the Reference Year (Line II.A. + Line II.B. + Line II.C.):
E.    Sustainability Metric for the Reference Year (Line II.D. ÷ Line I.A. x 100):            %
F.    Is the Sustainability Metric for the Reference Year (Line II.D.) less than or equal to the Sustainability Metric Election Threshold (Line I.B.):                 (Yes/No)

SCHEDULE 2
to the Sustainability Metric Annual Certificate2
Leverage-Based Applicable Rate - negative 0.01% (if Leverage-Based pricing applies and Line II.F is “yes”)
Revolving Credit Facility:

Pricing Level	Ratio of Total Indebtedness to Total Asset Value	Revolving Credit Facility Fee Rate	Term SOFR Loans and Daily SOFR Loans Applicable Rate	Base Rate Loans Applicable Rate
I	≤ 35%	0.190%	1.290%	0.290%
II	> 35% and ≤ 40%	0.190%	1.390%	0.390%
III	> 40% and ≤ 45%	0.190%	1.440%	0.440%
IV	> 45% and ≤ 50%	0.240%	1.490%	0.490%
V	> 50% and ≤ 55%	0.290%	1.590%	0.590%
VI	> 55%	0.340%	1.690%	0.690%

Term Facility:
2 Select appropriate grids and delete rest

Pricing Level	Ratio of Total Indebtedness to Total Asset Value	Term SOFR Loans and Daily SOFR Loans Applicable Rate	Base Rate Loans Applicable Rate
I	≤ 35%	1.490%	0.490%
II	> 35% and ≤ 40%	1.590%	0.590%
III	> 40% and ≤ 45%	1.640%	0.640%
IV	> 45% and ≤ 50%	1.740%	0.740%
V	> 50% and ≤ 55%	1.890%	0.890%
VI	> 55%	2.040%	1.040%

Leverage-Based Applicable Rate - positive 0.01% (if Leverage-Based pricing applies and Line II.F is “no”)
Revolving Credit Facility:

Pricing Level	Ratio of Total Indebtedness to Total Asset Value	Revolving Credit Facility Fee Rate	Term SOFR Loans and Daily SOFR Loans Applicable Rate	Base Rate Loans Applicable Rate
I	≤ 35%	0.210%	1.310%	0.310%
II	> 35% and ≤ 40%	0.210%	1.410%	0.410%
III	> 40% and ≤ 45%	0.210%	1.460%	0.460%
IV	> 45% and ≤ 50%	0.260%	1.510%	0.510%
V	> 50% and ≤ 55%	0.310%	1.610%	0.610%
VI	> 55%	0.360%	1.710%	0.710%

Term Facility:

Pricing Level	Ratio of Total Indebtedness to Total Asset Value	Term SOFR Loans and Daily SOFR Loans Applicable Rate	Base Rate Loans Applicable Rate
I	≤ 35%	1.510%	0.510%
II	> 35% and ≤ 40%	1.610%	0.610%
III	> 40% and ≤ 45%	1.660%	0.660%
IV	> 45% and ≤ 50%	1.760%	0.760%
V	> 50% and ≤ 55%	1.910%	0.910%
VI	> 55%	2.060%	1.060%

Ratings-Based Applicable Rate - negative 0.01% (if Ratings-Based pricing applies and Line II.F is “yes”)

			Revolving Credit Facility		Term Facility
Pricing Level	Debt Rating	Revolving Credit Facility Fee Rate	Term SOFR Loans and Daily SOFR Loans Applicable Rate	Base Rate Loans Applicable Rate	Term SOFR Loans and Daily SOFR Loans Applicable Rate	Base Rate Applicable Rate
I	≥ A- / A3	0.115%	0.715%	0.000%	0.790%	0.000%
II	BBB+ / Baa1	0.140%	0.765%	0.000%	0.840%	0.000%
III	BBB / Baa2	0.190%	0.840%	0.000%	0.940%	0.000%
IV	BBB- / Baa3	0.240%	1.040%	0.040%	1.190%	0.190%
V	< BBB- / Baa3 (or unrated)	0.290%	1.390%	0.390%	1.590%	0.590%

Ratings-Based Applicable Rate - positive 0.01% (if Ratings-Based pricing applies and Line II.F is “no”)

			Revolving Credit Facility		Term Facility
Pricing Level	Debt Rating	Revolving Credit Facility Fee Rate	Term SOFR Loans and Daily SOFR Loans Applicable Rate	Base Rate Loans Applicable Rate	Term SOFR Loans and Daily SOFR Loans Applicable Rate	Base Rate Applicable Rate
I	≥ A- / A3	0.135%	0.735%	0.000%	0.810%	0.000%
II	BBB+ / Baa1	0.160%	0.785%	0.000%	0.860%	0.000%
III	BBB / Baa2	0.210%	0.860%	0.000%	0.960%	0.000%
IV	BBB- / Baa3	0.260%	1.060%	0.060%	1.210%	0.210%
V	< BBB- / Baa3 (or unrated)	0.310%	1.410%	0.410%	1.610%	0.610%

ANNEX A
to the Sustainability Metric Annual Certificate3
REPORT OF THE SUSTAINABILITY VERIFICATION PROVIDER
(see attached)

3 Delete Annex A if a link to the report of the Sustainability Verification provide is provided in the certificate